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SUBJECT TO COMPLETION, DATED JUNE 23, 2003

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement to Prospectus dated June 23, 2003

Navistar Financial Dealer Note Master Trust
$200,000,000 Class A Floating Rate Dealer Note Asset Backed Certificates, Series 2003-1
$12,000,000 Class B Floating Rate Dealer Note Asset Backed Certificates, Series 2003-1

Navistar Financial Securities Corporation
Seller

Navistar Financial Corporation
Servicer

Before you purchase any of the certificates, you should consider carefully the risk factors beginning on page S-5 in this prospectus supplement and page 4 in the prospectus.

The sole source of payments of the certificates is the assets of the trust. The certificates are not interests in, obligations of or insured or guaranteed by Navistar Financial Securities Corporation, Navistar Financial Corporation, or any other person or entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust will issue the following classes of certificates:

Series 2003-1 Certificates
	Class A	Class B
Initial Invested Amount	$200,000,000	$12,000,000
Certificate Rate	LIBOR + %	LIBOR + %
Distribution Dates	Monthly	Monthly
First Distribution Date	August 25, 2003	August 25, 2003
Expected Principal Payment Date	June 26, 2006	June 26, 2006
Series Termination Date	June 25, 2009	June 25, 2009
Price to Public	%	%
Underwriting Discount	%	%
Proceeds to Seller	%	%

Proceeds to Seller are before deducting expenses payable by the Seller, which are estimated to be $        . Total price to public is $        , total underwriting discount is $        , and total proceeds to Seller are $        .

Credit Enhancement

•
The certificates issued by the trust to the Seller are subordinated to the Series 2003-1 Certificates to the extent of the available subordinated amount, which is initially $19,080,000.

•
A spread account, with an initial balance of $2,650,000.

•
The Class B Certificates are subordinated to the Class A Certificates. Subordination of the Class B Certificates provides additional credit enhancement for the Class A Certificates.

        We expect that delivery of the Series 2003-1 Certificates will be made, in book-entry form only, through the facilities of The Depository Trust Company, Clearstream Banking, S.A. or the Euroclear System on or about July     , 2003.

        Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Banc of America Securities LLC

The date of this prospectus supplement is June       , 2003.

        Where to Find Information in this Prospectus Supplement and the Prospectus

        We provide information to you about the certificates in two separate documents that provide varying levels of detail:

          (1)   the prospectus, which provides general information, some of which may not apply to your series; and

          (2)   this prospectus supplement, which provides information regarding the pool of receivables held by the trust and specifies the terms of your series.

        You should rely only on the information provided in the prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. You should not assume that the information in the prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

        If the terms of your series vary between the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

        We are not offering the certificates in any state where the offer is not permitted.

        Capitalized terms used in this prospectus supplement are defined either in this prospectus supplement or in the prospectus. You can find definitions of frequently used terms and a listing of pages where terms are defined under the caption "Glossary" which appears at the end of this prospectus supplement and the prospectus.

SUMMARY

        This summary highlights selected information from this prospectus supplement and provides an overview to aid in your understanding of the Series 2003-1 Certificates. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of this offering of the Series 2003-1 Certificates, carefully read this entire prospectus supplement and the accompanying prospectus.

The Parties

Issuer

        Navistar Financial Dealer Note Master Trust, an Illinois common law trust.

Seller

        Navistar Financial Securities Corporation, a wholly-owned, special purpose, finance subsidiary of Navistar Financial Corporation, which buys dealer notes from Navistar Financial Corporation and transfers those dealer notes to the Issuer.

Servicer

        Navistar Financial Corporation, a wholly-owned subsidiary of International Truck and Engine Corporation, is the Servicer of the dealer notes.

Trustee

        The Bank of New York

The Certificates

        The trust will issue the following classes of Series 2003-1 Certificates:

Class	Initial Invested Amount	Certificate Rate
Class A	$200,000,000	LIBOR + %
Class B	$12,000,000	LIBOR + %

        The sole source of payments on the Series 2003-1 is the assets of the trust. The Series 2003-1 are not interests in, obligations of or insured or guaranteed by Navistar Financial Corporation, Navistar Financial Securities Corporation or any other person or entity.

Closing Date

        July     , 2003

Distribution Dates

        Distributions on the Series 2003-1 Certificates generally will be made monthly on the 25th day of each month, starting August 25, 2003. If the 25th day is not a business day, the distribution will be made on the next business day.

Interest Payments

        The interest rate for each class of certificates is specified on the front cover of this prospectus.

        Interest on the Series 2003-1 Certificates will be calculated on the basis of the actual number of days in the applicable interest period divided by 360.

        The payment of interest on the Class B Certificates is subordinate to the payment of interest on the Class A Certificates to the extent described in this prospectus supplement. In general, no interest will be paid on the Class B Certificates on any distribution date unless all interest due and payable on the Class A Certificates has been paid.

Principal Payments

        The entire principal balance of the Class A Certificates and of the Class B Certificates is expected to be paid on June 26, 2006. However, special circumstances could cause principal to be paid earlier or later or in reduced amounts. See "Risk Factors" in this prospectus supplement and the prospectus.

        If not previously paid, the outstanding principal amount of the Class A Certificates and Class B Certificates will be payable in full on the series termination date, which is June 25, 2009.

        The payment of principal on the Class B Certificates is subordinate to payment of principal on the Class A Certificates to the extent described in this prospectus supplement.

No principal will be paid on the Class B Certificates until all principal on the Class A Certificates has been paid.

Revolving Period

        The Series 2003-1 Certificates will have a revolving period that will begin at the close of business on the closing date and end when the accumulation period for the Series 2003-1 Certificates begins. The revolving period will also end if an early amortization period begins. No principal payments will be made on the Series 2003-1 Certificates during the revolving period.

Accumulation Period

        The Series 2003-1 Certificates will have an accumulation period, unless an early amortization period begins before the start of the accumulation period. The accumulation period will be a period of one to nine months long to be determined by the servicer as described in this prospectus supplement. No principal payments will be made on the Series 2003-1 Certificates during the accumulation period. During the accumulation period, all or a portion of the principal collections allocated to the Series 2003-1 Certificates shall be set aside in an account of the Issuer to make principal payments on the Series 2003-1 Certificates on the expected principal payment date.

Early Amortization Period

        The Series 2003-1 Certificates may have an early amortization period if an early amortization event occurs and is not cured. See "Description of the Investor Certificates — Early Amortization Events" in the prospectus and "Description of the Series 2003-1 Certificates — Early Amortization Events" in this prospectus supplement for a description of the events that might cause an early amortization period to begin. During an early amortization period, principal payments will be made on the Series 2003-1 Certificates to the extent of funds available for that purpose.

Priority of Payments

        On each distribution date, the share of finance charge collections on the dealer notes received during the prior calendar month and payments from International Truck and Engine Corporation with respect to prepaid interest on the dealer notes allocated to the Series 2003-1 Certificates, together with available funds from the spread account and other specified amounts, will generally be distributed in the following order of priority:

  •
  servicing fees to the servicer

  •
  interest on the Class A Certificates

  •
  interest on the Class B Certificates

  •
  amounts to reimburse losses on the dealer notes

  •
  amounts to reimburse prior charge-offs on the Series 2003-1 Certificates

  •
  to the spread account, the amount, if any, necessary to fund the spread account up to its required amount

  •
  to pay any shortfalls in interest due to certificateholders of other series

  •
  the remainder to the Seller

Credit Enhancement

        Credit enhancement provides protection for the Series 2003-1 Certificates against losses and delays in payments on the dealer notes.

Subordination of Seller's Interest

        The Seller owns an interest in the trust. The certificates issued by the trust and held by the Seller are subordinate to the rights of the holders of the Series 2003-1 Certificates to the extent described in this prospectus supplement. A portion of the collections on the dealer notes otherwise allocable to the Seller's Certificates may be used to pay interest and principal on the Series 2003-1 Certificates, but only to the extent of the available subordinated amount. The available subordinated amount will initially be $19,080,000, but is subject to reduction from time to time.

Spread Account

        On the closing date an amount of cash or eligible investments equal to $2,650,000 will be deposited into a spread account.

        Subject to the availability of funds, the amount in the spread account will be adjusted to a specified amount on each distribution date. Amounts in the spread account on any distribution date in excess of the specified amount for that distribution date will be paid to the Seller. The amount required to be on deposit in the spread account on any distribution date is generally the sum of 1.25% of the invested amount of the Series 2003-1 Certificates and the excess, if any, of the amount of interest and servicing fees with respect to the Series 2003-1 Certificates over the amount the trust earns on the portion of the dealer notes allocable to the Series 2003-1 Certificates.

        The trustee will withdraw funds from the spread account on the day preceding each distribution date to the extent that the funds of the trust otherwise available to pay interest on the Series 2003-1 Certificates (after payment of the servicing fees) are less than amount of interest payable on the Series 2003-1 Certificates. The trustee will then disburse these funds according to the priority of distributions described under the caption "Priority of Payments" above.

Subordination of Class B Certificates

        The Class B Certificates are subordinated to the Class A Certificates to the extent described in this prospectus supplement.

Trust Property

        The primary assets of the trust will be a pool of wholesale loans evidenced by dealer notes. The dealer notes are secured by new and used trucks, truck bodies, buses and trailers. The dealer notes held by the trust had an aggregate principal balance of $867,756,630.11 as of April 30, 2003.

        The assets of the trust will also include:

  •
  security interests in the vehicles financed by the dealer notes and the proceeds of repossessed vehicles

  •
  amounts held on deposit in specified bank accounts, including the spread account

  •
  any proceeds from claims on vehicle insurance policies, and

  •
  specified rights of the Seller under the purchase agreement under which the Seller acquired the dealer notes.

Outstanding Series of Investor Certificates

        The Series 2003-1 Certificates is the sixth series of investor certificates issued by the trust. Each series of investor certificates represents an undivided beneficial interest in the trust and the right to receive distributions of finance charge and principal collections on the dealer notes and other assets of the trust. A summary of the outstanding series of investor certificates is provided in this prospectus supplement under "Other Series issued by the Trust." Certificateholders will not have the right to consent to the issuance of future series of investor certificates.

Servicing Fees

        Navistar Financial Corporation will service the dealer notes held by the trust. The trust will pay the servicer a monthly servicing fee of one-twelfth of 1% of the principal balance of the dealer notes as compensation for servicing the dealer notes. A portion of this fee will be paid out of amounts allocated to the Series 2003-1 Certificates. The servicer will also be entitled to retain any late fees, prepayment charges and other similar fees and charges collected during the prior month.

Tax Status

        Kirkland & Ellis, special tax counsel, is of the opinion that for federal income tax purposes, the Series 2003-1 Certificates will be characterized as indebtedness and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

        By accepting a certificate, you will agree to treat the Series 2003-1 Certificates as indebtedness for federal, state and local income and franchise tax purposes.

        See "Material Federal Income Tax Matters" and "State Tax Matters" in the prospectus concerning the application of federal, state and local tax laws.

ERISA Considerations

        An employee benefit plan subject to the Employee Retirement Income Security Act of 1974 might be prohibited from investing in the Series 2003-1 Certificates. See "ERISA Considerations" in the prospectus for a description of the limitations on purchases of the Series 2003-1 Certificates by employee benefit plans.

Ratings

        The certificates will be issued only if:

  •
  the Class A Certificates are rated in the highest rating category for long-term debt obligations by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services; and

  •
  the Class B Certificates are rated "A2" by Moody's Investors Service Inc. and "A-" by Standard & Poor's Ratings Services.

        If circumstances change, a rating agency may change its rating of a class of certificates. If a rating agency lowers its rating of a class of certificates, no one is obligated to provide additional credit enhancement or to restore the original rating.

Risk Factors

        An investment in the Series 2003-1 Certificates involves risks. See "Risk Factors" in this prospectus supplement and the prospectus for a description of these risks.

Mailing Address and Telephone Number of Principal Executive Offices

        The mailing address of Navistar Financial Corporation is 2850 West Golf Road, Rolling Meadows, Illinois, 60008, telephone (847) 734-4000. The mailing address of Navistar Financial Securities Corporation is 2850 West Golf Road, Rolling Meadows, Illinois, 60008, telephone (847) 734-4000. The principal office of the trust is in New York, in care of Bank of New York, as trustee, 101 Barclay Street, Floor 8-W, New York, New York, 10286.

RISK FACTORS

        In addition to the risk factors on page 4 of the prospectus, you should consider the following risk factors in deciding whether to purchase the Series 2003-1 Certificates.

Class B Certificates are subject to greater credit risk because the Class B Certificates are subordinated to the Class A Certificates
The Class B Certificates bear greater credit risk than the Class A Certificates because payments of interest on the Class B Certificates are subordinated in priority to the payment of interest due on the Class A Certificates. Payments of principal on the Class B Certificates will not be made until the Class A Certificates have been paid in full.
This subordination could result in delays or reductions in the payment of principal and interest on the Class B Certificates.
Dependence on other series' allocated principal collections may result in late payment of Series 2003-1 Certificate principal
The shorter the accumulation period for the Series 2003-1 Certificates, the greater the chance that payment in full of the Class A Certificates or the Class B Certificates on the expected principal payment date will depend on principal collections initially allocated to another series of certificates being available to make principal payments on the Series 2003-1 Certificates.

A series of certificates from which principal collections were expected to be available to make payments on the Series 2003-1 Certificates may enter an accumulation period, early amortization period or investment period after the beginning of the accumulation period for the Series 2003-1 Certificates. If that were to occur, excess principal collections from that series that otherwise would have been available to the Series 2003-1 Certificates would not be available. As a result, the final payment of principal of the Class A Certificates or the Class B Certificates may be later than the expected principal payment date. On written request, the Seller will give Series 2003-1 Certificateholders disclosure documents relating to any other outstanding series of certificates that was offered to the public. Those documents describe the events which could result in the start of an accumulation period, early amortization period or investment period for those series.

See "The Navistar Financial Dealer Floor Plan Financing Business" in the prospectus and "Description of the Series 2003-1 Certificates — Early Amortization Events" in this prospectus supplement for more information about the timing of payments on the Series 2003-1 Certificates.
Changes in the relationship between LIBOR and the prime rate may adversely affect the trust
The interest rate on dealer notes is presently based on the prime rate, while the interest rate payable on the Series 2003-1 Certificates will be based on one-month LIBOR. The prime rate, which is an "administered rate," tends to lag behind one-month LIBOR, which is a "market rate." Therefore, the spread between the prime rate and LIBOR could narrow or disappear during periods of rising interest rates. If this spread narrows, sufficient finance charge collections may not be generated to make required payments of interest on the notes.

During the past ten years, the prime rate has exceeded one-month LIBOR at all times. However, we cannot assure you that the prime rate will continue to exceed LIBOR in the future. In addition, the approximate five week lag between the date on which the interest rate on dealer notes is established by Navistar Financial Corporation and the date on which the interest rates on the certificates are reset each month could create a distortion during periods of rapidly rising or volatile interest rates. This could occur even though the relative prime rate-LIBOR relationship remained constant during that period. See "Description of the Investor Certificates — Due Periods; Distribution Periods" in the prospectus.

If the positive spread between the dealer note interest rate and the interest rates payable on the certificates declines or disappears in the future, an early amortization event could occur. If all sources of credit enhancement were exhausted, you could experience delays or reductions in payments on your certificates.
Limited ability to resell certificates
The underwriter for the Class A Certificates and the Class B Certificates may assist in the resale of those certificates, but is not required to do so. A trading market for either class of the certificates may not develop. If a trading market does develop for your class of certificates, it might not be sufficiently liquid to allow you to resell any of your certificates.

USE OF PROCEEDS

        All or a portion of the net proceeds of the sale of the Series 2003-1 Certificates may be used to repay all or a portion of the outstanding certificate balance of the Series 2000-VFC Certificate issued by the trust. See "Other Series Issued by the Trust" for a description of the principal characteristics of the Series 2000-VFC Certificate, which is currently held by a special purpose entity that is administered by an affiliate of the Underwriter. The proceeds from the sale of the Series 2000-VFC Certificate were used for the purposes described in "Use of Proceeds" in the prospectus. The remaining net proceeds of the sale of the Series 2003-1 Certificates will be used for the purposes described in "Use of Proceeds" in the prospectus.

THE DEALER NOTES

General

        Dealer notes that are conveyed to the trust consist of all wholesale notes issued by dealers that are identified by the servicer as meeting the eligibility criteria. In order to be eligible, each dealer note must be issued pursuant to Navistar Financial Corporation's credit guidelines and meet other criteria provided in the purchase agreement. See "Description of the Investor Certificates—Eligible Dealer Notes" and "—Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certifcateholders' Interest" in the prospectus. The aggregate principal amount of eligible dealer notes as of April 30, 2003, was $867,756,630.11.

        The following tables provide general statistics regarding the total portfolio of wholesale notes serviced by Navistar Financial Corporation for the periods ended on the dates specified. The total portfolio includes dealer notes in addition to the dealer notes in the trust. We call this portfolio the "Wholesale Portfolio." Fluctuations in the size of the Wholesale Portfolio generally follow cycles in the overall business environment and, we believe, are particularly sensitive to the industrial sector, which generates a significant portion of freight tonnage hauled. Truck demand and Wholesale Portfolio performance also depend on general economic conditions, interest rates and fuel costs. The performance of the dealer notes, as measured by fluctuations in outstanding principal amount balances, payment rates, delinquencies and net losses, generally follows the business cycle. We believe the dealer notes are particularly sensitive to the economic performance of the industrial sector, which accounts for a significant portion of freight tonnage hauled, and is thus a general indicator of truck demand. Both truck demand and dealer note performance are dependent upon other general economic indicators such as interest rates and fuel costs.

        As of April 30, 2003, the dealer notes held in the trust represented approximately 95% of the Wholesale Portfolio. However, we cannot assure you that the dealer notes which are held in the trust will continue to constitute such a significant portion of the Wholesale Portfolio. We cannot assure you that the experience of the dealer notes included in the trust now or in the future will be similar to the historical experience described in the tables below.

Fluctuation in Size of Wholesale Portfolio

        The outstanding principal amount and liquidation history of the Wholesale Portfolio has varied historically according to seasonality, competitive conditions and business cycles in the truck manufacturing industry and other factors. The following table provides the outstanding principal amount and liquidation history with respect to Navistar Financial Corporation's month-end balances outstanding and one-month liquidations of dealer notes in the Wholesale Portfolio as well as highest, lowest and average principal amounts outstanding based on month-end balances during the fiscal years indicated:

Outstanding Principal Amount of the Wholesale Portfolio
(Dollars in Millions)

	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	July	Aug	Sep	Oct	Average	Highest	Lowest
Fiscal Year 2003
Balances	$802	$809	$832	$858	$895	$910							$849	$910	$802
Liquidations	250	232	246	186	195	276							231	276	186
Fiscal Year 2002
Balances	776	717	750	767	764	745	$757	$777	$715	$729	$777	$839	764	839	715
Liquidations	222	218	211	187	240	257	250	211	281	299	264	293	245	299	187
Fiscal Year 2001
Balances	1,070	998	991	1,010	1,088	1,086	1,007	962	844	767	744	817	962	1,088	744
Liquidations	263	230	267	214	243	260	286	257	287	307	230	256	258	307	214
Fiscal Year 2000
Balances	1,259	1,215	1,267	1,339	1,341	1,344	1,365	1,361	1,223	1,175	1,129	1,115	1,258	1,365	1,115
Liquidations	345	405	312	324	386	354	369	380	354	382	307	311	352	405	307
Fiscal Year 1999
Balances	1,125	1,092	1,100	1,146	1,116	1,150	1,170	1,138	1,036	1,034	1,051	1,226	1,109	1,226	1,034
Liquidations	281	349	304	293	358	356	333	356	331	325	374	343	334	374	281
Fiscal Year 1998
Balances	713	709	758	819	852	892	915	920	854	835	902	1,039	838	1,039	709
Liquidations	216	250	260	240	299	293	285	325	319	332	312	334	289	334	216

        "Average balances" represent a fraction the numerator of which is the sum of the month end balances during the period being calculated plus the month end balance for the month preceding the period being calculated and the denominator of which is the number of months in the period being calculated plus one.

        "Average liquidations" represent a fraction the numerator of which is the sum of monthly liquidations during the period being calculated and the denominator of which is the number of months in the period being calculated.

        Declines in the principal amount of dealer notes outstanding due to seasonality, cyclicality, competitive conditions or other factors may cause principal collections to be invested in Eligible Investments rather than to be used for acquisitions or assignments of dealer notes. See "Description of the Pooling and Servicing Agreement" in the prospectus.

Monthly Payment Rates

        The following table describes the highest and lowest monthly payment rates for the Wholesale Portfolio in the periods shown and the average of the monthly payment rates for all months during the periods shown. In each case, these figures are calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the specified period and the denominator of which is the aggregate ending principal balance of the Wholesale Portfolio for that period.

Historical Monthly Payment Rates

	Six Months Ended April 30		Fiscal Year Ended October 31
	2003	2002	2002	2001	2000	1999	1998
Highest Month	31.1%	34.5%	41.0%	40.0%	33.3%	35.6%	39.8%
Lowest Month	21.7	24.4	24.4	21.2	24.2	25.0	29.3
Average for the Months in the Period	27.2	29.6	32.2	27.8	28.0	29.9	33.9

Aging Experience

        The following table provides the age distribution of the Wholesale Portfolio by principal amount outstanding as of the dates indicated:

Age Distribution of the Wholesale Portfolio

	As of April 30		As of October 31
	2003	2002	2002	2001	2000	1999	1998
Days
1-180	82%	74%	87%	74%	77%	85%	90%
181-360	14	17	7	13	18	11	9
Over 360	4	9	6	13	5	4	1
Total	100%	100%	100%	100%	100%	100%	100%

Delinquencies

        The following table presents the aggregate amount of delinquent principal payments—those payments past due over 30 days—for the Wholesale Portfolio as a percentage of the total principal amount outstanding as of the dates indicated:

Delinquencies as a Percentage of the Wholesale Portfolio
(Dollars in Millions)

	As of April 30		As of October 31
	2003	2002	2002	2001	2000	1999	1998
Total Principal Amount of Dealer Notes Outstanding	$909.8	$744.8	$839.2	$817.4	$1,114.5	$1,225.5	$1,039.4
Aggregate Amount of Delinquent Principal Payments on Dealer Notes (Past Due Over 30 Days)	4.3	5.4	4.5	7.1	12.4	1.3	0.7
Delinquency Percentage	0.47%	0.72%	0.53%	0.87%	1.11%	0.11%	0.07%

Loss Experience

        The following table provides the loss experience on the Wholesale Portfolio for the periods indicated:

Loss Experience for the Wholesale Portfolio
(Dollars in Millions)

	Six Months Ended April 30				Fiscal Year Ended October 31
	2003		2002		2002		2001		2000		1999		1998
Average Dealer Note Principal Balance	$838.4		$752.3		$746.3		$971.8		$1,269.3		$1,111.2		$837.9
Liquidations of Dealer Notes	1,384.6		1,336.4		2,933.5		3,100.3		4,230.3		4,002.6		3,464.8
Net Dealer Note Losses (Recoveries)	0.1		0.2		(0.1)		0.6		0.0		(0.2)		(0.3)
Annualized Net Losses (Recoveries)/Average Dealer Note Principal Balance	0.02%		0.05%		(0.01)%		0.06%		0.00%		(0.02)%		(0.04)%
Net Losses (Recoveries)/Liquidations	0.01%		0.03%		0.00%		0.02%		0.00%		0.00%		(0.01)%
Annualized Turnover	3.30	x	3.55	x	3.93	x	3.19	x	3.33	x	3.60	x	4.14	x
Average Maturity (Days in Year/Annualized Turnover)	110.5		102.7		92.9		114.4		109.6		101.3		88.3

        The "Average Dealer Note Principal Balance" is calculated as the fiscal year-to-date average of the daily outstanding Dealer Note Principal Balance.

        "Annualized Net Losses (Recoveries)/Average Dealer Note Principal Balance" figures and "Net Losses (Recoveries)/Liquidations" figures for the six months ended April 30, 2003 and 2002 have been annualized.

        "Annualized Turnover" is "Liquidations of Dealer Notes" divided by "Average Dealer Note Principal Balance." For the purposes of this calculation, "Liquidation of Dealer Notes" figures for the six months ended April 30, 2003 and 2002 have been annualized.

        Losses occur on dealer notes when a dealer has been terminated under circumstances in which the dealer has sold one or more financed vehicles to a retail customer and has failed to remit the appropriate proceeds of that sale to Navistar Financial Corporation. Losses also occur when used trucks financed at wholesale and repossessed by Navistar Financial Corporation from a terminated dealer cannot be sold for the balance due on the underlying dealer note. By contrast, losses generally have not occurred when new trucks financed by Navistar Financial Corporation are repossessed from terminated dealers because these new trucks are repurchased by the manufacturer, International, or by an OEM Supplier for an amount equal to the remaining principal balance on the underlying dealer note. Navistar Financial Corporation recognizes losses on dealer notes at the time it deems these dealer notes to be uncollectible. This is generally at the time Navistar Financial Corporation has exhausted all remedies other than those using the court system.

        The characteristics of the dealer notes held by the trust have not been and are not expected to be significantly different from the characteristics of the Wholesale Portfolio at any given time, except to the extent that the eligibility requirements in the pooling and servicing agreement for dealer notes serve to screen out specified types of dealer notes at their inception. For example, dealer notes from dealers who are on cash on delivery terms or who are insolvent are ineligible, although dealer notes which have been transferred to the trust will not become ineligible if the dealer is later put on cash on delivery status or later becomes insolvent. We do not expect these differences to affect adversely the performance of the dealer notes held by the trust in comparison to the Wholesale Portfolio at that time.

Geographic Distribution

        The following table provides the geographic distribution of the principal amount of the Wholesale Portfolio as of April 30, 2003:

Geographic Distribution of the Wholesale Portfolio
(Dollars in Millions)

State	Amount Outstanding	Percentage of Wholesale Portfolio
Illinois	$89.0	9.78%
Pennsylvania	62.9	6.91
Texas	60.6	6.66
Florida	57.3	6.30
New York	55.1	6.06
California	48.0	5.28
Minnesota	43.4	4.77
Ohio	36.1	3.97
Tennessee	35.0	3.85
Indiana	30.4	3.34
Wisconsin	28.0	3.08
Georgia	26.7	2.93
Arkansas	23.2	2.55
Maryland	23.2	2.55
Iowa	21.5	2.36
Alabama	21.0	2.31
Michigan	20.2	2.22
Missouri	18.2	2.00

Subtotal	699.8	76.92
All others	210.0	23.08

Total	$909.8	100.00%

        The row "All others" includes the remaining 32 states, each of which represents less than 2% of the Wholesale Portfolio.

DESCRIPTION OF THE SERIES 2003-1 CERTIFICATES

General

        The Series 2003-1 Certificates will be issued pursuant to the pooling and servicing agreement and a series supplement to the pooling and servicing agreement for the Series 2003-1 Certificates (the "Series 2003-1 Supplement"). The Seller will provide a copy of the pooling and servicing agreement and the Series 2003-1 Supplement (each without exhibits) upon request of a certificateholder. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Series 2003-1 Certificates, the pooling and servicing agreement and the Series 2003-1 Supplement. Where particular provisions or terms used in the pooling and servicing agreement or the Series 2003-1 Supplement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. You should see the prospectus for additional information about the Series 2003-1 Certificates and the pooling and servicing agreement.

        The Series 2003-1 Certificates will consist of two classes, the Class A Certificates and the Class B Certificates. The Series 2003-1 Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000. The principal terms of the Series 2003-1 Certificates are as follows:

Series 2003-1 Certificates
	Class A		Class B
Initial Invested Amount	$200,000,000		$12,000,000
Certificate Rate	LIBOR +	%	LIBOR +	%
Distribution Dates	Monthly		Monthly
First Distribution Date	August 25, 2003		August 25, 2003
Expected Principal Payment Date	June 26, 2006		June 26, 2006
Series Termination Date	June 25, 2009		June 25, 2009

Interest

        Interest on the outstanding principal amount of the Class A Certificates and the Class B Certificates will accrue at the Class A Certificate Rate and the Class B Certificate Rate, respectively, and will be payable in arrears to the holders of the Class A Certificates (the "Class A Certificateholders") and to the holders of the Class B Certificates (the "Class B Certificateholders" and, together with the Class A Certificateholders, the "Series 2003-1 Certificateholders") on each distribution date, commencing August 25, 2003. The "Class A Certificate Rate" will be equal to LIBOR plus      %. The "Class B Certificate Rate" will be equal to LIBOR plus      %. Interest payable on any distribution date will accrue for the preceding distribution period. The Class A Certificate Rate and the Class B Certificate Rate for each distribution period will be determined on the LIBOR Determination Date preceding that distribution period. Interest will be calculated on the basis of the actual number of days in each distribution period, divided by 360. Each distribution period will run from and including the prior distribution date to but excluding the current distribution date, except that the first distribution period will be the period from and including the closing date to but excluding the first distribution date. Interest due for any distribution date but not paid on that distribution date will be due on the next distribution date, together with interest on that amount at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, to the extent permitted by applicable law.

        Investor Finance Charge Collections, Investment Income and specified other amounts, to the extent described in this prospectus supplement, will be used to make payments of monthly interest to the Series 2003-1 Certificateholders. Under specified circumstances, monthly interest will be funded from Available Seller's Finance Charge Collections, withdrawals from the Spread Account and withdrawals from the Liquidity Reserve Account to the extent described in this prospectus supplement.

        The payment of interest on the Class B Certificates is subordinate to the payment of interest on the Class A Certificates. In general, no interest will be paid on the Class B Certificates on any distribution date unless all interest due and payable on the Class A Certificates has been paid.

Principal

        The Series 2003-1 Certificates will have a revolving period (the "Revolving Period") during which no payments of principal will be made on the Series 2003-1 Certificates. The Revolving Period begins on the closing date and ends when the Accumulation Period or Early Amortization Period begins. During the Revolving Period, Investor Principal Collections will be:

  (a)
  allocated to one or more other series of certificates which are in amortization, early amortization or accumulation periods to cover principal payments due to the certificateholders of any such series;

  (b)
  deposited into the Excess Funding Account;

  (c)
  used to make payments on the principal balance of any variable funding certificate; or

  (d)
  paid to the Seller as holder of the Seller's Certificates.

        Unless an Early Amortization Period shall have commenced, the Series 2003-1 Certificates will have an accumulation period (the "Accumulation Period"). The Accumulation Period allows for the accumulation of principal in the Series Principal Account in anticipation of a lump sum payment to the Series 2003-1 Certificateholders on the Expected Principal Payment Date. On or prior to the distribution date which is ten months prior to the Expected Principal Payment Date, the servicer will determine the Accumulation Period Length and the Accumulation Period Commencement Date. The Accumulation Period will begin on the Accumulation Period Commencement Date and will continue until the earlier of the beginning of an Early Amortization Period and payment of the Invested Amount of the Series 2003-1 Certificates in full.

        Unless and until an Early Amortization Period shall have occurred and until the Invested Amount of the Series 2003-1 Certificates is paid in full, on each transfer date related to a due period occurring during the Accumulation Period, Investor Principal Collections will no longer be paid to another series or to the Seller as described above. Instead, a portion of Investor Principal Collections, up to the Series 2003-1 Controlled Deposit Amount for that due period, will be deposited into the Series Principal Account and will be used to pay the Invested Amount of the Series 2003-1 Certificates on the Expected Principal Payment Date. As described in "— Allocations of Collections — Investor Principal Collections," Shared Principal Collections and Shared Seller Principal Collections may also be available for deposit into the Series Principal Account in respect of the Invested Amount.

        On the Expected Principal Payment Date, amounts on deposit in the Series Principal Account will be distributed, first, to the Class A Certificateholders until the Class A Invested Amount has been paid in full and, second, to the Class B Certificateholders until the Class B Invested Amount has been paid in full. Even if the amount on deposit in the Series Principal Account on the Expected Principal Payment Date is insufficient to pay the Invested Amount in full, the available amount will be distributed to the Series 2003-1 Certificateholders in the priority described above at that time. If the Expected Principal Payment Date occurs after the Fully Funded Date, the Series 2003-1 Certificateholders will only be entitled to receive the amounts on deposit in the Series Principal Account. See "Description of Investor Certificates — Termination; Fully Funded Date" in the prospectus.

        If on the Expected Principal Payment Date the amount on deposit in the Series Principal Account is less than the Invested Amount of the Series 2003-1 Certificates, the Early Amortization Period will begin. In addition, an Early Amortization Period will begin upon the occurrence of an Early Amortization Event. For a description of the events that could trigger an Early Amortization Period, see " — Early Amortization Events." Upon the commencement of an Early Amortization Period, the Revolving Period or Accumulation Period, as applicable, will terminate and Investor Principal Collections and other specified amounts allocable to the Series 2003-1 Certificateholders will no longer be paid to the Seller or to the holders of any other outstanding series of investor certificates. Instead, generally on each distribution date subsequent to the month in which an Early Amortization Period commences, the available amounts will be distributed, first, to the Class A Certificateholders until the Class A Invested Amount has been paid in full or the Series Termination Date occurs and, second, to the Class B Certificateholders until the Class B Invested Amount has been paid in full or the Series Termination Date occurs. Even if the amount on deposit in the Series Principal Account on any such distribution date is insufficient to pay the Invested Amount in full, the available amount will be distributed to the Series 2003-1 Certificateholders in the priority described above at that time. Although we expect that the final payment of the Invested Amount will be made on the Expected Principal Payment Date, all or a portion of the Invested Amount may be paid earlier as a result of the commencement of the Early Amortization Period or, depending on the actual payment rate on the dealer notes, later than the Expected Principal Payment Date.

Trustee

        The Bank of New York is the trustee. Navistar Financial Corporation and its affiliates — other than the Seller — may enter into normal banking and trustee relationships with The Bank of New York or any other bank that may become a successor trustee. As of the date of this prospectus supplement, the Corporate Trust Office is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration.

Back Up Servicer

        Following an event that, but for the passage of time, would be a Servicer Termination Event, a back up servicer will be retained by the trustee. In the event that the servicer is replaced as described in the prospectus under "Description of the Investor Certificates—The Servicer," such back up servicer may become the successor servicer. The back up servicer's fees may be paid by the Servicer with all or a portion of the amounts allocable to the Investor Servicing Fee or may be paid from the portion of Available Certificateholder Interest Collections allocated for such purpose. See "—Allocation of Collections" below. Navistar Financial Corporation may furnish to the trustee on an annual basis information regarding prospective back up servicers, and in the event that the estimated cost of a successor servicer exceeds the Investor Servicing Fee and Available Certificateholder Interest Collections allocated for successor servicer fees and expenses as described in the preceding sentence, such excess may be reserved for the benefit of the Certificateholders.

Allocation of Collections

        Allocation of Principal Collections Between the Series 2003-1 Certificateholders and the Seller. On each business day, the servicer will allocate to the Series 2003-1 Certificateholders the Floating Allocation Percentage of Series Allocable Principal Collections for that business day during the Revolving Period or the Principal Allocation Percentage of Series Allocable Principal Collections for that business day during the Accumulation Period and any Early Amortization Period (these amounts on each business day, together with any Available Certificateholder Interest Collections treated as Investor Principal Collections on that business day as described in clauses (4), (5) and (6) of "— Available Certificateholder Interest Collections" below, being "Investor Principal Collections").

        Amounts allocated to the series but not allocated to the Series 2003-1 Certificateholders as described above will be allocated to the Seller, as holder of the Seller's Certificates. As described below, a portion of the amount allocated to the Seller is subordinated to the Series 2003-1 Certificates and is generally drawn from Available Seller's Principal Collections.

        Allocation of Finance Charge Collections and Dealer Note Losses Between the Series 2003-1 Certificateholders and the Seller. On each transfer date related to a due period, the servicer will allocate to the Series 2003-1 Certificateholders the following amounts:

        — the Floating Allocation Percentage of Series Allocable Finance Charge Collections for that due period (the "Investor Finance Charge Collections"); and

        — the Floating Allocation Percentage of Series Allocable Dealer Note Losses for that due period (the "Investor Dealer Note Losses").

        Amounts allocated to the series but not allocated to the Series 2003-1 Certificateholders as described above will be allocated to the Seller, as holder of the Seller's Certificates. As described below, a portion of the amount allocated to the Seller is subordinated to the Series 2003-1 Certificates and is generally drawn from Available Seller's Finance Charge Collections.

        Available Certificateholder Interest Collections.    On each transfer date related to a due period ending prior to the Series Termination Date, Investor Finance Charge Collections for that due period together with other amounts comprising Investment Income for the related distribution period (collectively, "Available Certificateholder Interest Collections") will be applied in the following amounts and in the following order of priority:

  (1)
  An amount equal to the Investor Servicing Fee for that due period (unless that amount has been netted against deposits to the Collections Account or waived) will be allocated and paid to the servicer.

  (2)
  An amount equal to (A) Class A Monthly Interest for that distribution period, plus (B) Class A Monthly Interest for any prior distribution period to the extent that the amount has not previously been distributed to the Class A Certificateholders on a prior distribution date, plus (C) to the extent permitted by law, additional interest at the Class A Certificate Rate for that distribution period that has accrued on the aggregate of any Class A Monthly Interest previously due but not distributed will be deposited into the Distribution Account.

  (3)
  An amount equal to (A) Class B Monthly Interest for that distribution period, plus (B) Class B Monthly Interest for any prior distribution period to the extent that the amount has not previously been distributed to the Class B Certificateholders on a prior distribution date, plus (C) to the extent permitted by law, additional interest at the Class B Certificate Rate for that distribution period that has accrued on the aggregate of any Class B Monthly Interest previously due but not distributed will be deposited into the Distribution Account.

  (4)
  An amount equal to any Investor Dealer Note Losses for that due period will be treated as Investor Principal Collections for that transfer date and will reimburse an equal amount of Investor Dealer Note Losses.

  (5)
  An amount equal to the aggregate amount of unreimbursed Class A Certificateholder Charge-Offs, if any, for that due period will be treated as Investor Principal Collections for that transfer date and will reimburse Class A Certificateholder Charge-Offs.

  (6)
  An amount equal to the aggregate amount of unreimbursed Class B Certificateholder Charge-Offs, if any, for that due period will be treated as Investor Principal Collections for that transfer date and will reimburse Class B Certificateholder Charge-Offs.

  (7)
  An amount equal to any Spread Account Deposit Amount for that due period will be deposited into the Spread Account.

  (8)
  An amount up to the amount specified in the series supplement will be allocated and paid to a successor servicer for its fees and expenses associated with its acceptance and engagement as successor servicer to the extent such fees and expenses are not otherwise paid;

  (9)
  An amount equal to the aggregate outstanding amounts of the Investor Servicing Fee which have been previously waived (unless that amount has been waived again) will be allocated and paid to the servicer.

  (10)
  An amount equal to the excess, if any, of the Maximum Subordinated Amount as of the end of the preceding transfer date over the Available Subordinated Amount as of the end of the preceding transfer date shall be (A) during the Revolving Period or the Accumulation Period, allocated and paid to the Seller or (B) during an Early Amortization Period, deposited in the Liquidity Reserve Account, and in either case (A) or (B) the Available Subordinated Amount shall be reinstated by the amount of that payment or deposit.

        Any Available Certificateholder Interest Collections not used as described above will constitute "Excess Interest Collections" and will be available for allocation to other series to the extent of shortfalls and otherwise will be allocated to the Seller. By contrast, if Available Certificateholder Interest Collections are not sufficient to satisfy each of the applications described above on any transfer date, then excess interest collections from other series allocable to this Series will be applied as Available Certificateholder Interest Collections in the priority and the manner described in clauses (1) through (10) of the interest waterfall above. If excess interest collections for all series are less than the shortfalls for all series that provide for allocations of excess interest collections from other series, such excess interest collections from other series will be allocable to shortfalls for this series and any other series that so provides pro rata based on the relative amounts of each series' shortfall.

        If Available Certificateholder Interest Collections and excess interest collections from other series allocated to this Series are insufficient to make all of the applications described in clauses (1) through (6) of the interest waterfall above, there will be a "Deficiency Amount" equal to the aggregate amount of the insufficiency. Funds from, but only to the extent of, Available Draw Funds will be applied in the same fashion as Available Certificateholder Interest Collections in the priorities described above, to reduce the Deficiency Amount. The Available Subordinated Amount will be reduced by the amount of any Available Draw Funds so applied.

        "Available Draw Funds" for any transfer date means funds which shall be drawn from the following sources in the following order of priority:

  (1)
  Available Seller's Finance Charge Collections;

  (2)
  the Spread Account; and

  (3)
  for any transfer date occurring during any Early Amortization Period, the Liquidity Reserve Account.

        If all of the amounts applied above are insufficient to make the entire application described in clause (4) of the interest waterfall above, the Available Subordinated Amount shall be reduced (but not below zero) by the amount of the insufficiency and the Investor Dealer Note Losses will be deemed reimbursed by the amount of the reduction.

        On each transfer date related to a due period occurring during an Early Amortization Period, any remaining Available Seller's Finance Charge Collections not used as Available Draw Funds will be deposited in the Liquidity Reserve Account to the extent that the Available Subordinated Amount as of the end of the preceding transfer date exceeds the aggregate amount of funds on deposit in the

Liquidity Reserve Account and the Spread Account. Available Seller's Finance Charge Collections remaining after the applications described in the preceding sentence shall, first, to the extent of any remaining shortfall in the application described in clause (7) of the interest waterfall (or, if less, the amount of remaining Available Seller's Finance Charge Collections), be applied in accordance with clause (7) of the interest waterfall above and then, be allocated and paid to the Seller.

        Investor Principal Collections.    On each business day, Investor Principal Collections will be applied in the following priority:

  (1)
  Investor Principal Collections will first be deposited in the Series Principal Account to the extent required to be available to make principal distributions to the Series 2003-1 Certificates, first, to the Class A Certificateholders up to the Class A Invested Amount, and second, to the Class B Certificateholders up to the Class B Invested Amount. No amount is required to be set aside for this purpose during the Revolving Period. On each business day during any Early Amortization Period, Investor Principal Collections will be allocated, first, to the Class A Certificateholders, and, second, to the Class B Certificateholders and deposited in the Series Principal Account to the extent the Invested Amount as of the preceding distribution date exceeds the amount of funds on deposit in the Series Principal Account for that purpose on that business day. On each business day during the Accumulation Period (but not during any Early Amortization Period), Investor Principal Collections will be allocated and deposited in the Series Principal Account in an amount which, when added to the amount of Investor Principal Collections previously deposited in the Series Principal Account for that purpose during the due period in which such business day occurs, shall not exceed the Series 2003-1 Controlled Deposit Amount for that due period.

  (2)
  Shared Principal Collections, if any, will be determined and allocated to other series that so provide to the extent of any principal shortfalls for those other series and otherwise will be deposited in the Excess Funding Account to the extent necessary to maintain the Seller's Interest at an amount equal to (or, in the discretion of the Seller, greater than) the Minimum Seller's Interest or allocated to the Seller. Shared principal collections for all other series will be determined on each business day and allocated to the Series 2003-1 Certificates to the extent of any Principal Shortfall. If shared principal collections for all series are less than the principal shortfalls for all series that provide for allocations of shared principal collections from other series, shared principal collections from other series will be allocable to shortfalls for the Series 2003-1 Certificates and any other series that so provides pro rata based on the relative amounts of each series' principal shortfall.

        The portion of Investor Principal Collections in excess of the amount required to be allocated to the Series Principal Account to be available for required principal distributions on the Series 2003-1 Certificates as described in this prospectus supplement is referred to as "Shared Principal Collections." Thus, Shared Principal Collections for any business day during the Revolving Period will equal Investor Principal Collections (because no amounts are then required to be set aside for distributions of principal on the Series 2003-1 Certificates), and for any due period during the Accumulation Period or any Early Amortization Period, will equal the excess, if any, of Investor Principal Collections over the amount required to be deposited in the Series Principal Account pursuant to paragraph (1) of the principal waterfall above.

        The extent to which Investor Principal Collections for a business day are insufficient to make the required allocations to the Series Principal Account is referred to as the "Principal Shortfall." Thus, the Principal Shortfall for any business day during the Accumulation Period (an "Accumulation Period Principal Shortfall") will equal the excess, if any, of the Series 2003-1 Controlled Deposit Amount over the amount of Investor Principal Collections deposited in the Series Principal Account on that business day when added to the amount of Investor Principal Collections previously deposited in the Series

Principal Account during that due period, or during any Early Amortization Period will equal the excess, if any, of the Invested Amount (reduced by amounts on deposit in the Series Principal Account and the aggregate amount of Series Principal Account Losses for the distribution period in which that business day occurs) over Investor Principal Collections.

        On each business day during an Early Amortization Period, Available Seller's Principal Collections will be deposited in the Liquidity Reserve Account to the extent the Available Subordinated Amount as of the end of the immediately preceding transfer date exceeds the amount of funds on deposit in the Liquidity Reserve Account. The amounts required to be deposited pursuant to the preceding sentence shall be reduced by the amount of Available Seller's Finance Charge Collections deposited in the Liquidity Reserve Account on that business day. Any remaining Available Seller's Principal Collections shall be deemed "Remaining Available Seller's Principal Collections" and included in Shared Seller Principal Collections as provided below.

        On each business day during the Revolving Period or the Accumulation Period, Shared Seller Principal Collections, if any, and shared principal collections for any other series that provides for shared seller principal collections shall be determined on each business day and allocated to the following priority:

  (1)
  to Series 2003-1 Certificates to the extent of any Accumulation Period Principal Shortfall and to any other series to the extent that series provides for the use of shared seller principal collections for principal shortfalls;

  (2)
  to the Excess Funding Account to the extent necessary to maintain the Seller's Interest at an amount equal to (or, in the discretion of the Seller, greater than) the Minimum Seller's Interest;

  (3)
  in the discretion of the Seller, to make payments on the principal balance of any variable funding certificates; and

  (4)
  to the Seller as holder of the Seller's Certificates.

        If shared seller principal collections for all series, including Shared Seller Principal Collections, are less than the shortfalls for which shared seller principal collections may be used, including any Accumulation Period Principal Shortfall, then those shared seller principal collections will be allocated to all shortfalls, including any Accumulation Period Principal Shortfall, pro rata based on the relative amounts of each shortfall.

        On each business day during any Early Amortization Period, all Excess Seller's Principal Collections, all Remaining Available Seller's Principal Collections and all shared principal collections not allocated to principal shortfalls shall be allocated and paid to the Seller or deposited in the Excess Funding Account to the extent necessary to maintain the Seller's Interest at an amount equal to (or, in the Seller's discretion, greater than) the Minimum Seller's Interest.

        If on any distribution date during an Early Amortization Period after the application of all funds to be allocated or distributed on that date the amount equal to the excess, if any, of (x) the Invested Amount over (y) the amount in the Series Principal Account (the "Early Amortization Period Shortfall Amount") is less than or equal to the aggregate amount of funds contained in the Liquidity Reserve Account, then funds shall be withdrawn from the Liquidity Reserve Account in an amount equal to the Early Amortization Period Shortfall Amount and shall be deposited in the Series Principal Account for payment of principal to the certificateholders.

        Limited Subordination of Seller's Interest; Spread Account; Liquidity Reserve Account. The right of the holder of the Seller's Certificates to receive payments in respect of the Seller's Interest is subordinated to the interests of the Series 2003-1 Certificates to the extent of the Available Subordinated Amount. The Available Subordinated Amount will initially be 9.0% of the Invested

Amount. The Available Subordinated Amount will decrease as funds otherwise allocable to the Seller's Interest are used to pay interest, servicing fees and absorb dealer note losses with respect to the Series 2003-1 Certificates. If the Available Subordinated Amount falls below the Required Subordinated Amount for any transfer date, an Early Amortization Event will occur.

        The trustee will establish and maintain an Eligible Deposit Account (the "Spread Account") in the name of the trustee for the benefit of the Series 2003-1 Certificateholders. As described above, the Spread Account is available to supplement Available Certificateholder Interest Collections, excess interest collections from other series allocable to the Series 2003-1 Certificates and Available Seller's Finance Charge Collections. Monies in the Spread Account will be invested in Eligible Investments. After the earliest of (1) the payment in full of the Invested Amount, and (2) the commencement of an Early Amortization Period, any funds remaining on deposit in the Spread Account will be distributed to the Seller. On any transfer date prior to the earlier of (1) the payment in full of the Invested Amount and (2) the Series Termination Date, if the amount in the Spread Account is less than the Projected Spread, the trustee will deposit the amount of such deficiency (the "Spread Account Deposit Amount"), to the extent available from Available Certificateholder Interest Collections, excess interest collections from other series and Available Seller's Finance Charge Collections, in the Spread Account as described above in "—Available Certificateholder Interest Collections." See "The Seller and the Trust — The Trust" in the prospectus. During an Early Amortization Period, the trustee will deposit all funds in the Spread Account into the Liquidity Reserve Account.

        Upon the occurrence of an Early Amortization Event, the trustee will establish and maintain an Eligible Deposit Account (the "Liquidity Reserve Account") in the name of the trust. After the commencement of an Early Amortization Period, Available Seller's Principal Collections that would otherwise be paid to the Seller will be deposited in the Liquidity Reserve Account, until the amount on deposit is equal to the Available Subordinated Amount, in order to assure a source of Available Draw Funds. The Seller will possess all right, title and interest in all funds on deposit in the Liquidity Reserve Account, except that no funds in that account will be paid to the Seller during an Early Amortization Period if the payment would reduce the funds in the Liquidity Reserve Account below an amount equal to the Available Subordinated Amount.

Certificateholder Charge-Offs

        If, for any transfer date, the Available Subordinated Amount equals or is reduced to zero (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that transfer date) and the Deficiency Amount is greater than zero (as reduced by all the allocations, distributions, withdrawals and deposits to be made on that transfer date), the Invested Amount will be reduced by the Deficiency Amount, but not by more than the Investor Dealer Note Losses for the related due period remaining unreimbursed after all applications of funds or reductions of the Available Subordinated Amount described in this prospectus supplement (a "Certificateholder Charge-Off"). Any such reduction shall be applied first to reduce the Class B Invested Amount (a "Class B Certificateholder Charge-Off") but not below zero, and then to reduce the Class A Invested Amount (a "Class A Certificateholder Charge-Off") but not below zero. As of any transfer date, Certificateholder Charge-Offs for all prior transfer dates will be considered unreimbursed unless those amounts are reimbursed. Unreimbursed Certificateholder Charge-Offs will be reimbursed on any subsequent transfer date out of Available Certificateholder Interest Collections, excess interest collections from other series allocable to the Series 2003-1 Certificates and, to the extent available therefor, Available Draw Funds. To the extent so reimbursed, Certificateholder Charge-Offs will no longer be considered unreimbursed, and the Invested Amount will be reinstated to the extent any Certificateholder Charge-Offs are reimbursed. Any such reimbursement shall be applied first to the Class A Invested Amount until all previously unreimbursed Class A Certificateholder Charge-Offs have been reimbursed and then to the

Class B Invested Amount until all previously unreimbursed Class B Certificateholder Charge-Offs have been reimbursed. See "— Allocation of Collections — Available Certificateholder Interest Collections."

Distributions to Series 2003-1 Certificateholders

        On the business day immediately preceding each distribution date (the "transfer date"), the servicer will instruct the trustee to transfer to the Distribution Account specified funds on deposit in the Series Principal Account and, to the extent provided in this prospectus supplement, the Collections Account. The servicer will instruct the trustee to make, without duplication, the following distributions from the Distribution Account. All of these transfers and distributions will be made after allocations, if any, to the Series Principal Account for that distribution date have been made.

  (1)
  Interest Distributions. On each distribution date (including the Expected Principal Payment Date), monthly interest will be distributed first, to the Class A Certificateholders and second, to the Class B Certificateholders as accrued interest on the Series 2003-1 Certificates. To the extent any interest is due but not distributed on any distribution date, that amount will be distributed on the following distribution date, along with, to the extent permitted by law, interest at the Class A Certificate Rate or Class B Certificate Rate, as applicable, on that amount.

  (2)
  Expected Principal Payment Date. On the Expected Principal Payment Date, in addition to the amount described in (1) above, amounts on deposit in the Series Principal Account will be distributed as principal, first to the holders of the Class A Certificates up to a maximum of the Class A Invested Amount on that distribution date and, second, to the holders of the Class B Certificates up to a maximum of the Class B Invested Amount on that distribution date.

  (3)
  Early Amortization Period. Except as otherwise provided in this prospectus supplement, on each distribution date related to a due period occurring during an Early Amortization Period, in addition to the amount described in (1) above, amounts on deposit in the Series Principal Account will be distributed as principal, first to the holders of the Class A Certificates up to a maximum of the Class A Invested Amount on that distribution date and, second, to the holders of the Class B Certificates up to a maximum of the Class B Invested Amount on that distribution date.

Ratings of the Certificates

        We will not issue the Series 2003-1 Certificates unless the Class A Certificates are rated in the highest long-term rating category by each of Moody's Investor Service, Inc. and Standard & Poor's Ratings Services and the Class B Certificates are rated "A2" by Moody's Investor Service, Inc. and "A-" by Standard & Poor's Ratings Services. The rating of a class of the Series 2003-1 Certificates addresses the likelihood of the timely payment of interest at the Class A Certificate Rate or Class B Certificate Rate, as applicable, and the ultimate payment of principal by the Series Termination Date on that class of certificates. However, a rating agency does not evaluate, and the rating of a class of certificates does not address, the likelihood that the outstanding principal amount of that class of certificates will be paid on the Expected Principal Payment Date or the likelihood of the payment of any additional interest. A rating is not a recommendation to buy, sell or hold securities, because the rating does not comment as to the market price or the suitability for a particular investor. We cannot assure that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, future circumstances warrant a rating change.

Early Amortization Events

        An "Early Amortization Event" for Series 2003-1 Certificates refers to any of the following events:

  (1)
  the trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not exempt from compliance with that Act;

  (2)
  the Invested Amount is not reduced to zero by the Expected Principal Payment Date;

  (3)
  the United States government or any government agency or instrumentality files a notice of a lien under Internal Revenue Code § 6323 or any similar statutory provision (including, but not limited to, 302(f) or § 4068 of ERISA) on the assets of Navistar Financial or the Seller which is or may in the future be prior to the lien of the trustee on the assets of the trust (including without limitation proceeds of the dealer notes);

  (4)
  failure on the part of the Seller (a) to make any payment, distribution or deposit required under the pooling and servicing agreement on the date due or within five business days after the due date or (b) to observe or perform in any material respect any other material covenants or agreements of the Seller, which continues unremedied for a period of 60 days after written notice of that failure shall have been given to the Seller;

  (5)
  any representation or warranty made by the Seller in the pooling and servicing agreement or any information contained in the schedule of dealer notes delivered to the trust shall prove to have been incorrect in any material respect when made or when delivered, which representation, warranty or schedule, or the circumstances or condition that caused that representation, warranty or schedule to be incorrect, continues to be incorrect or uncured in any material respect for a period of 60 days after written notice of that incorrectness shall have been given to the Seller and as a result of which the interests of the Series 2003-1 Certificateholders are materially and adversely affected. However, an early amortization event shall not be deemed to occur if the Seller has repurchased the related dealer notes or all dealer notes, if applicable, during that period in accordance with the provisions of the pooling and servicing agreement;

  (6)
  the Seller shall become legally unable for any reason to transfer dealer notes to the trust in accordance with the provisions of the pooling and servicing agreement;

  (7)
  on any transfer date, the Available Subordinated Amount for that transfer date will be reduced to an amount less than the Required Subordinated Amount;

  (8)
  any Servicer Termination Event shall occur which would have a material adverse effect on the Series 2003-1 Certificateholders and the servicer has received a notice of termination;

  (9)
  the delivery by the Seller to the trustee of a notice stating that the Seller will no longer continue to sell dealer notes to the trust beginning on the date specified in that notice;

  (10)
  on three consecutive determination dates, the "Average Coverage Differential" (which is the average of the highest three of the four most recent Coverage Differentials) shall be equal to or less than negative two percent (-2.00%);

  (11)
  at the end of any due period, the Seller's Interest is reduced to an amount less than the Minimum Seller's Interest and the Seller has failed to assign additional dealer notes or cash to the trust in the amount of that deficiency within ten business days following the end of that due period;

  (12)
  on any determination date, the Turnover is less than 1.7;

  (13)
  on any determination date, the quotient of (a) the sum of Dealer Note Losses for each of the related due periods and the five immediately preceding due periods and (b) the sum of principal collections for each of the related due periods and the five immediately preceding due periods, is greater than or equal to 1.0%;

  (14)
  the occurrence of specified events of bankruptcy, insolvency or receivership relating to the Seller, Navistar Financial Corporation, International Truck and Engine Corporation or Navistar International Corporation;

  (15)
  failure on the part of International to make a deposit in the Interest Deposit Account required by the terms of the Interest Deposit Agreement on or before the date occurring five business days after the date that deposit is required by the Interest Deposit Agreement to be made; and

  (16)
  on any distribution date, as of the last day of the related due period, the aggregate principal balance of dealer notes owned by the trust which were advanced against financed vehicles which are used vehicles exceeds 25% of the aggregate principal balance of all dealer notes owned by the trust.

        Upon the occurrence of an Early Amortization Event described in clause (3), distributions on the Invested Amount will begin on the first distribution date occurring after the occurrence of such Early Amortization Event. Upon the occurrence of any other Early Amortization Event, distributions on the Invested Amount will begin on the first distribution date occurring after the end of the due period in which such Early Amortization Event occurred.

Reports to Series 2003-1 Certificateholders

        On each distribution date, the paying agent will forward to each Series 2003-1 Certificateholder (which is expected to be Cede as nominee for DTC unless definitive certificates are issued) a statement prepared by the servicer and delivered to the trustee based on information provided by the servicer setting forth, among other things, the following information (which, in the case of (3), (4), (5), (8), (9), and (11) below, will be stated on the basis of an original principal amount of $1,000 per Series 2003-1 Certificate):

  (1)
  the aggregate amount of collections, including the aggregate amount of finance charge collections and the aggregate amount of principal collections for the related due period;

  (2)
  the Series Allocation Percentage, the Floating Allocation Percentage and the Principal Allocation Percentage (if applicable) for the related due period;

  (3)
  the total amount, if any, to be distributed on the Class A Certificates and the Class B Certificates on that distribution date;

  (4)
  the amount, if any, of the distribution allocable to the Invested Amount, the Class A Invested Amount and the Class B Invested Amount;

  (5)
  the amount, if any, of the distribution allocable to interest on the Class A Certificates and the Class B Certificates;

  (6)
  Dealer Note Losses and Investor Dealer Note Losses for the related due period;

  (7)
  the Draw Amount as of the related transfer date, if any;

  (8)
  the amount of the Certificateholder Charge-Offs, Class A Certificateholder Charge-Offs, Class B Certificateholder Charge-Offs and the amount of reimbursements on each as of the related transfer date;

  (9)
  the amount of the Investor Servicing Fee to be paid on that distribution date;

  (10)
  the Series 2003-1 Controlled Deposit Amount for the related due period;

  (11)
  the Invested Amount, the Class A Invested Amount and the Class B Invested Amount (after giving effect to all distributions that will occur on that distribution date);

  (12)
  the aggregate amount of dealer notes and funds on deposit in the Excess Funding Account as of the end of the last day of the related due period (after giving effect to payments and adjustments made pursuant to the pooling and servicing agreement);

  (13)
  the Available Subordinated Amount (after giving effect to draws thereon on that distribution date);

  (14)
  with respect to Eligible Investments in the Series Principal Account, the Excess Funding Account and the Liquidity Reserve Account, a listing of all of these investments as of the last day of the related due period, including specified information with respect thereto;

  (15)
  the dealers with the five largest aggregate outstanding principal amounts of dealer notes in the trust as of the end of the related due period;

  (16)
  the aggregate outstanding principal amount of dealer notes issued to finance each of OEM vehicles and used vehicles as of the end of the related due period;

  (17)
  the percentages and other information necessary to determine whether an Early Amortization Event has occurred;

  (18)
  the amount of Excess Interest Collections and Investor Principal Collections treated as Shared Principal Collections, each for the related due period, and the amount of such Excess Interest Collections and Shared Principal Collections allocated to other series; and

  (19)
  the amount of Remaining Available Seller's Principal Collections, the amount of Excess Seller's Principal Collections and Remaining Available Seller's Principal Collections treated as Shared Seller Principal Collections, the aggregate amount of shared seller principal collections from other series, and the amount of shared seller principal collections allocated to the Series 2003-1 Certificates and to other series.

OTHER SERIES ISSUED BY THE TRUST

        The table below describes the principal characteristics of the other series of investor certificates issued by the trust which are outstanding on the date of this prospectus supplement.

Series 1995-1
Certificate Rate	LIBOR + 0.30%
Closing Date	June 8, 1995
Expected Payment Date	August 25, 2004
Initial Invested Amount	$200,000,000
Number of classes within Series	One
Ordinary means of principal repayment	Accumulation Period
Primary source of credit enhancement	Subordination
Series Termination Date	August 25, 2007
Servicing Fee Percentage	1%
Subordinated Percentage	15.5%
Series 1997-1
Certificate Rate	LIBOR + 0.15%
Closing Date	August 19, 1997
Expected Payment Date	August 25, 2003
Initial Invested Amount	$200,000,000
Number of classes within Series	One
Ordinary means of principal repayment	Accumulation Period
Primary source of credit enhancement	Subordination
Series Termination Date	August 25, 2006
Servicing Fee Percentage	1%
Specified Accumulation Period Commencement Date	April 1, 2003
Subordinated Percentage	15.5%
Series 1998-1
Certificate Rate	LIBOR + 0.16%
Closing Date	July 17, 1998
Expected Payment Date	July 25, 2008
Initial Invested Amount	$200,000,000
Number of classes within Series	One
Ordinary means of principal repayment	Accumulation Period
Primary source of credit enhancement	Subordination
Series Termination Date	July 25, 2011
Specified Accumulation Period Commencement Date	October 1, 2007
Servicing Fee Percentage	1%
Subordinated Percentage	15.5%
Series 2000-VFC
Certificate Rate	Floating, cost of funds plus a margin
Closing Date	January 28, 2000
Expected Payment Date	January 21, 2004, if not extended by agreement
Maximum Invested Amount	$200,000,000
Current Invested Amount	$150,000,000
Number of classes within Series	One
Ordinary means of principal repayment	Amortization Period
Primary source of credit enhancement	Subordination
Series Termination Date	36 months after Expected Payment Date
Servicing Fee Percentage	1%
Subordinated Percentage	15.5%
Series 2000-1
Class A Certificate Rate	LIBOR + 0.25%
Class B Certificate Rate	LIBOR + 0.55%

Closing Date	July 13, 2000
Expected Payment Date	June 27, 2005
Initial Invested Amount	$212,000,000
Number of classes within Series	Two
Ordinary means of principal repayment	Accumulation Period
Primary source of credit enhancement	Subordination
Series Termination Date	June 25, 2008
Servicing Fee Percentage	1%
Subordinated Percentage	9.0%

PLAN OF DISTRIBUTION

        Subject to the terms and conditions contained in an underwriting agreement, the Seller has agreed to sell to Banc of America Securities LLC, as the underwriter (the "Underwriter"), and the Underwriter has agreed to purchase from the Seller, all of the Series 2003-1 Certificates.

        The Seller has been advised that the underwriter proposes initially to offer the Series 2003-1 Certificates to the public at the public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at such prices less a selling concession not in excess of the percentage set forth below for each class of certificates. The Underwriter may allow, and such dealers may reallow to certain other dealers, a subsequent concession not in excess of the percentage set forth below for each class of certificates. After the initial public offering, the public offering price and such concessions may be changed.

	Selling Concession	Reallowance	Underwriting Discount
Class A Certificates	%	%	%
Class B Certificates	%	%	%

        In order to facilitate the offering of the Series 2003-1 Certificates, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Series 2003-1 Certificates. Specifically, the Underwriter may overallot in connection with the offering, creating a short position in the Series 2003-1 Certificates, the Underwriter may bid for, and purchase, the Series 2003-1 Certificates in the open market. Any of these activities may stabilize or maintain the market price of the Series 2003-1 Certificates above independent market levels. The Underwriter is not required to engage in these activities, and may end any of these activities at any time.

        The Seller does not intend to apply for listing of the Series 2003-1 Certificates on a national securities exchange. The Underwriter intends to make a secondary market in the Series 2003-1 Certificates but has no obligation to do so. No one can assure that a secondary market for the Series 2003-1 Certificates will develop or, if it does develop, that it will continue or that it will provide holders of the Series 2003-1 Certificates with a sufficient level of liquidity of, or trading markets for, the Series 2003-1 Certificates.

        In the ordinary course of its business, the Underwriter and its affiliates have engaged and may in the future engage in commercial banking or investment banking transactions with affiliates of the Seller, including the Seller's parent, Navistar Financial Corporation.

        The Seller and Navistar Financial Corporation have agreed to indemnify the Underwriter against specified liabilities including liabilities under the Securities Act of 1933 and to contribute to payments the underwriter may be required to make under the Securities Act of 1933.

        As discussed under "Use of Proceeds," the Seller intends to use all or a portion of the net proceeds of the sale of the Series 2003-1 Certificates to repay amounts outstanding on the Series 2000-VFC certificate issued by the trust and held by a special purpose entity administered by an affiliate of the Underwriter.

LEGAL MATTERS

        The legality of the Series 2003-1 Certificates and certain legal matters regarding tax consequences of the issuance of the Series 2003-1 Certificates and creditors rights will be passed upon for Navistar Financial and the Seller by Kirkland & Ellis, Chicago, Illinois. In addition to the legal opinions described in the prospectus, specified legal matters relating to the Series 2003-1 Certificates will be passed upon for the Underwriter by Mayer, Brown, Rowe & Maw.

GLOSSARY

        "Accumulation Period" is defined on page S-13.

        "Accumulation Period Commencement Date" means the first day of the nth full due period prior to the Expected Principal Payment Date where n is the number of due periods in the Accumulation Period Length; provided, however, that the Accumulation Period Commencement Date shall be the Specified Accumulation Period Commencement Date if, on the Specified Accumulation Period Commencement Date, any other outstanding series shall have entered into an investment period or an early amortization period; and provided further that, if the Accumulation Period Length and the Accumulation Period Commencement Date have been determined previously but the Accumulation Period has not commenced and any other outstanding series shall enter into an investment period or any early amortization period, the Accumulation Period Commencement Date shall be the date that the outstanding series shall have entered into an investment period or an early amortization period.

        "Accumulation Period Length" means a period which is between one and nine due periods and which is determined by the servicer in its sole discretion on or prior to the first day of the due period which is ten months prior to the due period related to the distribution date which is the expected principal payment date.

        "Accumulation Period Principal Shortfall" is defined on page S-17.

        "Available Certificateholder Interest Collections" is defined on page S-15.

        "Available Draw Funds" is defined on page S-16.

        "Available Seller's Finance Charge Collections" for any due period means an amount equal to the product of:

  (1)
  the excess of (a) the Seller's Percentage for that due period over (b) the result (if positive) of the Excess Seller's Percentage for that due period minus the Required Excess Seller Interest Percentage; and

  (2)
  Series Allocable Finance Charge Collections for that due period, except that Available Seller's Finance Charge Collections shall be zero for any due period to the extent the Available Subordinated Amount equals or is reduced to zero on the transfer date related to that due period.

        "Available Seller's Principal Collections" for any business day means an amount equal to the product of:

  (1)
  the excess of (a) the Seller's Percentage for the due period in which such business day occurs over (b) the Excess Seller's Percentage for that due period; and

  (2)
  Series Allocable Principal Collections for that due period, except that Available Seller's Principal Collections shall be zero for any business day to the extent the Available Subordinated Amount equals or is reduced to zero on the transfer date immediately preceding that business day.

        "Available Subordinated Amount" is defined in the glossary of the prospectus.

        "Average Coverage Differential" is defined on page S-21.

        "Certificateholder Charge-Off" is defined on page S-19.

        "Class A Certificate Rate" is defined on page S-12.

        "Class A Certificateholder Charge-Off" is defined on page S-19.

        "Class A Certificateholders" is defined on page S-12.

        "Class A Initial Invested Amount" means $200,000,000.

        "Class A Invested Amount" means, with respect to any distribution date, the Class A Initial Invested Amount minus the sum of:

  (1)
  the aggregate amount of payments of principal in respect of the Class A Certificates paid to the Class A Certificateholders on or prior to that distribution date,

  (2)
  the aggregate amount of Class A Certificateholder Charge-Offs and not reimbursed on or prior to that distribution date, and

  (3)
  the aggregate amount of Class A Principal Account Losses allocated to the Class A Certificates on or prior to that distribution date.

        "Class A Monthly Interest" means the product of (1) the Class A Certificate Rate, (2) the Class A Invested Amount (calculated without giving effect to any decrease as a result of clauses (2) or (3) of the definition thereof) and (3) the actual number of days in the distribution period divided by 360.

        "Class A Principal Account Losses" means, with respect to any distribution date, the amount of Series Principal Account Losses since the prior distribution date that are not Class B Principal Account Losses, but not more than the amount that would reduce the Class A Invested Amount to zero.

        "Class B Certificate Rate" is defined on page S-12.

        "Class B Certificateholder Charge-Off" is defined on page S-19.

        "Class B Certificateholders" is defined on page S-12.

        "Class B Principal Account Losses" means, with respect to any distribution date, the amount of Series Principal Account Losses since the prior distribution date, but not more than the amount that would reduce the Class B Invested Amount to zero.

        "Class B Initial Invested Amount" means $12,000,000.

        "Class B Invested Amount" means, with respect to any distribution date, the Class B Initial Invested Amount minus the sum of:

  (1)
  the aggregate amount of payments of principal in respect of the Class B Certificates paid to the Class B Certificateholders on or prior to that distribution date,

  (2)
  the aggregate amount of Class B Certificateholder Charge-Offs and not reimbursed on or prior to that distribution date, and

  (3)
  the aggregate amount of Class B Principal Account Losses allocated to the Class B Certificates on or prior to that distribution date.

        "Class B Monthly Interest" means the product of (1) the Class B Certificate Rate, (2) the Class B Invested Amount (calculated without giving effect to any decrease as a result of clauses (2) or (3) of the definition thereof) and (3) the actual number of days in the distribution period divided by 360.

        "Collections Account" is defined on page 37 of the prospectus.

        "Coverage Differential" means, with respect to any due period, the result of (a) the annualized percentage yield on the dealer notes for such due period minus (b) the sum of (1) the Weighted Average Certificate Rate for the related distribution period and (2) one percent (1.0%). Coverage Differential shall be expressed as a percentage, and shall be rounded to the nearest one-hundredth of a percentage point.

        "Dealer Note Collections" is defined in the glossary of the prospectus.

        "Dealer Note Losses" is defined in the glossary of the prospectus.

        "Deficiency Amount" is defined on page S-16.

        "Distribution Account" is defined on page 37 of the prospectus.

        "Draw Amount" means the least of (a) the Deficiency Amount, (b) the Available Subordinated Amount as of the end of the preceding transfer date and (c) Available Draw Funds for that transfer date.

        "Early Amortization Event" is defined on page S-21.

        "Early Amortization Period" is defined in the glossary of the prospectus.

        "Early Amortization Period Shortfall Amount" is defined on page S-18.

        "Eligible Deposit Account" is defined in the glossary of the prospectus.

        "Eligible Investments" is defined in the glossary of the prospectus.

        "Excess Funding Account" is defined on page 37 of the prospectus.

        "Excess Interest Collections" is defined on page S-16.

        "Excess Seller's Percentage" for any due period means a percentage (not less than 0% nor more than 100%) equal to the Seller's Percentage minus the percentage equivalent (not less than 0% nor more than 100%) of a fraction,

  (1)
  the numerator of which is the Available Subordinated Amount as of the end of the related transfer date; and

  (2)
  the denominator of which is the product of

  (x)
  the sum of the aggregate principal amount of dealer notes and aggregate principal amount of funds on deposit in the Excess Funding Account as of the end of the immediately preceding due period and

  (y)
  the Series Allocation Percentage for the due period for which the Excess Seller's Percentage is being calculated.

        "Excess Seller's Principal Collections" for any business day during a due period means the product of:

  (1)
  Series Allocable Principal Collections for that business day; and

  (2)
  the Excess Seller's Percentage for that due period.

        "Expected Principal Payment Date" means June 26, 2006.

        "Finance Charge Collections" is defined in the glossary of the prospectus.

        "Floating Allocation Percentage" for Series 2003-1 for any due period is equal to the percentage equivalent (which shall not exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the immediately preceding distribution date and the denominator of which is the product of

  (1)
  the sum of the aggregate principal amount of dealer notes in the trust and the aggregate principal amount of funds in the Excess Funding Account as of the end of the preceding due period and

  (2)
  the Series Allocation Percentage for the due period for which the Floating Allocation Percentage is being calculated.

        "Fully Funded Date" is defined on page 23 of the prospectus.

        "Initial Invested Amount" means the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount.

        "Interest Deposit Account" is defined on page 16 of the prospectus.

        "Interest Deposit Agreement" is defined on page 16 of the prospectus.

        "International" means International Truck & Engine Corporation.

        "Invested Amount" means, for any distribution date, the sum of the Class A Invested Amount and the Class B Invested Amount.

        "Investment Income" means, for any due period, the sum of:

  (1)
  income (net of investment expenses and losses) from the investment of funds on deposit in the Series Principal Account, the Spread Account and the Distribution Account, and

  (2)
  the Series Allocation Percentage of income (net of investment expenses and losses) from the investment of funds on deposit in the Collections Account and the Excess Funding Account.

        "Investor Dealer Note Losses" is defined on page S-14.

        "Investor Finance Charge Collections" is defined on page S-15.

        "Investor Principal Collections" is defined on page S-14.

        "Investor Servicing Fee" means, for any due period, the Floating Allocation Percentage of the Series Allocable Servicing Fee for that due period.

        "LIBOR" means the interest rate determined by the trustee in accordance with the following provisions:

  (1)
  On each LIBOR Determination Date, LIBOR will be determined on the basis of the offered rates for deposits in United States Dollars having a one month maturity, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on that LIBOR Determination Date. These posted offered rates are for value on the second business day after which dealings in deposits in United States Dollars are transacted in the London interbank market. If at least two of these offered rates appear on the Reuters Screen LIBO Page, the rate for that LIBOR Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of these offered rates as determined by the trustee. If fewer than two offered rates appear, LIBOR for that LIBOR Determination Date will be determined as if the parties had specified the rate described in (2) below.

  (2)
  On any LIBOR Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (1) above, LIBOR will be determined on the basis of the rates at which deposits in United States Dollars are offered by the Reference Banks at approximately 11:00 A.M., London time, on that LIBOR Determination Date to prime banks in the London interbank market, having a one month maturity, those deposits commencing on the second London business day immediately following that LIBOR Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time. The trustee will request the principal London office of each of those Reference Banks to provide a quotation of its rate. If at least two of those quotations are provided, LIBOR for that LIBOR Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of those quotations. If fewer than two quotations are provided, LIBOR for that LIBOR Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of the rates quoted by three major banks in The City of New York selected by the trustee at approximately 11:00 A.M., New York City time, on that LIBOR

    Determination Date for loans in United States Dollars to leading European banks, having a one month maturity, those loans commencing on the second London business day immediately following that LIBOR Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time, provided, however, that if the banks in The City of New York selected as aforesaid by the Trustee are not quoting as mentioned in this sentence, LIBOR with respect to that LIBOR Determination Date will be LIBOR in effect immediately prior to that LIBOR Determination Date.

        "LIBOR Determination Date" means, for any distribution period, the date which is two London business days prior to the start of that distribution period, which for the initial distribution period is            , 2003.

        "Liquidity Reserve Account" is defined on page S-19.

        "Maximum Subordinated Amount" for the Series 2003-1 Certificates means the product of:

  (1)
  the Invested Amount; and

  (2)
  the Subordinated Percentage,

except that upon the occurrence of an Early Amortization Event, the Maximum Subordinated Amount shall not decline until the Invested Amount equals the Maximum Subordinated Amount, and thereafter the Maximum Subordinated Amount will equal the Invested Amount.

        "Minimum Seller's Interest" is defined in the glossary of the prospectus.

        "Minimum Series Seller's Interest" means, with respect to any business day, the sum of (a) the Available Subordinated Amount as of the end of the preceding transfer date and (b) the Required Excess Seller Interest as of the end of the preceding distribution date.

        "New Vehicle Monthly Interest Rate" means, for any due period, the product of:

  (1)
  the per annum rate of interest and finance charges billed by Navistar Financial during that due period on dealer notes financing new vehicles; and

  (2)
  the quotient of:

  (a)
  the number of days during that due period, and

  (b)
  the actual number of days in the related calendar year.

        "OEM Supplier" is defined on page 30 of the prospectus.

        "OEM vehicles" is defined on page 11 of the prospectus.

        "Principal Allocation Percentage" for the Series 2003-1 Certificates for any due period occurring during the Accumulation Period or any Early Amortization Period is equal to the percentage equivalent of a fraction, the numerator of which is the Invested Amount at the end of the last day of the Revolving Period and the denominator of which is equal to the product of:

  (1)
  the sum of the aggregate amount of dealer notes in the trust and the aggregate principal amount of funds in the Excess Funding Account as of the end of the last day of the Revolving Period, and

  (2)
  the Series Allocation Percentage for the due period for which the Principal Allocation Percentage is being calculated.

        "Principal Shortfall" is defined on page S-17.

        "Projected Dealer Note Income" means, on any transfer date, an amount equal to the sum of:

  (1)
  the product of:

  (a)
  the principal amount of dealer notes financing new vehicles outstanding on that transfer date,

  (b)
  the New Vehicle Monthly Interest Rate for the due period in which that transfer date occurs, and

  (c)
  the Series Allocation Percentage for that due period;

    and

  (2)
  the product of:

  (a)
  the principal amount of dealer notes financing used vehicles outstanding on that transfer date,

  (b)
  the Used Vehicle Monthly Interest Rate for that due period, and

  (c)
  the Series Allocation Percentage for that due period.

        "Projected Monthly Interest" means, on any transfer date with respect to the distribution period immediately following that transfer date, an amount equal to the sum of:

  (1)
  the product of:

  (A)
  the Class A Certificate Rate for the distribution period immediately following that transfer date,

  (B)
  the Class A Invested Amount (calculated without giving effect to clauses (b) and (c) of the definition thereof) as of that transfer date, and

  (C)
  the result of (i) the actual number of days in the immediately following distribution period divided by (ii) 360, and

  (2)
  the product of:

  (A)
  the Class B Certificate Rate for the distribution period immediately following that transfer date,

  (B)
  the Class B Invested Amount (calculated without giving effect to clauses (b) and (c) of the definition thereof) as of that transfer date, and

  (C)
  the result of (i) the actual number of days in the immediately following distribution period divided by (ii) 360.

        "Projected Monthly Servicing Fee" means, on any transfer date with respect to the due period in which that transfer date occurs, an amount equal to one-twelfth of the product of (1) 1%, (2) the aggregate principal amount of dealer notes as of that transfer date, (3) the Series Allocation Percentage for the due period related to that transfer date and (4) the Floating Allocation Percentage for the due period related to that transfer date.

        "Projected Spread" means, on any transfer date with respect to the distribution period next following the distribution period to which that transfer date relates, the sum of:

  (1)
  the positive amount, if any, by which

  (a)
  the sum of Projected Monthly Interest for that distribution period and the Projected Monthly Servicing Fee for the due period in which that transfer date occurs;

    exceeds

    (b)
    the Projected Dealer Note Income as of that transfer date; and

  (2)
  1.25% of the Invested Amount as of the preceding distribution date.

        "Reference Banks" means the principal London offices of JPMorgan Chase Bank, Citibank and Bank of America.

        "Remaining Available Seller's Principal Collections" is defined on page S-18.

        "Required Excess Seller Interest" means, for any business day, 3.0% of the Invested Amount as of the end of the preceding distribution date.

        "Required Excess Seller Interest Percentage" means 3.0%.

        "Required Subordinated Amount" means, for any transfer date, an amount equal to 79.0% of the Maximum Subordinated Amount as of that transfer date.

        "Revolving Period" is defined on page S-13.

        "Seller's Certificates" is defined on page 27 of the prospectus.

        "Seller's Interest" is defined in the glossary of the prospectus.

        "Seller's Percentage" for any due period means 100% minus:

  (1)
  the Floating Allocation Percentage for such due period, when used with respect to Finance Charge Collections and Dealer Note Losses at all times and principal collections during the Revolving Period; or

  (2)
  the Principal Allocation Percentage for such due period, when used with respect to principal collections during the Accumulation Period or any Early Amortization Period.

        "Series 2003-1 Certificateholders" is defined on page S-12.

        "Series 2003-1 Certificateholders' Interest" means all allocations to the Series 2003-1 Certificateholders.

        "Series 2003-1 Controlled Amortization Amount" means an amount equal to the Invested Amount as of the distribution date preceding the Specified Accumulation Period Commencement Date divided by the Accumulation Period Length.

        "Series 2003-1 Controlled Deposit Amount" for any due period occurring during the Accumulation Period means the excess, if any, of:

  (1)
  the product of the Series 2003-1 Controlled Amortization Amount and the number of due periods that have occurred with respect to the Accumulation Period through and including that due period (but not in excess of the Accumulation Period Length) over

  (2)
  the amount on deposit in the Series Principal Account at the end of the preceding due period, except that, notwithstanding the foregoing, the Seller may, in its sole discretion, increase the Series 2003-1 Controlled Deposit Amount at any time and from time to time.

        "Series 2003-1 Supplement" is defined on page S-12.

        "Series Allocable Dealer Note Losses" is defined on page 38 of the prospectus.

        "Series Allocable Finance Charge Collections" is defined on page 38 of the prospectus.

        "Series Allocable Principal Collections" means, with respect to any business day, the sum of (a) the product of (1) the Series Allocation Percentage for the related due period and (2) the amount of principal collections deposited in the Collections Account on that business day and (b) if the Accumulation Period Commencement Date occurs on that business day, the product of (1) the Series Allocation Percentage for that due period and (2) the amount of funds on deposit in the Excess Funding Account on the Accumulation Period Commencement Date.

        "Series Allocable Servicing Fee" equals, for each due period occurring prior to the earlier of the first distribution date following the Series Termination Date and the first distribution date on which the Invested Amount is zero, an amount equal to one-twelfth of the product of (1) 1%, (2) the aggregate principal amount of dealer notes outstanding as of the last day of that due period, and (3) the Series Allocation Percentage for that due period.

        "Series Allocation Percentage" is defined in the glossary of the prospectus.

        "Series Principal Account" is defined on page 21 of the prospectus.

        "Series Principal Account Losses" means losses of principal on investment funds in the Series Principal Account.

        "Series Termination Date" means June 25, 2009.

        "Servicer Termination Event" is defined on page 36 of the prospectus.

        "Shared Principal Collections" is defined on page S-17.

        "Shared Seller Principal Collections" means on each business day:

  (1)
  during the Revolving Period, all Available Seller's Principal Collections and all Excess Seller's Principal Collections and

  (2)
  during an Accumulation Period, all Remaining Available Seller's Principal Collections and all Excess Seller's Principal Collections.

        There shall be no Shared Seller Principal Collections during an Early Amortization Period.

        "Specified Accumulation Period Commencement Date" means September 1, 2005.

        "Spread Account" is defined on page S-19.

        "Spread Account Deposit Amount" is defined on page S-19.

        "Subordinated Percentage" means 9.0%.

        "transfer date" is defined on page S-20.

        "Turnover" means, on any determination date, the quotient of (1) the product of (a) the sum of Dealer Note Collections for each of the related due period and the two immediately preceding due periods and (b) four divided by (2) the daily average principal amount of dealer notes outstanding during such due periods.

        "Underwriter" is defined on page S-26.

        "Used Vehicle Monthly Interest Rate" means, for any due period, the product of:

  (1)
  the per annum rate of interest and finance charges billed by Navistar Financial during that due period on dealer notes financing used vehicles;

    and

  (2)
  the quotient of:

  (a)
  the number of days during that due period,

    and

    (b)
    the actual number of days in the related calendar year.

        "Weighted Average Certificate Rate" means, for any distribution date, the sum of:

  (1)
  the Class A Certificate Rate, multiplied by a fraction, the numerator of which is the Class A Invested Amount and the denominator of which is the Invested Amount;

        and

  (2)
  the Class B Certificate Rate, multiplied by a fraction, the numerator of which is the Class B Invested Amount and the denominator of which is the Invested Amount.

        "Wholesale Portfolio" is defined on page S-7.

PROSPECTUS

Navistar Financial Dealer Note Master Trust
Dealer Note Asset Backed Certificates

Navistar Financial Securities Corporation
Seller

Navistar Financial Corporation
Servicer

Before you purchase any of the certificates, you should consider carefully the risk factors beginning on page 4 in this prospectus.

The sole source of payments on the certificates is the assets of the trust. The certificates are not interests in or obligations of Navistar Financial Securities Corporation, Navistar Financial Corporation, or any other person or entity.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

The trust—

•
may periodically issue asset backed certificates in one or more series

•
will own—

•
dealer notes arising from a portfolio of revolving floor plan financing agreements with retail truck, bus and trailer dealers

•
payments due on those dealer notes

•
other property described in this prospectus and in the prospectus supplement

•
will not own the dealer accounts from which the dealer notes arise

The certificates

•
will represent beneficial interests in the trust

•
will be paid only from the assets of the trust

•
will represent the right to payments in the amounts and at the times described in the prospectus supplement for that series

•
offered by this prospectus will be rated investment grade by at least one nationally recognized rating agency

•
may benefit from one or more forms of credit enhancement

•
may be issued as part of a designated series which may Include one or more classes

        Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2003.

WHERE TO FIND INFORMATION IN THIS PROSPECTUS
AND THE PROSPECTUS SUPPLEMENT

        We provide information to you about the certificates in two separate documents that provide varying levels of detail:

  (1)
  this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

  (2)
  the prospectus supplement for a series of certificates, which will provide financial and other information regarding the pool of receivables held by the trust and will specify the terms of a particular series of certificates, including:

  •
  which classes of the series are being offered;

  •
  the timing of interest and principal payments for each class of the series;

  •
  the priority of interest and principal payments for each class of the series;

  •
  information about credit enhancement for each class of the series, if any;

  •
  the ratings for each class of the series; and

  •
  the method for selling each class of the series.

        If the terms of your series of certificates vary between this prospectus and the prospectus supplement for that series, you should rely on the information in the prospectus supplement.

        You should rely only on the information provided in this prospectus and the prospectus supplement for your series of certificates. We have not authorized anyone to provide you with other or different information. You should not assume that the information in this prospectus and any prospectus supplement is accurate on any date other than the dates stated on their respective covers.

        We are not offering the certificates in any state where the offer is not permitted.

        You can find definitions of terms frequently used in this prospectus and references to pages where terms are defined under the caption "Glossary" which appears at the end of this prospectus.

        We include cross-references in this prospectus to captions in this prospectus where you can find further related discussions.

i

Tax Characterization of the Trust	53
Tax Shelter Disclosure and Investor List Requirements	54
STATE TAX MATTERS	55
General	55
Illinois and New York	55
ERISA CONSIDERATIONS	56
PLAN OF DISTRIBUTION	57
LEGAL MATTERS	58
WHERE YOU CAN FIND MORE INFORMATION	59
GLOSSARY	60
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	68
Initial Settlement	68
Secondary Market Trading	68
Certain U.S. Federal Income Tax Documentation Requirements	69

ii

SUMMARY

        This summary highlights selected information from this prospectus and provides an overview to aid in your understanding of the certificates. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of a series of certificates, carefully read this entire prospectus and the prospectus supplement.

The Parties

Issuer

        Navistar Financial Dealer Note Master Trust, an Illinois common law trust.

Seller

        Navistar Financial Securities Corporation, a wholly-owned special purpose financing subsidiary of Navistar Financial Corporation which buys dealer notes from Navistar Financial Corporation and transfers those notes to the Issuer.

Servicer

        Navistar Financial Corporation, a wholly-owned subsidiary of International Truck and Engine Corporation, is the servicer of the dealer notes.

Trustee

        The Bank of New York

The Certificates

        The trust will issue one or more series of certificates which will be sold to investors. Each series of investor certificates will contain one or more classes. The investor certificates offered under this prospectus may include all or only selected classes from a newly issued series of investor certificates and may include new or existing classes from a previously issued series of investor certificates.

        The investor certificates represent an undivided beneficial interest in the trust and the right to receive payments of interest on and the payment of the principal amount of the certificates to the extent specified in this prospectus and the prospectus supplement. The offered certificates do not represent interests in or obligations of and are not insured or guaranteed by Navistar Financial Corporation, Navistar Financial Securities Corporation or any other person or entity.

        The trust has also issued a certificate, which is currently held by Navistar Financial Securities Corporation, and may in the future issue additional certificates that represent the interest in the trust not represented by the investor certificates. These certificates are subordinate to the investor certificates to the extent described in this prospectus and are not being offered under this prospectus.

Interest

        Each series or class of investor certificates will have its own interest rate, which may be fixed, variable, contingent, adjustable or any combination of these characteristics. The interest rate or the method for determining the interest rate for a series or class of investor certificates will be specified in the prospectus supplement for that series.

        The trust will pay interest on each series or class of investor certificates at the times and in the priorities specified in the prospectus supplement. The sources of funds the trust will use to pay interest to investor certificateholders will be specified in the prospectus supplement for that series. These sources will generally include the portion allocated to the series of:

  •
  finance charge collections on the dealer notes held by the trust;

  •
  income from the investment of specified trust funds;

  •
  any net payments from interest rate swaps, if any; and

  •
  any other amounts described in this prospectus or the prospectus supplement.

Principal

        Each series or class of investor certificates will have a stated principal amount. The timing,

priority of payment, seniority and amount and method of determining payments of principal on each series or class of investor certificates will be described in the prospectus supplement. The sources of funds the trust will use to pay principal will be specified in the prospectus supplement. These sources will generally include the portion allocated to the series of:

  •
  principal collections on the dealer notes held by the trust;

  •
  all or a portion of the finance charge collections remaining after the payment of interest;

  •
  available credit enhancement; and

  •
  any other amounts described in this prospectus or the prospectus supplement.

        Generally, each series of investor certificates will have a revolving period during which no payments of principal are made. During the revolving period, the trust will generally transfer the collections of principal on the assets of the trust allocable to that series of investor certificates to the holders of other series of investor certificates or to Navistar Financial Securities Corporation as holder of the seller certificate. However, if the assets of the trust fall below a specified level, the trust will retain these principal collections and invest them in eligible assets.

        The manner in which the trust will apply available funds to the payment of principal of a series or class of investor certificates after the end of the revolving period will be specified in the prospectus supplement. Payments of principal on the investor certificates or any class of investor certificates may be made:

  •
  in a lump sum on a single date; or

  •
  in installments on specified dates in specified amounts or according to a specified formula until all outstanding principal has been paid.

        Upon the occurrence of specified events, payments of principal of a series or class of investor certificates may begin earlier than the date specified in the prospectus supplement. Upon the occurrence of the early amortization events specified for a series of investor certificates, the trust will apply all funds allocated to that series available to pay principal to the repayment of the outstanding principal of the investor certificates of that series. An early amortization event will likely result in the commencement of the repayment of principal on the certificates occurring earlier than the date specified in the prospectus supplement for that series, and may result in delays in the final payment or reductions in the amount ultimately paid on the investor certificates.

        In addition, the prospectus supplement may specify events upon which the trust will retain the funds allocated to a series of investor certificates and invest those funds in eligible investments for payment to the investor certificateholders on a later date. An investment event may result in delays in the final payment or reductions in the amount ultimately paid on the investor certificates.

Assets of the Trust

        The primary assets of the trust consist of a revolving pool of dealer notes arising under floor plan financing agreements between Navistar Financial Corporation and retail dealers to finance their inventories of new and used trucks, buses and trailers manufactured by International Truck and Engine Corporation and others. The trust assets also include:

  •
  the interest of Navistar Financial Securities Corporation in any insurance proceeds from the vehicles securing the dealer notes;

  •
  the interest of the Seller in the security interests in the financed vehicles related to the dealer notes and all proceeds of those security interests;

  •
  any interest rate swap, interest rate cap, or other interest rate hedge that the trust may enter into or obtain for the benefit of any series or class of investor certificates; and

  •
  amounts on deposit in specified trust accounts maintained for the trust or for a series or a class of investor certificates.

        As new dealer notes arise, Navistar Financial Securities Corporation will purchase from Navistar Financial Corporation those meeting predetermined eligibility criteria and transfer them to the trust. Accordingly, the aggregate amount of dealer notes in the trust will fluctuate from day to day as new dealer notes are generated and existing dealer notes are paid, charged off as uncollectible or otherwise adjusted or removed from the trust.

Servicing Fees

        For each series of certificates, the trust will pay the servicer with respect to that series of investor certificates a monthly fee specified in the prospectus supplement for servicing the dealer notes.

Tax Status

        Kirkland & Ellis, special tax counsel, is of the opinion that for federal and New York and Illinois state income tax purposes, the investor certificates will be characterized as indebtedness and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each investor certificateholder, by the acceptance of a certificate, agrees to treat the certificates as indebtedness for federal, state and local income and franchise tax purposes. See "Material Federal Income Tax Matters" and "State Tax Matters."

ERISA Considerations

        If a purchaser of investor certificates is an employee benefit plan and the assets of the trust were deemed to be "plan assets" of that purchaser, a prohibited transaction may result under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code. Unless certain conditions are satisfied, we cannot assure you that the assets of the trust will not be deemed to be "plan assets."

        Prior to purchasing any investor certificates on behalf of an employee benefit plan, the plan fiduciary should determine whether an investment in the investor certificates is permitted under the documents and instruments governing the plan. The plan fiduciary should also consult with counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of the plan's acquisition and ownership of investor certificates. See "ERISA Considerations."

Ratings of the Certificates

        All of the investor certificates offered by this prospectus will be rated investment grade by at least one nationally recognized statistical rating organization. Additional ratings, if any, for a series or class of offered investor certificates will be set forth in the prospectus supplement.

Risk Factors

        An investment in the investor certificates involves risks. See "Risk Factors" in this prospectus and the applicable prospectus supplement for a description of these risks.

RISK FACTORS

A bankruptcy of Navistar Financial or the Seller may delay or reduce payments on the investor certificates	Navistar Financial Corporation ("Navistar Financial") will sell dealer notes to Navistar Financial Securities Corporation (the "Seller"), and the Seller will transfer the dealer notes to the trust. Navistar Financial and the Seller have taken steps, such as the creation of the Seller as a special purpose entity, to ensure that the transactions described in this prospectus are respected and to reduce the likelihood that the Seller would voluntarily file for bankruptcy. However, if Navistar Financial or the Seller were to become a debtor in bankruptcy, a court could conclude that the dealer notes transferred to the trust are not owned by the trust, but rather are part of the estate of the debtor in bankruptcy. The court may conclude that the transfer of the dealer notes from the party in bankruptcy was not really a sale, but rather a secured financing. The court may also conclude that the party in bankruptcy and the owner of the dealer notes should be treated as a single entity rather than separate entities. If either of these were to occur, you could experience delays or reductions in payments on your certificates as a result of:
•
the "automatic stay" provisions of the U.S. Bankruptcy Code, which prevent creditors from exercising remedies against a debtor in bankruptcy, and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in specified circumstances;
•
any tax or government liens on Navistar Financial's or the Seller's property that arose prior to the transfer of dealer notes to the trust having a right to be paid from collections on the dealer notes before those collections are used to make payments on your certificates; and
•
the fact that the trust or the trustee may not have a perfected security interest in the financed vehicles or cash collections on the dealer notes held by Navistar Financial at the time a bankruptcy proceeding begins.

If Navistar Financial or the Seller were to become a debtor in bankruptcy, the Seller may be able to recover payments made by it to the trust to repurchase dealer notes prior to the date of the bankruptcy petition. This could result in delays or reductions in payments on your certificates.

In addition, if Navistar Financial, International Truck and Engine Corporation ("International"), any of their affiliates, or any of the manufacturers of the underlying vehicles filed for bankruptcy, the dealers might respond by delaying or withholding payments on the dealer notes, even without legal or contractual justification. This could result in delays or reductions in payments on your certificates.

Failure of Navistar Financial or the Seller to fulfill its repurchase obligations may adversely affect the trust
Navistar Financial, the Seller and their respective affiliates generally are not obligated to make payments to you on your certificates and do not insure or guarantee the payment of the dealer notes or your certificates. However, Navistar Financial will make representations and warranties to the Seller regarding the characteristics of the dealer notes. The Seller will assign these representations and warranties to the trust, and the Seller will make its own representations and warranties to the trust in connection with the transfer of the dealer notes to the trust. If Navistar Financial or the Seller breaches its representations and warranties, and the breach materially and adversely affects a dealer note or the interests of the investor certificateholders in that dealer note, the Seller will be obligated to repurchase that dealer note from the trust. In that event, Navistar Financial would be required to purchase that dealer note from the Seller. If Navistar Financial fails to repurchase that dealer note from the Seller, the Seller may not have adequate funds to repurchase the affected dealer note from the trust and you may experience delays or reductions in payments on your certificates. See "Description of the Investor Certificates — Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certificateholders' Interest."

The trustee has not made, and we do not anticipate that the trustee will make, any examination of the dealer notes or the records relating to the dealer notes for the purpose of establishing compliance with eligibility requirements, representations and warranties or any other purpose.
The trust assets are limited to the dealer notes and limited amounts of credit enhancement
The certificates represent obligations of the trust only. The sole source of payments on the certificates are the assets of the trust. The trust will not have any significant assets or sources of funds other than the dealer notes, its limited rights in accounts, and other rights or credit enhancements as specified in the prospectus supplement. The certificates are not obligations of and are not insured or guaranteed by Navistar Financial, the Seller or any other entity or person (including any affiliate of Navistar Financial, International, or the Seller). See "Description of the Investor Certificates — Allocation of Collections."

You must rely primarily on payments on the trust's dealer notes, funds in the specified accounts and any other credit enhancements for repayment of your certificates. In addition, you may have to look to the proceeds from the repossession and sale of the collateral that secures defaulted dealer notes and the proceeds from any recourse against dealers under the financing agreements. If these sources are insufficient, you might experience delays or reductions in payments on your certificates.
The trust depends on Navistar Financial and International
The trust completely depends on Navistar Financial as its exclusive source for new dealer notes. Navistar Financial depends on the ability of International to sell International vehicles to dealers in exchange for new dealer notes.

We cannot assure that International will continue to sell International vehicles at the same rate as in prior years. Decreased sales could result from the possibility of declining sales in the trucking industry generally, strikes, fires or other unforeseeable events. A significant decline in International's sales of International vehicles may cause delays or reductions in payments on your certificates.

International currently purchases all new International vehicles that Navistar Financial has repossessed from terminated dealers. International pays cash for these vehicles equal to the balance due on the underlying dealer notes. If International were to stop purchasing these repossessed vehicles, the amount of dealer notes written off as uncollectible could increase. An increase in the amount of dealer notes written off could result in losses on your certificates if all sources of credit enhancement for your certificates were exhausted. International currently plans to continue these purchases.

International provides a substantial amount of floor plan and other financial assistance to dealers through a number of formal and informal programs. See "The Navistar Financial Dealer Floor Plan Financing Business" and "Relationship with International Truck and Engine Corporation." This financial assistance often accounts for more than half of all outstanding interest obligations on the dealer notes. International deposits the amount of this assistance in the interest deposit account at approximately the same time that it gives a dealer financial assistance. However, sales of International vehicles could decrease if International were to discontinue providing financial assistance to dealers. A reduction in sales of International vehicles could cause delays or reductions in payment on your certificates.

Navistar Financial currently services the dealer notes. If Navistar Financial were to stop acting as servicer, you could experience delays in payments on your certificates. Navistar Financial plans to continue servicing the dealer notes.
The failure of dealers to make payments on the dealer notes could delay or reduce payments on the investor certificates
The trust's ability to make payments on the investor certificates generally depends on collections from dealers on the dealer notes. The prospectus supplement will describe past patterns of dealer payments on similar dealer notes.

The timing of the sale of vehicles is uncertain. It depends on many economic and social factors that are beyond the control of Navistar Financial, the Seller and the trust. Navistar Financial does not guarantee that dealers will pay on the dealer notes at the same rate as in the past or in any particular pattern. If the dealers' ability to pay on the dealer notes declines for whatever reason, you might experience delays or reductions in payments on your certificates.

Dealer notes may be unsecured due to sales out of trust
Dealers give Navistar Financial a security interest in the vehicles they purchase to secure their obligations under the dealer notes. When the financed vehicle is sold, Navistar Financial's security interest in the vehicle generally will terminate. If the dealer who sold the vehicle fails to pay Navistar Financial the amount owed on the dealer notes, the dealer notes will become unsecured because the buyer generally takes the vehicle free of the security interest. If the financed vehicle is sold "out of trust," that is, sold without the dealer applying the proceeds of the sale to repay the dealer notes, the trust will not be able to foreclose on the financed vehicle. This may result in delays or reductions in payments on your certificates.
Failure of Navistar Financial to generate sufficient new dealer notes may result in the trust holding assets with a lower yield
The trust depends upon Navistar Financial to generate new dealer notes to replace the dealer notes that are repaid. In the event that Navistar Financial is unable to generate sufficient new dealer notes, or is unable to transfer the dealer notes it generates because of restrictions in its financing arrangements or otherwise, the trust may be required to hold cash or investment securities rather than dealer notes. The yield on cash or investment securities may be lower than the yield on dealer notes. Because the trust's assets are the sole source of payments on the certificates, this could result in delays or reductions in payments on your certificates. Navistar Financial does not guarantee that it will continue to generate dealer notes at historical rates. The following events could negatively impact Navistar Financial's ability to generate new dealer notes:
	•	A decline in the manufacture and sale of trucks and trailers due to an economic downturn, a labor disruption, competitive pressure, or other factors;
	•	A change in vehicle distribution practices;
	•	A change in dealer inventory management practices;
	•	A change in the interest rates charged by Navistar Financial to dealers;
	•	A change in the amounts of the credit lines or other terms offered by Navistar Financial to dealers;
	•	Defaults on accounts by dealers;
	•	Termination of dealer franchises;
	•	Dealers becoming insolvent or filing for bankruptcy; or
	•	Seasonal fluctuations in the sale of vehicles.

Dealer concentration may result in larger losses from a single dealer default
As of April 30, 2003, Navistar Financial provided wholesale financing to 288 of International's domestic dealers. Of these dealers, 88 accounted for approximately 80% of the dealer notes. As a result of this level of dealer concentration, the financial failure of any single dealer could adversely affect the certificateholders. In order to reduce the potential impact of the financial failure of any single large dealer on the trust, each dealer is subject to a concentration limit (the "Concentration Limit"). The concentration limit prohibits the trust from holding dealer notes from a single dealer in excess of the greater of the following:
	(1)	$4,000,000; or
	(2)	2.0% of the sum of the aggregate principal balance of dealer notes and the aggregate principal amount of funds on deposit in the excess funding account in the trust.
The issuance of additional series of investor certificates could adversely impact the trust
We expect the trust to issue additional series of investor certificates in the future. We will deliver a supplement to the trustee in connection with the issuance of other series which will describe the principal terms of the series. The principal terms may include:
	•	methods for determining applicable allocation percentages and allocating collections;
	•	provisions creating different or additional security or other credit enhancement;
	•	provisions creating different classes of certificates, including subordinated classes of certificates; and
	•	any other amendment or supplement to the pooling and servicing agreement which is applicable only to that series.

A new supplement will not change the terms of your certificates or the terms of the pooling and servicing agreement as applied to your certificates except to the extent that such change would be permitted as an amendment accomplished without the consent of certificateholders. See "Description of the Investor Certificates — New Issuances" and " — Amendments." As long as any investor certificates are outstanding, the applicable rating agencies must confirm that they will not lower or withdraw the rating on any series of investor certificates before we can execute a supplement and issue the new series. We call this requirement the rating agency condition.

The rating agency condition is intended to protect against an adverse effect on the investor certificates. However, the terms of any other series might have an impact on the timing or amount of payments on certificates. The issuance of additional series could reduce excess interest collections which would otherwise be available to your series. For example, the additional series might have a higher interest rate or swap floating rate than your series of certificates.

An additional series could also create a longer accumulation period or early amortization period for your series. For example, an additional series could have an expected payment date that would require it to be in an accumulation period at the same time as your series, or an additional series could enter an early amortization period at the same time as your series. Further, the issuance of an additional series will reduce the Seller's interest in the trust. A lower Seller's interest could increase the possibility that a shortfall in the amount of available dealer notes in the trust would require funds to be retained in the trust and invested in short-term eligible investments in order to maintain the required minimum Seller's interest in the trust. Increased holdings of eligible investments in the trust will reduce the overall portfolio yield of the trust, which could cause delays or reductions in payments on your certificates.

Upon written request, the Seller will provide to you the prospectus or other document describing or summarizing the salient terms of any subsequently issued series. This document will describe the events which could result in the commencement of an early amortization event or investment period with respect to that series.
International's ability to change terms of dealer notes could adversely impact the trust
International may change the terms governing new dealer notes at any time so long as any change is made on a non-discriminatory basis. The trust is obligated to acquire only eligible dealer notes, which include those dealer notes with an interest rate:
• based on the prime rate or another benchmark floating interest rate; and
• subject to adjustment at least monthly.

We cannot assure that the interest rate on dealer notes will always exceed the interest rate on the certificates. Failing to maintain an appropriate spread between the interest rate on dealer notes and the interest rate on the certificates may cause delays or reductions in payments on your certificates.

THE SELLER AND THE TRUST

The Seller

        Navistar Financial Securities Corporation, or the Seller, was incorporated in the State of Delaware on September 13, 1990. The Seller was organized for the limited purpose of purchasing dealer notes from Navistar Financial and transferring those dealer notes to third parties. The Seller's executive offices are located at 2850 W. Golf Road, Rolling Meadows, IL, telephone (847) 734-4000.

The Trust

        The trust was formed in 1995 in accordance with the laws of the State of Illinois pursuant to the "pooling and servicing agreement." The assets of the trust include:

  •
  the outstanding dealer notes that have been transferred to the trust, all monies due or to become due and all proceeds of the dealer notes;

  •
  the interest of the Seller in the security interests in the financed vehicles related to the dealer notes and all proceeds of those security interests;

  •
  the interest of the Seller in any amounts recovered by the servicer from any casualty insurance policies covering any dealer with respect to financed vehicles (the "Insurance Proceeds");

  •
  any interest rate swap, interest rate cap or other interest rate hedge entered into or obtained by the trustee for the benefit of any series; and

  •
  all funds on deposit in specified accounts of the trust, including funds on deposit in the Series Principal Account, the Distribution Account, any spread account, the Excess Funding Account, the Interest Deposit Account and any other Series Account created under a supplement to the pooling and servicing agreement associated with the investor certificates of a series.

        On each business day during the term of the trust, Navistar Financial generally sells dealer notes to the Seller and the Seller transfers those dealer notes to the trust based on criteria provided in the pooling and servicing agreement. Accordingly, the aggregate amount of dealer notes in the trust fluctuates from day to day as new dealer notes are generated and as existing dealer notes are collected, charged off as uncollectible or otherwise adjusted or removed from the trust.

        The trust was formed pursuant to the pooling and servicing agreement for these and similar transactions. Prior to formation, the trust had no assets or obligations. The trust has not engaged and will not engage in any business activity other than:

  •
  acquiring and holding the dealer notes and the other assets of the trust described in this prospectus and proceeds from those assets;

  •
  issuing investor certificates of any series or class; and

  •
  issuing the Seller's Certificate.

USE OF PROCEEDS

        Except as provided in the prospectus supplement, the net proceeds from the sale of the offered investor certificates will be paid to the Seller. The Seller will use those proceeds (net of any amounts retained in the Excess Funding Account to maintain the Seller's Interest at least equal to the Minimum Seller's Interest) to repay indebtedness to Navistar Financial incurred by the Seller in connection with the Seller's purchase of dealer notes from Navistar Financial prior to the related closing date. The Seller incurs this indebtedness under a Master Revolving Credit Agreement between Navistar Financial and the Seller (the "Master Revolving Credit Agreement"). Interest accrues on the outstanding principal amount of the note representing this indebtedness (the "Master Revolving Note") at a rate per annum equal to the prime rate of interest announced from time to time by JPMorgan Chase Bank, or its successors and assigns. The principal amount of the Master Revolving Note is due and payable on the date on which the purchase agreement terminates in accordance with its terms. Navistar Financial will use the proceeds received from the Seller to repay outstanding short term indebtedness.

THE NAVISTAR FINANCIAL DEALER FLOOR PLAN FINANCING BUSINESS

        Wholesale promissory notes issued by dealers to International or Navistar Financial are conveyed to the trust by the Seller under the pooling and servicing agreement. When used in this prospectus, unless the context otherwise requires, "dealer notes" refers to those dealer notes which are held by the trust. The dealer notes are issued by dealers to purchase new truck bodies, buses and trailers manufactured by International or its affiliates (we call these "International vehicles") or other manufacturers (we call these "OEM vehicles") or used trucks, truck bodies, buses or trailers (we call these, including International vehicles and OEM vehicles, "financed vehicles").

        As of April 30, 2003, Navistar Financial was the principal source of "wholesale" or "floor plan" financing for approximately 288 dealers in the United States. The percentage of new International vehicles sold directly to dealers in the United States for which Navistar Financial provided financing was approximately 96% and 96%, for the first six months of fiscal years 2003 and 2002, and 96%, 96%, 96%, 96%, and 95%, for fiscal years 2002, 2001, 2000, 1999, and 1998, respectively. Navistar Financial finances truck, trailer and bus dealers and a small number of allied equipment manufacturers (such as school bus distributors and manufacturers or their affiliates and distributors of cement mixers and other bodies). Navistar Financial services the dealers through its home office located in Rolling Meadows, Illinois and through three regional finance offices located throughout the United States.

Creation of Dealer Notes

        Navistar Financial finances 100% of the wholesale invoice price of new financed International vehicles, including destination charges. International creates a wholesale note upon shipment of each new International truck to a dealer and executes that wholesale note under the signature authority of the dealer granted to International. Navistar Financial purchases all wholesale notes relating to new International vehicles from dealers financed by Navistar Financial on a daily basis from International, as described in "Relationship With International Truck and Engine Corporation."

        Navistar Financial creates wholesale notes with respect to OEM vehicles in accordance with procedures established with the vehicle manufacturers and OEM dealers, but generally they are created when, upon Navistar Financial's receipt of an invoice from the vehicle manufacturer, Navistar Financial executes wholesale notes under the signature authority of the OEM dealer granted to it. Navistar Financial finances 75% of the as-is appraised retail value of used vehicles taken in trade by a dealer or purchased by a dealer from outside sources, and 100% of the purchase price for used vehicles purchased by a dealer from an International Used Truck Center and at 100% of the Navistar Financial appraised value for repossessed vehicles purchased from Navistar Financial. Used vehicles represented approximately 6%, 7%, 6%, 6%, 7%, 6%, and 7%, of the aggregate amount of wholesale notes serviced by Navistar Financial as of April 30, 2003 and 2002, October 31, 2002, 2001, 2000, 1999, and 1998, respectively. Navistar Financial will continue to purchase from International wholesale notes issued by a dealer for new International vehicles and to provide floor plan financing to a dealer for OEM vehicles and used vehicles so long as the dealer agreement of that dealer is in effect and that dealer satisfies Navistar Financial's credit guidelines. See "— Credit Approval Process and Credit Guidelines" and "— Dealer Monitoring; Write-Offs."

Credit Approval Process and Credit Guidelines

        Navistar Financial provides floor plan financing to dealers based upon pre-established credit guidelines ("Credit Guidelines"). Navistar Financial must approve each prospective dealer before that dealer receives a dealer agreement.

        Navistar Financial bases its approval upon a credit evaluation of the principal owners of a prospective dealer and that dealer's capital structure. In conducting a credit evaluation, representatives of Navistar Financial's regional finance office will conduct interviews with prospective dealer principal(s), obtain credit applications and personal financial statements, review "letters of intent" provided by management of the prospective dealership and review existing business plans and proposed funding sources for the purchase and/or financing of the prospective dealership (which proposals generally include pro forma financials for the following three to five years). In addition, Navistar Financial will obtain both personal and business credit references and will evaluate any available credit bureau reports.

        If a prospective dealer is approved by Navistar Financial, the dealer and International enter into a dealer agreement and International offers the dealer wholesale floor plan terms approved by Navistar Financial. The principal owner of the dealer is generally required by Navistar Financial to guarantee the dealer's obligations to International and Navistar Financial. Pursuant to the dealer agreement, in order to secure all indebtedness of the dealer to Navistar Financial or International, the dealer grants to Navistar Financial and International a first priority security interest in its inventory of new and used vehicles. Generally, the dealer also grants Navistar Financial a security interest in its service parts inventory. Navistar Financial maintains a master physical damage insurance policy providing coverage for each financed vehicle. The policy provides coverage to Navistar Financial and the related dealer on all financed vehicles for the actual cash value of each financed vehicle up to an aggregate amount of $17 million per contiguous dealer location for each loss occurrence. The policy has been endorsed to provide that the Seller and the trustee are loss payees as their interests may appear.

        Navistar Financial establishes a base inventory guideline to provide floor plan financing adequate for a dealer's normal vehicle sales. The inventory guidelines are based upon the dealer's financial strength, its current credit and collection history and the dealer's historical or projected sales volume. Navistar Financial reviews a dealer's guideline at least annually.

        The Navistar Financial corporate office staff and the appropriate regional finance office compare each dealer's prescribed inventory guideline with the aggregate principal amount of wholesale notes actually issued by that dealer and outstanding. If the amount of notes outstanding exceeds the dealer's guideline by a certain percentage (the percentage is based upon the dealer's financial strength rating), the Navistar Financial regional credit manager may place the dealer on inventory control. In addition, a dealer also may be placed on inventory control if

  •
  the dealer fails to remit proceeds as agreed,

  •
  if the dealer's new or used vehicle inventory is over-aged,

  •
  if the dealer's open account is past due, or

  •
  if a dealer's check is returned unpaid.

        Once a dealer is placed on inventory control, the regional finance office will report monthly to Navistar Financial's corporate office management any progress made to resolve the deficiency. Upon its review, Navistar Financial's corporate office management will take appropriate actions with respect to that dealer. For example, International may be requested to sell and transfer specified truck inventory to another dealer. In extreme cases, Navistar Financial may foreclose on all outstanding wholesale notes, place the dealer on cash-on-delivery terms or terminate its financing arrangements with the dealer.

        Dealers that are placed on inventory control will not receive Navistar Financial financing for shipments unless specifically approved by Navistar Financial. Accordingly, if International generates a wholesale note to finance the purchase of a new International vehicle by a dealer on inventory control without the prior approval of Navistar Financial, Navistar Financial will charge International for the amount of that wholesale note. Navistar Financial may approve shipments to a dealer on inventory control to fill orders for trucks that have already been sold to a retail purchaser or to permit the dealer to stock a particular model vehicle. A dealer will remain on inventory control until the circumstances that caused it to be placed on inventory control are remedied to the satisfaction of the regional finance office credit manager. Navistar Financial will not purchase the invoice or set up a floor plan note for OEM vehicles if a dealer is in default or shipment is otherwise not approved by Navistar Financial.

        The following table shows the percentage of dealers on inventory control and the percentage of the total wholesale note balances of those dealers as of the end of the period specified:

	As of April 30		As of October 31
	2003	2002	2002	2001	2000	1999	1998
Percentage of Dealers on Inventory Control	3.9%	5.9%	4.3%	6.3%	2.5%	2.1%	0.6%
Percentage of Notes (total balance) from Dealers on Inventory Control	3.1	3.7	3.4	3.3	1.2	0.5	0.2

        A key component in Navistar Financial's credit approval system is the dealer's equity position. In the event that a dealer is put on inventory control due to low equity, then its removal from inventory control is dependent upon increasing its sales and profits over the period of time necessary to rebuild its equity.

Payment Terms

        A wholesale note issued by a dealer for a new financed vehicle is due on the earlier of the sale of the vehicle or a specified date generally within 365 days from the first day of the calendar month following the date of shipment of the vehicle to the dealer. If the wholesale note is not paid at the end of the 365 day period, the dealer may extend the term of the wholesale note for 90 days in exchange for a quarterly curtailment payment equal to 10% of the original balance of the wholesale note. These curtailment payments and 90-day extensions are permitted until the balance of the wholesale note is paid in full or until the unit is sold, as long as the dealer maintains its floor plan financing arrangements with Navistar Financial and the underlying new financed vehicle has not been sold and delivered to the customer. Navistar Financial may, in its discretion, waive any curtailment payment.

        A wholesale note secured by a used financed vehicle is due on the earlier of the sale of the used financed vehicle or a specified date generally no later than 180 days from the date of financing. A dealer is allowed to extend quarterly the term of a used vehicle wholesale note for 90-day periods upon payment of a curtailment amount equal to 10% of the original principal balance of the wholesale note, as long as the vehicle is in dealer inventory. These extensions may continue until the wholesale note is paid in full. Navistar Financial may, in its discretion, waive any curtailment payment.

        Currently, Navistar Financial charges interest on wholesale notes outstanding during any month at a rate equal to the prime rate plus a designated spread. The prime rate currently is reset monthly by Navistar Financial based upon the reference banks' prime rate as of the third Monday of the preceding month and is applied to all balances outstanding during the applicable period. Wholesale notes secured by new financed vehicles generally bear interest at a spread equal to 1% or more over the prime rate, while used vehicle wholesale notes generally bear interest at a spread equal to 1 1/2% or more over the prime rate.

        The competitive rate environment may change the pricing of dealer floor plan financing. Upon giving notice to the dealers, International or Navistar Financial may change the reference rate mechanism in any manner — for example, by changing the reference banks, the intervals between which the reference rate is reset or the reference rate itself — or the applicable spread(s).

        In addition, Navistar Financial may offer special pricing programs to dealers who enroll in those programs. Navistar Financial currently is offering the Advantage program which allows an enrolled dealer to obtain discounts based on the volume and finance market share of retail finance and lease business generated by that dealer. A dealer can earn rebates that effectively reduce its base floor plan financing charges by up to 100 basis points. Additional pricing actions may be taken by Navistar Financial to meet competition in a market area.

        Navistar Financial also currently charges each dealer a monthly charge, called the flat charge, equal to 0.065% of the dealer's aggregate outstanding wholesale note balance as of the end of each month, subject to specified monthly minimum charges. Under some rebate programs a dealer may reduce its flat charges by up to 50%. Upon giving notice to the dealers, International or Navistar Financial may change the flat charge percentage.

Billing and Collection Procedures

        An open account statement, which describes interest and flat charges and other billing and account information, is prepared by Navistar Financial and distributed on a monthly basis to each dealer. Each dealer's open account statement is generated on approximately the second business day of the month, and payments are due on the fifteenth day of the month in which they are billed. Interest and flat charges are billed in arrears. Dealers remit interest payments by check or electronic funds transfer to a lockbox owned by Navistar Financial. See "Relationship with International Truck and Engine Corporation — Open Account."

        Each dealer's monthly open account statement also contains a "Wholesale Note and Inventory Statement" prepared by Navistar Financial, listing each outstanding note issued by the dealer and detailing all credits and debits applied to each wholesale note during the period. Dealers are required to remit principal payments on wholesale notes when due by check or electronic funds transfer to Navistar Financial's lockbox.

Dealer Monitoring; Write-Offs

        Navistar Financial's financial services representatives or agents of Navistar Financial conduct physical inventory checks of each dealer's inventory on a regular basis to verify that the dealer is paying its wholesale notes upon receiving payment for the related financed vehicles from retail customers. Navistar Financial performs these inventory checks monthly for most dealers, although some dealers with satisfactory financial strength and good payment histories or with small dealerships in remote areas are inventoried only every sixty to ninety days. The timing of each visit is varied and no advance notice is given to the dealer. Representatives conduct a physical inventory check by comparing the serial numbers of the vehicles on the dealer's premises to a current listing of vehicles being financed by Navistar Financial. Representatives also confirm with outside sources such as body shops that they hold units of a dealer's inventory. Navistar Financial regional finance offices perform approximately five test checks per month to ensure that each financial services representative's inventory checking procedures are proper. Test check procedures are more stringent than inventory checks and involve a review of a dealer's remittance habits and financial records.

        When Navistar Financial discovers that a dealer is experiencing financial difficulties, Navistar Financial's regional finance office closely monitors the dealer while working with the dealer to improve its financial condition. In these circumstances, Navistar Financial field management personnel may perform a more detailed audit to verify a dealer's inventory, cash and sales records. These detailed audits also take place when

  •
  the routine inventory check reveals a shortage in a dealer's inventory,

  •
  Navistar Financial receives from a dealer a check for which the dealer does not have sufficient funds, or

  •
  Navistar Financial deems itself insecure.

        The dealer is required to make a payment in certified funds of all amounts owing to Navistar Financial before the Navistar Financial representative leaves the dealer's premises. If the dealer cannot pay the amount owing to Navistar Financial, Navistar Financial may place the dealer on cash-on-delivery status for parts orders, and prohibit future shipment of vehicle orders to the dealer unless those orders are "sold orders" and specific arrangements are made to assure prompt receipt of the proceeds by Navistar Financial.

        If Navistar Financial's review reveals that a dealer has used proceeds from vehicle sales due to Navistar Financial for other purposes, the Navistar Financial regional finance office will place the dealer on cash-on-delivery terms. Navistar Financial causes International to hold all shipments to the dealer and sends letters to the dealer's guarantors and bank advising them of Navistar Financial's interest in the dealer's funds. In addition, Navistar Financial's regional finance office management takes certain actions at the dealership, including obtaining the manufacturer's statement of origin or the certificate of title for each vehicle in the dealer's inventory.

        If a dealer is unable to pay amounts owing to Navistar Financial, International may terminate the dealer agreement in accordance with the terms of the dealer agreement and applicable state law. Generally, in these circumstances the dealer will return all new vehicles and parts inventory to International in accordance with the terms of the dealer agreement and will receive credit against the dealer's outstanding wholesale notes. If the dealer resists termination, however, Navistar Financial will declare the dealer in default of its obligations, accelerate its wholesale notes and foreclose on its collateral by taking possession of the dealer's vehicle and parts inventory. If necessary, Navistar Financial will obtain a court order requiring foreclosure. The dealer's new vehicle inventory purchased from International is returned to International in exchange for International's cash payment in full of the dealer's wholesale notes and the fulfillment of any other obligations owing to Navistar Financial subject to the terms of the dealer agreement and applicable state law. Similar arrangements are in effect with other OEM suppliers with respect to OEM notes. Used vehicles are sold to the highest bidder; the proceeds are paid to Navistar Financial to satisfy amounts owing to it. Navistar Financial will seek to collect any remaining amounts it is owed from any other collateral that it may hold and from the dealer's guarantors.

        Once Navistar Financial has commenced liquidating a dealer's inventory, it writes off any amounts that it identifies as uncollectible. During the course of a liquidation, Navistar Financial may recognize additional losses or recoveries. Collections under a parts security agreement, a guarantee or other security arrangement are generally allocated to the following items in the following order:

(1)
open account balances, new wholesale note balances, parts note balances, deficiency balances on used floor plan notes;

(2)
dealer retail note deficiencies, retail note recourse obligations, and finally;

(3)
obligations owed to International by the dealer.

        Wholesale notes secured by new OEM vehicles also are generally foreclosed by return of these vehicles to the manufacturer in the event of dealer termination.

RELATIONSHIP WITH INTERNATIONAL TRUCK AND ENGINE CORPORATION

        International Truck and Engine Corporation is a leading producer of mid-range diesel engines, medium and heavy duty trucks, school buses, severe service vehicles and parts and services sold under the International brand, primarily for sale in the United States and Canada, as well as Mexico and other selected export markets. International has been manufacturing trucks for approximately 100 years. It offers a full line of diesel-powered products in the common carrier, private carrier, government/service, leasing, construction, energy/petroleum and student transportation markets. International also produces mid-range diesel engines for use in its trucks, school buses and selected heavy duty truck models and for sale to original equipment manufacturers. As Navistar Financial is a wholly owned finance subsidiary of International, the level of Navistar Financial's floor plan financing activity is substantially dependent on the level of sales of International and its dealers so that any continuing material change in International and its dealers may have a corresponding effect on Navistar Financial's floor plan financing business.

        International provides floor plan assistance to dealers through several formal and informal programs, which are specifically discussed in " — Special Price Allowances at Retail" and " — Floor Plan Financing Assistance." Much of this assistance is provided at the option of International, which may terminate any of these optional programs in whole or in part at any time.

Interest Deposit Agreements and Interest Deposit Accounts

        In order to promote the sale of International vehicles, International periodically grants interest credits to dealers and implements programs pursuant to which International undertakes to pay, on behalf of the dealers, interest owing on some of the dealer notes. We refer to these dealer notes as "temporary non-interest bearing dealer notes." In order to insure that the amount of the interest owed to the trust will be available, International, the servicer and the trust have entered into an Interest Deposit Agreement (the "Interest Deposit Agreement"). Pursuant to the Interest Deposit Agreement, International makes weekly deposits into the Interest Deposit Account in an amount equal to the amount of interest International has undertaken during that week to pay on behalf of the dealers. International has never failed to make any deposit of amounts required under the Interest Deposit Agreement. Pursuant to the terms of the Interest Deposit Agreement, International and the servicer will calculate the ITEC Interest Amount as of the close of business on Friday (or the immediately preceding business day if that Friday is not a business day) of each week and as of the close of business on the last business day of each due period (each, a "Calculation Day").

        If on any Calculation Day the amount on deposit in the Interest Deposit Account which the trustee has established and maintains for the benefit of the certificateholders (the "Interest Deposit Account"), including any interest earned on that account (collectively, the "Deposit Amount"), is less than the ITEC Interest Amount, International will deposit the amount of the deficiency in the Interest Deposit Account. However, if on any Calculation Day the Deposit Amount exceeds the ITEC Interest Amount, the servicer will direct the trustee to withdraw the excess from the Interest Deposit Account on the business day following that Calculation Day (the "ITEC Payment Date") and refund that amount to International.

Master Intercompany Agreement

        The operating relationship between Navistar Financial and International is governed by a Master Intercompany Agreement dated as of April 26, 1993 and amended from time to time (the "Master Intercompany Agreement").

        Purchase of Notes and Accounts Receivable.    The Master Intercompany Agreement requires that International, with limited exceptions, offer Navistar Financial all wholesale notes which International acquires in the regular course of its business from sales of trucks and related equipment to dealers and customers. These offers must be on terms which will (together with charges made to others for financing services) afford reasonable compensation for the financing services rendered by Navistar Financial to International and the dealers with respect to the sale of International products and used goods. Navistar Financial in turn has agreed, to the extent that it is able to finance these purchases, that it will purchase all of these receivables without recourse except those, if any, as to which the risk of loss is unacceptable to Navistar Financial.

        Pursuant to the Master Intercompany Agreement, Navistar Financial also purchases International wholesale accounts receivable from the dealers arising out of International's sales of goods (primarily parts) and services to those dealers. Navistar Financial receives compensation from International in the form of a floating rate service charge for financing these accounts.

        Payments to International for Administrative and Other Services.    The Master Intercompany Agreement provides for payment by Navistar Financial to International of service fees for data processing and other administrative services provided by International to Navistar Financial. The amounts of these service fees are agreed upon periodically, taking into consideration the nature and costs of those services. Navistar Financial paid International service fees of $2.2 million, $2.5 million, $3.0 million, $2.6 million, and $2.6 million for fiscal years 2002, 2001, 2000, 1999, and 1998, respectively.

No Guarantee by International

        None of the operating agreements are guarantees by International of the interest on or principal of the notes, the account balances or any other obligation of the obligors under the agreements.

Special Price Allowances at Retail

        International may agree with a dealer to pay a portion of the principal amount of a wholesale note issued by the dealer when the dealer sells the vehicle financed by that note to a retail customer. These "retail special price allowances" are intended to respond to competitive pressures by allowing a dealer to offer a lower price to a potential customer.

        Generally, International will approve a retail special price allowance for a vehicle held in inventory only when the dealer has identified a potential buyer. A representative of the dealer submits to International an electronic application for the retail special price allowance specifying certain pertinent information for the retail special price allowance. International will quote the dealer the retail special price allowance electronically or on the telephone and later confirm it on a computer printout sent to the dealer. Once approved, a retail special price allowance is only effective for a 60-day period. If the dealer does not sell the vehicle to the identified customer during that time, the dealer must reapply for, or seek an extension of, the retail special price allowance.

        International is required to remit the amount of a retail special price allowance to Navistar Financial upon the sale by the dealer of the vehicle financed by the wholesale note. However, Navistar Financial does not reduce the principal balance of the wholesale note until it actually receives payment of the retail special price allowance from International. Although International has never failed to make such a payment, it is the policy of Navistar Financial and International that the dealer is obligated to the holder of the wholesale note for the entire principal amount of the wholesale note until Navistar Financial receives payment from International. If International becomes financially unable to continue providing this assistance or otherwise refuses to meet its payment obligations, delays in the payment of dealer notes could occur as a result of dealer disputes with Navistar Financial. In a dispute, a dealer could assert that the outstanding balance of the disputed dealer note should be reduced by the amount of any credit or deduction previously approved by International with respect to that dealer note.

        In addition to providing retail special price allowances, International may also provide wholesale special price allowances to dealers ordering trucks for inventory. Unlike a retail special price allowance, a wholesale special price allowance will reduce the invoice price of the truck and the original principal amount of the wholesale note. Therefore, in contrast to a retail special price allowance, International has no subsequent principal payment obligation for that wholesale note.

Floor Plan Financing Assistance

        General.    International currently has a number of formal and informal floor plan assistance programs for dealers. International implements these programs in two ways:

  (1)
  by issuing dealers interest credits to be applied to their monthly statements, or

  (2)
  by paying wholesale note interest to Navistar Financial on the dealers' behalf for a specified period of time. In each case, these programs are agreements between International and the dealers and do not affect the dealers' obligations on the wholesale notes until Navistar Financial receives payment of amounts owing to it on the wholesale notes. International may choose to discontinue or alter these programs in the future.

        Interest Credits.    International's floor plan assistance terms currently provide that, upon issuance of a wholesale note by a dealer, International will issue a credit (an "Interest Credit") to a dealer's floor plan statement and then transfer the Interest Credit to the dealer's open account balance in order to provide the dealer with a specified free interest period for the underlying financed vehicle. International presently provides a free interest period of 15 days for new financed vehicles that the dealer has sold to retail customers, 45 days for new financed vehicles that the dealer intends to hold as inventory and 105 days for school bus chassis. The Interest Credit is issued when International issues an invoice for the financed vehicle and is computed at the interest rate in effect as of that date, taking into account the principal amount of the wholesale note and the number of days covered by the Interest Credit.

        The aggregate amount of Interest Credits is transferred from the dealer's floor plan statement to its open account balance on a monthly basis. If the aggregate amount of these credits exceeds the interest charges for the month, the dealer is entitled to apply the excess to any of its outstanding obligations to Navistar Financial and International that appear on its open account statement. The dealer remains obligated to pay interest on the wholesale note to which the Interest Credit relates.

        Pursuant to the Interest Deposit Agreement, International deposits in the Interest Deposit Account on a weekly basis an amount equal to all Interest Credits granted by it to dealers during that week. See " — Interest Deposit Agreements and Interest Deposit Accounts."

        Payment of Interest by International.    International's current floor plan assistance terms also include an agreement by International to pay interest on behalf of the dealers for the period during which the financed vehicles are in transit to the dealers. In addition, International periodically implements special sales programs in which it agrees to pay interest on behalf of the dealers for extended periods. Pursuant to the Master Intercompany Agreement, International pays the amount of interest owing on the wholesale notes directly to Navistar Financial. The dealers are not billed for interest owing on the wholesale notes for the specified period. International will continue to pay interest on a wholesale note on behalf of a dealer until the first to occur of the end of the specified time period or the sale of the underlying financed vehicle.

        The Interest Deposit Agreement requires International to deposit in the Interest Deposit Account on a weekly basis an amount equal to the aggregate amount of interest that International has agreed during that week to pay on behalf of the dealers, regardless of whether that interest has been earned on the wholesale notes or if that interest is to be earned in the future. International has never failed to make a deposit as required by the Interest Deposit Agreement.

        The following table describes the average monthly amount of Interest Credits and International interest payments (in millions of dollars) for the periods ended on the date specified:

	Six Months Ended April 30		Fiscal Year Ended October 31
	2003	2002	2002	2001	2000	1999	1998
Average monthly amount of Interest Credits	$0.3	$0.3	$0.4	$0.8	$1.5	$1.5	$1.7
Average monthly amount of International interest payments	1.2	1.3	1.4	2.4	3.8	2.9	2.6

Open Account

        International sells parts, accessories and other miscellaneous items, and charges for services provided, to dealers through their open accounts. Dealers are billed monthly on their open account balances.

        The open account billing period is for a calendar month, from the first day of the month through the last day of the month (we call the calendar month a "due period"). Navistar Financial issues open account statements on approximately the second business day following the end of the due period. If a dealer fails to pay its open account balance by the fifteenth day of the month following the end of the due period, interest on the balance of the account is charged retroactively from the beginning of that month until the balance is paid. The dealer's open account statement is accompanied by Navistar Financial's Wholesale Note and Inventory Statement, which lists each truck in the dealer's inventory being financed during the month. The Wholesale Note and Inventory Statement shows by unit, the amount of interest charged by Navistar Financial during that month and the amount of interest credits or other adjustments issued by International. The net interest owed by the dealer after application of interest credits is shown at the bottom of the Wholesale Note and Inventory Statement and is also reflected on the dealer's open account statement.

        International also issues credits to the open account, which include Interest Credits, warranty work reimbursements, other sales and interest adjustments and miscellaneous credits. A dealer's monthly open account statement includes Navistar Financial's charge to the dealer for accrued wholesale note interest. This charge appears as a net item (which is calculated in the Wholesale Note and Inventory Statement that accompanies the open account statement), and includes the application of any Interest Credits issued to the dealer by International. The open account statement also contains the flat charge billed to the dealer.

        Navistar Financial purchases the aggregate open account balances of all dealers from International on a non-recourse basis. Navistar Financial's purchase of open account items occurs during the month as part of the daily, weekly, or monthly settlements between International and Navistar Financial pursuant to the Master Intercompany Agreement. Credits due the dealer for warranty work, floor plan interest reimbursement and other items are netted against the price paid by Navistar Financial for the aggregate dealer open account balance.

DESCRIPTION OF THE INVESTOR CERTIFICATES

General

        The investor certificates will be issued pursuant to the pooling and servicing agreement dated as of June 8, 1995, among the Seller, Navistar Financial and the trustee, which has been filed as an exhibit to the registration statement of which this prospectus is a part. The trustee will make available for inspection a copy of the pooling and servicing agreement (without exhibits or schedules) and any supplement to the pooling and servicing agreement related to a public offering of securities to investor certificateholders without charge upon written request. The following summary describes certain terms of the pooling and servicing agreement, but does not purport to be complete.

        The investor certificates will be issued in one or more series. Each series of investor certificates may contain one or more classes. The investor certificates offered under this prospectus may include all or only selected classes from a newly issued series of investor certificates or new or existing classes from a previously issued series. The investor certificates represent an undivided beneficial interest in the assets of the trust and the right to receive payments of interest on and the payment of the principal amount of the certificates to the extent specified in this prospectus and the prospectus supplement. The offered certificates do not represent interests in or obligations of and are not insured or guaranteed by Navistar Financial Corporation, Navistar Financial Securities Corporation or any other person or entity.

        The offered investor certificates will be available for purchase in the denominations specified in the prospectus supplement. The Seller will keep or cause to be kept by a transfer agent (initially the trustee) a register for the certificates, the certificate register. Unless otherwise designated by the Seller in writing to the trustee, the certificate register will be maintained at the corporate trust office of the trustee. The trustee, the paying agent, the transfer agent, and any agent of any of them may treat the person in whose name any certificate is registered as the owner of that certificate for all purposes, including receiving distributions. None of the trustee, the paying agent, the transfer agent, or any agent of any of them will be affected by any notice to the contrary.

        Distributions on the investor certificates will be made on each distribution date to the holders of investor certificates in whose names the investor certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the day preceding that distribution date or on such other dates specified in the prospectus supplement (each, a "Record Date"). However, the final distribution on the investor certificates will be made only upon presentation and surrender of the investor certificates. Distributions to DTC will be made in immediately available funds.

Interest

        Each series or class of investor certificates will have its own interest rate, which may be fixed, variable, contingent, adjustable or any combination of these characteristics (the "Certificate Rate"). The Certificate Rate or the method for determining the Certificate Rate for a series or class of investor certificates will be specified in the prospectus supplement for that series.

        The trust will pay interest on each series or class of investor certificates at the times and in the priorities specified in the prospectus supplement. The sources of funds the trust will use to pay interest to investor certificateholders will be specified in the prospectus supplement for that series. These sources will generally include the portion allocated to the series of:

  •
  finance charge collections on the dealer notes held by the trust;

  •
  income from the investment of specified trust funds;

  •
  any net payments from interest rate swaps, if any; and

  •
  any other amounts described in this prospectus or the prospectus supplement.

Principal

        Each series or class of investor certificates will have a stated principal amount. The timing priority of payment, seniority and amount and method of determining payments of principal on each series or class of investor certificates will be described in the prospectus supplement for that series. The sources of funds the trust will use to pay principal will be specified in the prospectus supplement. These sources will generally include the portion allocated to the investor certificates of:

  •
  principal collections on the dealer notes held by the trust;

  •
  all or a portion of the finance charge collections remaining after the payment of interest;

  •
  available credit enhancement; and

  •
  any other amounts described in this prospectus or the prospectus supplement.

Revolving Period

        Generally, each series of investor certificates will have a revolving period during which no payments of principal are made (the "Revolving Period"). The Revolving Period begins on the closing date and ends when an Accumulation Period, Amortization Period, Investment Period, or Early Amortization Period begins. See " — Early Amortization Events" and the prospectus supplement for a discussion of events that might lead to the termination of the Revolving Period before the beginning of the Accumulation Period or Amortization Period. During the Revolving Period, principal collections are effectively reinvested in the trust. This reinvestment enables investor certificateholders to invest in the trust for a period that is expected to exceed substantially the average maturity of the dealer notes. During the Revolving Period for any series, the trust will generally transfer the collections of principal on the assets of the trust allocable to that series of investor certificates to the holders of other series of investor certificates or to Navistar Financial Securities Corporation as holder of the Seller Certificate. However, if the assets of the trust fall below a specified level, the trust will retain these principal collections and invest them in eligible assets.

Accumulation Period

        If the principal of a series or class of investor certificates is scheduled to be paid in full on a date specified in the prospectus supplement (for any series or class, its "Expected Principal Payment Date"), the investor certificates will have an accumulation period (the "Accumulation Period"). An Accumulation Period allows for the accumulation of principal in anticipation of a lump sum payment on the Expected Principal Payment Date. The Accumulation Period will begin on the date specified in or determined in the manner specified in the prospectus supplement (the "Accumulation Period Commencement Date") and will continue until the earliest of:

  (1)
  the beginning of an Early Amortization Period;

  (2)
  the beginning of an Investment Period; and

  (3)
  payment of the Invested Amount of the investor certificates in full.

        During the Accumulation Period, Series Principal Collections and other specified amounts allocable to the investor certificates will be deposited into a designated trust account (the "Series Principal Account"). The trustee will use the funds in the Series Principal Account to pay principal to the investor certificateholders when due. The cumulative amount to be deposited in the Series Principal Account for any due period during the Accumulation Period may be limited to an amount specified in the prospectus supplement (the "Controlled Deposit Amount"). If a series of investor certificates has more than one class, each class may have a different Accumulation Period, Controlled Deposit Amount and Expected Principal Payment Date, and the prospectus supplement will describe any priorities among the various classes for deposits and distributions from the Series Principal Account.

Amortization Period

        If the principal of a series or class of investor certificates is scheduled to be paid in installments commencing on a date specified in the prospectus supplement (the "Principal Commencement Date"), the investor certificates will have an amortization period (the "Amortization Period"). In this case, the investor certificateholders will receive payments of principal in installments, which begin on the Principal Commencement Date. The Amortization Period will begin on the date specified in or determined in the manner specified in the prospectus supplement (the "Amortization Period Commencement Date") and will continue until the earliest of:

  (1)
  the beginning of an Early Amortization Period;

  (2)
  the beginning of an Investment Period; and

  (3)
  payment of the Invested Amount of the investor certificates in full.

        The amount payable to investor certificateholders with respect to any distribution date during the Amortization Period may be limited to a controlled amortization amount (the "Controlled Amortization Amount"). If a series of investor certificates has more than one class, each class may have a different Amortization Period and Controlled Amortization Amount, and the prospectus supplement will describe any priorities among the various classes for deposits and distributions of amounts for each class.

        Other series of investor certificates issued by the trust may have either an Accumulation Period or an Amortization Period. These other Accumulation Periods or Amortization Periods may have different lengths and begin on different dates. Thus, some series may be in their Revolving Periods, while others are in periods during which aggregate principal collections are distributed to, or reserved for, those series having an Accumulation Period or Amortization Period. In addition, the trust has and may in the future issue series of variable funding certificates, which may provide for principal payments during the Revolving Period for these series at the option of the Seller.

Investment Period

        The prospectus supplement for a series of investor certificates will specify whether the series may have an investment period (an "Investment Period") and the events which will cause Investment Period to commence ("Investment Events"). If a series of investor certificates has an Investment Period, unless an Early Amortization Period has commenced and is continuing, the Investment Period will commence on the date on which an Investment Event occurs (the "Investment Period Commencement Date") and will continue until the earlier of:

  (1)
  the beginning of an Early Amortization Period; and

  (2)
  payment of the Invested Amount of the investor certificates in full.

        During the Investment Period, the trustee will deposit Series Principal Collections and other amounts allocable to the investor certificateholders into the Series Principal Account on the dates specified in the prospectus supplement. The trust will use funds in the Series Principal Account to pay principal to the investor certificateholders of a series or class on its Expected Principal Payment Date. The prospectus supplement may provide for distributions of principal to investor certificateholders earlier than an Expected Principal Payment Date (an "Early Distribution Date"). During an Investment Period, the trust will invest funds held in the Series Principal Account in Eligible Investments to avoid accelerating the repayment of the Invested Amount to the investor certificateholders. The amount to be deposited in the Series Principal Account on any date during an Investment Period will not be limited to any controlled deposit amount.

        On and after the date on which the amount on deposit in the Series Principal Account for a series of investor certificates is sufficient to pay the Invested Amount of and interest on the investor certificates of that series and the satisfaction of any other conditions specified in the prospectus supplement (the "Fully Funded Date"), the investor certificateholders of that series will no longer have any interest in the dealer notes. In addition, all of the representations and covenants of the Seller and the servicer relating to the dealer notes, as well as certain other provisions of the pooling and servicing agreement and all remedies for breaches of that agreement, will no longer accrue to the benefit of those investor certificateholders.

        On and after the Fully Funded Date, the investor certificateholders will instead have an interest in the funds on deposit in the Series Principal Account and the other trust accounts and trust assets specified in the prospectus supplement. In addition, on and after the Fully Funded Date, no finance charge collections, principal collections or dealer note losses will be allocated to that series of investor certificates. If the final distribution has been made for other series or the fully funded date has occurred for each other series of investor certificates, the trustee will convey and transfer all right, title and interest in and to the dealer notes to the Seller. See "— Termination; Fully Funded Date."

Early Amortization Period

        The investor certificates may have an early amortization period (an "Early Amortization Period") if any of the events specified as such in this prospectus and the prospectus supplement ("Early Amortization Events") occurs. The Early Amortization Period will commence on the date on which an Early Amortization Event occurs (the "Early Amortization Period Commencement Date") and will continue until the earlier of:

  (1)
  the Series Termination Date; and

  (2)
  payment of the Invested Amount of the investor certificates in full.

        Upon the commencement of an Early Amortization Period, the Revolving Period, Accumulation Period, Amortization Period or Investment Period, as applicable, will terminate. The Series Principal Collections and other specified amounts allocable to the investor certificateholders of any series will no longer be paid to the Seller or to the holders of any other outstanding series. Instead, these funds will be distributed to the investor certificateholders on each distribution date beginning on the distribution date following the due period in which an Early Amortization Period begins or, to the extent specified in the prospectus supplement, on the first distribution date occurring after the Early Amortization Period begins.

        An Early Amortization Period could result in payments of principal to the investor certificateholders earlier than scheduled. During an Early Amortization Period, distributions of principal on the investor certificates will not be subject to any controlled deposit amount, and any amounts in the Series Principal Account and other specified trust accounts that are allocable to the investor certificates will be paid to the investor certificateholders up to the Invested Amount. An Investment Period will not begin during an Early Amortization Period. The occurrence of an Early Amortization Event may result in delays in or reductions in the amount of principal ultimately paid to the investor certificateholders.

Book-Entry Registration

        Investor certificateholders may hold their investor certificates through DTC (in the United States) or Clearstream Banking or Euroclear (in Europe) if they are participants in those systems, or indirectly through organizations which are participants in those systems.

        Cede, as nominee for DTC, will be the registered holder of the global investor certificates. Except as described in this prospectus, no investor certificateholder will be entitled to receive a certificate representing that person's interest in the investor certificates. Unless and until definitive certificates are issued under the limited circumstances described below, all references in this prospectus to actions by investor certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references in this prospectus to distributions, notices, reports and statements to investor certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the investor certificates, for distribution to the investor certificateholders in accordance with DTC procedures.

        Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Banking and JPMorgan Chase Bank will act as depositary for Euroclear (in these capacities, the "Foreign Agency Depositaries").

        Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in the ordinary way in accordance with their rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Foreign Agency Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Foreign Agency Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Participants and Euroclear Participants may not deliver instructions directly to the Foreign Agency Depositaries.

        Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during processing will be reported to the relevant Euroclear or Clearstream Banking Participant on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the investor certificates, see Annex I to this prospectus. For information with respect to tax documentation procedures relating to the investor certificates, see Annex I to this prospectus and "Material Federal Income Tax Matters — Tax Consequences to Foreign Holders."

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including underwriters involved in the distribution of the investor certificates). DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

        Investor certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, investor certificates may do so only through Participants and Indirect Participants. In addition, investor certificateholders will receive all distributions of principal of and interest on the investor certificates from the trustee through DTC and its Participants. Under a book-entry format, investor certificateholders will receive payments after the related distribution date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each date, DTC will forward these payments to its Participants which will then be required to forward them to Indirect Participants or investor certificateholders. We anticipate that the only "investor certificateholder" (as this term is used in the pooling and servicing agreement) will be Cede, as nominee of DTC, and that investor certificateholders will not be recognized by the trustee as investor certificateholders under the pooling and servicing agreement. Investor certificateholders will only be permitted to exercise the rights of investor certificateholders under the pooling and servicing agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the investor certificates and is required to receive and transmit distributions of principal of and interest on the investor certificates. Participants and Indirect Participants with which investor certificateholders have accounts with respect to the investor certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective investor certificateholders. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of an investor certificateholder to pledge investor certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the investor certificates, may be limited due to the lack of a physical certificate for the investor certificates.

        DTC has advised the Seller that it will take any action permitted to be taken by an investor certificateholder under the pooling and servicing agreement only at the direction of one or more Participants to whose account with DTC the investor certificates are credited. DTC may take conflicting actions with respect to an undivided interest held by a Participant to the extent that it is directed to do so by such Participant based on such Participant's instructions from various beneficial owners.

        Clearstream Banking, societe anonyme ("Clearstream Banking"), (formerly known as "Cedel International"), 67 Bd Grande-Duchesse Charlotte, L-1331, Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream Banking is owned by a parent corporation, Clearstream Banking International, societe anonyme, the shareholders of which are banks, securities dealers and financial institutions. Clearstream Banking International currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream Banking's stock. Clearstream Banking is registered as a bank in Luxembourg, and as such is subject to regulation by the Institut Monetaire Luxembourgeous, the Luxembourg Monetary Authority, which supervises Luxembourg banks. Clearstream Banking provides clearance and settlement services for its customers and currently accepts over 70,000 securities issues for clearance, settlement, and custody. Clearstream Banking's customers consist of broker-dealers, financial institutions, and other securities professionals involved in the movement and/or custody of securities. Clearstream Banking's U.S. customers are limited to brokers, dealers, and banks. Currently,

Clearstream Banking has approximately 3000 customers located in over 60 countries, including all major European countries, Canada and the United States.

        The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need or physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 30 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear Clearance System cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers involved in the distribution of the investor certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operative Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to investor certificates held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Foreign Agency Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Matters." Clearstream Banking or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an investor certificateholder under the pooling and servicing agreement or the supplement related to the investor certificates on behalf of a Clearstream Banking Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Foreign Agency Depositary's ability to effect these actions on its behalf through DTC.

        Although DTC, Clearstream Banking and Euroclear have agreed to the above procedures in order to facilitate transfers of investor certificates among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Certificates

        The investor certificates of a series or class will be issued in fully registered, certificated form to investor certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if:

  (1)
  the Seller advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities under the depository agreement with respect to the investor certificates, and the trustee or the Seller is unable to locate a qualified successor;

  (2)
  the Seller, at its option, elects to terminate the book-entry system through DTC; or

  (3)
  after the occurrence of a Servicer Termination Event, investor certificateholders representing beneficial interests aggregating not less a majority of the Invested Amount of such series or class advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor of DTC) is no longer in the best interests of the investor certificateholders.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the investor certificates. Upon surrender by DTC of the certificate or certificates representing the investor certificates, accompanied by instructions for re-registration, the trustee will issue the investor certificates in the form of definitive certificates, and thereafter the trustee will recognize each holder of a definitive certificate as an investor certificateholder under the pooling and servicing agreement. In the event that definitive certificates are issued or DTC ceases to be the clearing agency for the investor certificates, the pooling and servicing agreement provides that the investor certificateholders will be notified of this event.

        Upon the issuance of definitive certificates, distributions of principal and monthly interest will be made by the trustee directly to the holders of definitive certificates in accordance with the procedures described in this prospectus and in the pooling and servicing agreement. Payments of principal, if any, and monthly interest on each distribution date will be made to holders in whose names the definitive certificates were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of that holder as it appears on the register maintained by the trustee. The final payment on any investor certificate (whether definitive certificates or book-entry certificates), however, will be made only upon presentation and surrender of the investor certificate at the office or agency specified in the notice of final distribution to investor certificateholders. The trustee will provide this notice to registered investor certificateholders not later than the determination date of the month of the final payment.

        Definitive certificates will be transferable and exchangeable at the offices of the trustee, or at any other office as the seller shall designate (initially the corporate trust office). No service charge will be imposed for any registration of transfer or exchange, but the transfer agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration.

The Seller's Certificates

        The pooling and servicing agreement provides that the Seller may exchange one or more portions of the certificate evidencing the Seller's Interest (the "Navistar Financial Securities Corporation Certificate") for one or more certificates (each, a "Supplemental Certificate" and, together with the Navistar Financial Securities Corporation Certificate, the "Seller's Certificates") for transfer or assignment upon the execution and delivery of a supplement to the pooling and servicing agreement

(which supplement shall be subject to the amendment section of the pooling and servicing agreement to the extent that it amends any of the terms of the pooling and servicing agreement) so long as:

  (1)
  the Seller shall have delivered to the trustee and any Enhancement Provider a Tax Opinion with respect to that exchange; and

  (2)
  the Rating Agency Condition shall have been satisfied.

        Any subsequent transfer or assignment of a Supplemental Certificate is also subject to the conditions described in the preceding sentence. Upon satisfaction of the above conditions, the Seller may exchange the Navistar Financial Securities Corporation Certificate for one or more Supplemental Certificates in order to transfer a portion of the Seller's Interest, to facilitate the issuance of a new series, or for any other reason. If any Supplemental Certificates are issued, allocations to the Seller's Interest as described in this prospectus will include amounts later allocated between the holder of the Navistar Financial Securities Corporation Certificate and the holders of any Supplemental Certificates.

New Issuances

        The pooling and servicing agreement provides that the trustee will issue two types of certificates:

  (1)
  one or more series of investor certificates (including the offered investor certificates) which are transferable and have the characteristics described below; and

  (2)
  the Seller's Certificates.

        The pooling and servicing agreement also provides that, pursuant to one or more supplements, the Seller may cause the trustee to issue one or more new series. Under the pooling and servicing agreement, the Seller may specify, among other things, the principal terms with respect to any series. The Seller may offer any series to the public under a disclosure document in transactions either registered or exempt from registration under the Securities Act, directly or through one or more underwriters or placement agents. There is no limit to the number of series that may be issued under the pooling and servicing agreement.

        The pooling and servicing agreement provides that the Seller may specify principal terms of a new series such that each series has an amortization period or accumulation period which may have a different length and begin on a different date than the amortization period or accumulation period for any other series. Further, one or more series may be in their early amortization periods or accumulation periods while other series are not. Thus, one or more series may be amortizing or accumulating principal, while other series are not. Moreover, different series may have the benefits of letters of credit, surety bonds, cash collateral accounts, collateral invested amounts, spread accounts, guaranteed rate agreements, liquidity facilities, tax protection agreements, interest rate swap agreements or other similar arrangements (each, an "Enhancement") which may be issued by different entities. Under the pooling and servicing agreement, the trustee will hold each form of Enhancement only on behalf of the series (or a particular class within a series) with respect to which it relates. The pooling and servicing agreement also provides that the Seller may specify different Certificate Rates and monthly servicing fees with respect to each series (or a particular class within a series). In addition, the Seller has the option under the pooling and servicing agreement to vary among series (or classes within a series) the terms upon which a series (or classes within a series) may be repurchased by the Seller.

        Under the pooling and servicing agreement and pursuant to a supplement, a new series may be issued only upon the satisfaction of specified conditions. The Seller may cause the issuance of a new series by notifying the trustee, the servicer, each rating agency and any Enhancement Provider at least five business days in advance of the date on which the series will be issued (with respect to any series, the "Series Issuance Date"). The notice shall state the designation of the series (and classes within a series, if any). The pooling and servicing agreement provides that the trustee will issue any series only upon delivery to it of the following:

  •
  a supplement in form satisfactory to the trustee signed by the Seller and the servicer and specifying the Principal Terms of that series;

  •
  the form of any Enhancement and any related agreement;

  •
  an opinion of counsel to the effect that, for federal income tax purposes;

  (1)
  the issuance will not adversely affect the characterization of any outstanding series or class of investor certificates, including the offered investor certificates, either as debt or as a partnership interest,

  (2)
  the issuance will not cause a taxable event to any certificateholder, including the offered investor certificateholders, or the trust or cause the trust to be treated as an association (or publicly traded partnership) taxable as a corporation (an opinion of counsel to the effect referred to in clauses (1) and (2) with respect to any action is referred to in this prospectus as a "Tax Opinion"), and

  (3)
  the new series will be characterized as debt or as a partnership interest (other than an interest in a publicly traded partnership) in the hands of any person other than the Seller, any affiliate of the Seller or any trust in which the Seller or any affiliate of the Seller holds an interest,

  •
  evidence of satisfaction of the Rating Agency Condition; and

  •
  evidence that the amount of the Seller's Interest as of that date (after giving effect to that issuance and the deposit, if any, of proceeds from that issuance in the Excess Funding Account) will not be less than the Minimum Seller's Interest.

        The proceeds will be deposited in the Excess Funding Account if the principal balance of dealer notes at the time of the new issuance is less than the sum of the Trust Invested Amount and the Minimum Seller's Interest and would constitute, in effect, a "pre-funding" pending an increase in the available amount of dealer notes. The issuance is also subject to the condition that the Seller shall have represented and warranted that the issuance shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur. Upon satisfaction of all these conditions, the trustee will issue the series.

Transfer of Dealer Notes to the Trust

        The servicer assigns eligible dealer notes ("Assignments") on each business day to the Seller on behalf of the trust and is obligated to continue to do so except upon the first to occur of a specified bankruptcy event involving the Seller, Navistar Financial, International or Navistar International Corporation; the final trust termination date; and the date specified in a notice from the Seller to the trustee that the Seller will no longer sell dealer notes to the trust. Additionally, the servicer delivers to the trustee on each business day a computer file, hard copy or microfiche list which shall contain a true and complete list of all dealer notes acquired on that business day. This delivery shall be deemed to be an amendment as of that business day to the computer file, hard copy or microfiche list delivered to the trustee containing a true and complete list of outstanding dealer notes conveyed to the trust on or about the date of the pooling and servicing agreement.

Eligible Dealer Notes

        The Seller obtains from Navistar Financial only those dealer notes that are identified by the servicer as eligible dealer notes. The Seller in turn conveys the eligible dealer notes to the trust.

See "— Transfer of Dealer Notes to the Trust." In specified circumstances, the Seller may be required to repurchase:

  (1)
  those dealer notes previously transferred to the trust which are ineligible dealer notes from the trust; and

  (2)
  in the event that a material amount of dealer notes are ineligible dealer notes, the interests in the trust of the certificateholders of all outstanding series (the "Certificateholders' Interest"), from the holders of those series. See "— Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certificateholders' Interest."

        An "eligible dealer note" is any dealer note which meets the following criteria:

  •
  it is payable in United States dollars;

  •
  it was created in compliance with all requirements of law the failure with which to comply would have a material adverse effect on certificateholders;

  •
  all consents or authorizations of, or registrations with, any governmental authority required to be obtained have been duly obtained, and are in full force and effect as of the date of creation which relate to either;

  (1)
  the creation of the dealer note or the related dealer agreement, or

  (2)
  the execution, delivery and performance by any person who sells OEM vehicles to a dealer and who has entered into an agreement for the benefit of Navistar Financial to repurchase new vehicle inventory from Navistar Financial upon Navistar Financial's foreclosure upon that inventory owned by that dealer (subject to those customary conditions and limitations as are acceptable to Navistar Financial) (an "OEM Supplier") or by International of the dealer agreement pursuant to which dealer note was created,

  •
  at all times following the transfer of the dealer note to the trust, the trust will have good and marketable title to the dealer note, free and clear of all liens arising prior to the transfer or arising at any time under or through any member of Navistar International Corporation, International, Navistar Financial, the Seller and any other direct or indirect subsidiaries of Navistar International Corporation (the "Navistar Group");

  •
  it will at all times be the legal, valid and binding payment obligation of the dealer, enforceable against that dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws, and except as enforceability may be limited by general principles of equity;

  •
  it constitutes either an "account," "chattel paper" or a "general intangible" under and as defined in Article 9 of the Uniform Commercial Code;

  •
  it is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the dealer, other than defenses arising out of applicable bankruptcy or other similar laws, and except as enforceability may be limited by general principles of equity;

  •
  at the time of transfer of the dealer note to the trust, the servicer has satisfied its obligations with respect to that dealer note;

  •
  at the time of transfer of the dealer note to the trust, the servicer has not taken nor failed to take any action which would impair the rights of the trust or the holders of interests in the trust;

  •
  at the time of transfer of the dealer note to the trust, the dealer note has not been issued by a dealer that is insolvent;

  •
  at the time of transfer by the Seller of the dealer note to the trust, the dealer note has not been issued by a dealer that has been placed on cash-on-delivery terms by the servicer;

  •
  at the time of transfer by the Seller of the dealer note to the trust, the dealer note is not past due over thirty days;

  •
  it has not been issued by a dealer in connection with the dealer's purchase of parts from International or an OEM Supplier;

  •
  when the principal amount of the dealer note is added to the principal amount of the other outstanding dealer notes issued by the same dealer previously or concurrently transferred to the trust, the dealer note shall not cause the sum of the principal amounts of all dealer notes to exceed the applicable Concentration Limit as of the close of business on the business day preceding the date on which the dealer note is to be transferred;

  •
  in the case of a dealer note financing an OEM vehicle (an "OEM Note"), when the principal amount of that OEM Note is added to the principal amount of the other outstanding OEM Notes previously transferred to the trust, it shall not cause the sum of these principal amounts to exceed 10% (or any larger percentage as to which the Rating Agency Condition has been satisfied) of the sum of the aggregate principal balance of dealer notes and the aggregate principal amount of funds on deposit in the Excess Funding Account in the trust;

  •
  a valid first priority security interest in the financed vehicle has been transferred to the trust;

  •
  the Navistar Group has assigned to the trust designation as loss payee on the insurance policies insuring the financed vehicle against casualty and theft losses;

  •
  the principal amount of the dealer note is due upon the sale of the underlying financed vehicle;

  •
  the interest rate of the dealer note is based on the prime rate or another benchmark floating interest rate and is subject to adjustment at least monthly;

  •
  the principal amount of the dealer note:

  (1)
  in the case of a financed vehicle which is a new vehicle, is equal to not more than 100% of the invoice price of the financed vehicle,

  (2)
  in the case of a financed vehicle which is a used vehicle purchased by a dealer from an International Used Truck Center or a repossessed vehicle purchased from Navistar Financial, is equal to not more than 100% of the agreed upon purchase price, and

  (3)
  in the case of a financed vehicle which is a used vehicle taken in trade by a dealer or purchased by a dealer from outside sources, is equal to not more than 75% of the "as is" value of the financed vehicle as determined by Navistar Financial's appraisal;

  •
  it was created in accordance with the standard practice of the Navistar Group; and

  •
  it finances a new medium or heavy-duty truck, bus or trailer produced by or for a member of the Navistar Group or an OEM Supplier or a used medium or heavy-duty truck, bus or trailer.

        In the future, Navistar Financial intends to amend the pooling and servicing agreement to permit dealer notes financing new Class 3 or higher trucks, truck bodies, buses or trailers produced by or for a member of the Navistar Group or an OEM Supplier or used Class 3 or higher trucks, truck bodies, buses or trailers to be included as eligible dealer notes held by the trust. See "Description of the Investor Certificates — Amendments." This amendment will be effective upon satisfaction of the Rating Agency Condition and either retirement or consent of each outstanding series of investor certificates. The supplement to the pooling and servicing agreement creating each series of investor certificates sold pursuant to a prospectus supplement will contain a provision providing that such series of investor certificates has consented to such amendment, and by acceptance of an investor certificate, each certificateholder shall be deemed to have irrevocably consented to such amendment.

Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certificateholders' Interest

        The Seller has made and will make certain representations and warranties to the trust (as of the date of the pooling and servicing agreement, as of the closing date, and as of the date of any assignment of a dealer note) relating to the pooling and servicing agreement and the dealer notes to the effect, among other things, that

  (1)
  each dealer note existing on the date of any Assignment was or will have been conveyed to the trust free and clear of any lien (excluding permitted liens);

  (2)
  all appropriate consents and governmental authorizations required to be obtained by the Seller in connection with the transfer of the dealer notes to the trust have been obtained;

  (3)
  the pooling and servicing agreement or the appropriate Assignment, as the case may be, constitutes either a valid transfer and assignment of the Seller's right, title, and interest in the dealer notes and the proceeds of the dealer note, or a grant of a first priority perfected "security interest" (as that term is defined in the Uniform Commercial Code) in the property to the trust; and

  (4)
  as of the date of any Assignment, the Seller is not insolvent.

        These representations and warranties survive the transfer of the dealer notes to the trust. In the event of a breach with respect to a dealer note of any representations and warranties set forth in clause (1) above or in the event that any dealer note is not an eligible dealer note as a result of the failure to satisfy the eligibility requirements (as specified in the pooling and servicing agreement), each ineligible dealer note will be automatically removed from the trust on the terms and conditions described in the following paragraph. In the event of a breach of any representations and warranties described in clauses (2), (3) or (4) in the preceding paragraph or in the event that any dealer note is not an eligible dealer note as a result of the failure to satisfy certain other eligibility requirements (as specified in the pooling and servicing agreement), and as a result of that breach or event the trust's rights to the ineligible dealer notes are impaired, then in the event that breach or event is not cured within a specified period, each ineligible dealer note will be removed from the trust on the terms and conditions described in the following paragraph.

        When removal of a dealer note is required pursuant to the terms described in the preceding paragraph (any of these dealer notes being an "ineligible dealer note"), the ineligible dealer note will be automatically removed from the trust and the principal balance of the ineligible dealer note will be deducted from the prior principal balance of dealer notes in the trust. The Seller will deposit in the Collections Account within two business days of its removal an amount equal to the principal amount of that ineligible dealer note plus accrued but unpaid finance charges on the ineligible dealer note. This deposit will be considered a payment in full of the ineligible dealer note and will be applied as a principal collection. Upon each removal of an ineligible dealer note from the trust, the trustee will be deemed to transfer to the Seller, without recourse, representation or warranty (except for the warranty that since the date of transfer by the Seller under the pooling and servicing agreement the trustee has not sold, transferred, or encumbered that ineligible dealer note), all right, title, and interest of the trust in and to the ineligible dealer note and all proceeds on the dealer note. The provisions described in this paragraph and the immediately preceding paragraph will constitute the sole remedy for any breach of the representations and warranties described above.

        The Seller also has made and will make representations and warranties to the trust to the effect, among other things, that as of the date of the pooling and servicing agreement and any supplement (including the date of the supplement for the offered series), and the date of any Assignment:

  •
  the pooling and servicing agreement and any supplement (including the supplement with respect to the offered investor certificates) constitutes a legal, valid and binding obligation of the Seller;

  •
  each Assignment constitutes a legal, valid and binding obligation of the Seller; and

  •
  Schedule 1 or any update to Schedule 1, as the case may be, is and will be an accurate and complete listing in all material respects of all dealer notes as of the date of any Assignment.

Each representation and warranty survives the transfer of the dealer notes to the trust.

        In the event of any breach of any of the representations and warranties described in the immediately preceding paragraph or if a material amount of dealer notes are ineligible dealer notes, and this event has a material adverse effect on the investor certificateholders, either the trustee or investor certificateholders evidencing not less than a majority of the series invested amount for all outstanding series, by written notice to the Seller (and to the trustee and the servicer if given by the investor certificateholders), may direct the Seller to purchase the Certificateholders' Interest within 60 days of that notice, or within a longer period as may be specified in the notice in each case. The Seller will be obligated to make the purchase on a distribution date occurring within that period on the terms and conditions described below.

        In the event of any breach, an Investment Event or Early Amortization Event will occur and, upon receipt of the notice described above, the Seller will deposit in the Collections Account on a transfer date occurring within that period the purchase price for each outstanding series of investor certificates, which, with respect to the offered series, will equal the Invested Amount plus all accrued interest on the Invested Amount. The purchase price payable with respect to the investor certificates will be allocated to the offered series and deposited in and held in the Series Principal Account until the expected payment date in the case of an Investment Event or distributed to the investor certificateholders on the following distribution date in the case of an Early Amortization Event. See "— Early Amortization Events" and the prospectus supplement.

        Notwithstanding the foregoing, no purchase pursuant to the provisions described above will be required, and no Investment Event or Early Amortization Event will occur under the trust, if during that period the representations and warranties described above shall be satisfied in all material respects or there shall no longer be a material amount of ineligible dealer notes, as the case may be, and any material adverse effect on the investor certificateholders caused by the breach shall have been cured.

        If an insolvency event occurs with respect to the Seller, International, Navistar International Corporation or Navistar Financial, on the day of the insolvency event, the Seller will (subject to the actions of the certificateholders) immediately cease to transfer dealer notes to the trust and promptly give notice to the trustee of the insolvency event. Under the terms of the pooling and servicing agreement, if an insolvency event occurs with respect to the Seller, then within 15 days of the date of the insolvency event the trustee will publish a notice of the insolvency event stating that the trustee intends to sell, liquidate or otherwise dispose of the dealer notes in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time investor certificateholders representing more than 50% of the aggregate series invested amount of the senior most outstanding class of investor certificates of each series and each person holding a Supplemental Certificate, instruct the trustee not to sell, dispose of or otherwise liquidate the dealer notes and to continue transferring dealer notes as before that insolvency event. If the portion of those proceeds allocated to the investor certificates of a series and the proceeds of any collections on the dealer notes in the Collection Account allocable to the investor certificates of a series are not sufficient to pay the unpaid Invested Amount in full plus accrued and unpaid interest on the Invested Amount, investor certificateholders will incur a loss.

        The trustee has not made, nor is it required or anticipated that the trustee will make, any initial or periodic general examination of the dealer notes or any records relating to the dealer notes for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the Seller or for any other purpose. In addition, the trustee has not made, nor is it anticipated or required that the trustee will make, any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties, the observation of its obligations under the pooling and servicing agreement, or for any other purpose.

Due Periods; Distribution Periods

        The pooling and servicing agreement uses the related concepts of "due periods" and "distribution periods" as units of time. Each "due period" is a calendar month, beginning on the first day of that month and ending on the last day of that month. Each due period has a related distribution date and distribution period. The "distribution date" related to a due period is the twenty-fifth day of the calendar month (or, if that day is not a business day, the next business day) next following the end of that due period. The "distribution period" related to a due period is generally the approximate one-month period which begins on the preceding distribution date and ends on and includes the day immediately preceding the distribution date for that due period. Thus, for example, the due period running from July 1, 2003 through July 31, 2003 will have a related distribution date of August 25, 2003 and a related distribution period running from July 25, 2003 through but excluding August 25, 2003. The length of the initial distribution period may be longer or shorter than a normal distribution period and will be set forth in the prospectus supplement.

        Finance charges accrue and are collected with respect to due periods. Monthly interest, by contrast, accrues and is paid with respect to the related distribution period. Navistar Financial establishes the interest rate on dealer notes for a due period on the third Monday of the preceding month. The rate payable by the trust to the swap counterparty if any, or the Certificate Rate, if variable, with respect to a series or class of investor certificateholders will be established as specified in the prospectus supplement, but is expected to be established as of the day which is two London business days prior to the start of the distribution period related to such that period. As the distribution period does not begin until the twenty-fifth day of the related due period, if the swap rate or Certificate Rate is calculated as described in the previous sentence, the interest rate for dealer notes is established more than five weeks prior to the determination of the swap rate or Certificate Rate.

Advances

        For any due period, the servicer will make an advance (an "Advance") to the Collections Account of an amount equal to all Dealer Finance Charges for that due period other than Uncollectible Finance Charges which have not been paid by the transfer date ("Unpaid Dealer Finance Charges"). Once any previously Unpaid Dealer Finance Charges are paid on the dealer notes to which any portion of an Advance relates, or when the servicer determines that it will be unable to recover that Unpaid Dealer Finance Charges on the dealer notes to which the portion of the Advance relates, the servicer will be reimbursed in an amount equal to that portion of the Advance.

        The reimbursement by the trust to the servicer of an Advance is referred to in this prospectus as an "Advance Reimbursement." Advance Reimbursements are funded on each transfer date from Dealer Finance Charge Collections and ITEC Finance Charges before Finance Charge Collections have been allocated among the outstanding series.

The Servicer

        Pursuant to the terms of the pooling and servicing agreement, the servicer is authorized to service and administer the dealer notes and collect payments due under the dealer notes in accordance with its customary and usual servicing procedures. See "The Navistar Financial Dealer Floor Plan Financing Business" for a description of Navistar Financial's customary and usual servicing procedures. In addition, under the pooling and servicing agreement, the servicer is also authorized to make withdrawals and payments from the various trust accounts under the trust. Servicing activities performed by the servicer include collecting and recording payments, communicating with dealers, monitoring dealer inventory, investigating payment delinquencies and maintaining internal records with respect to each dealer note. Managerial and custodial services performed by the servicer include providing assistance in any inspections of the documents and records relating to the dealer notes, maintaining the agreements, documents, and files relating to the dealer notes as custodian for the trust, and providing related data processing and reporting services for the offered certificateholders and on behalf of the trustee.

        Servicing Compensation and Payment of Expenses.    As compensation for its servicing activities and reimbursement for its expenses under the pooling and servicing agreement, the servicer will be entitled to receive a servicing fee for each day prior to the termination of the trust, payable in arrears, on the related distribution date. The "Servicing Fee" shall be the aggregate of the fees allocable to all outstanding series, including the offered series. The portion of the servicing fee allocable to a series will be set forth in the prospectus supplement (the "Series Allocable Servicing Fee"). Unless otherwise specified in the prospectus supplement, the Series Allocable Servicing Fee will be allocated to the investor certificateholders based on the Floating Allocation Percentage. We call this portion the "Investor Series Servicing Fee"). The remainder of the Series Allocable Servicing Fee will be allocated to the holders of the Seller's Certificates. See "— Allocation of Collections."

        The servicer is obligated to pay specified expenses incurred in connection with servicing the dealer notes, including expenses related to the payment of fees and disbursements of the trustee, the Special Servicer Agent and independent accountants and all other fees and expenses of the trust not expressly stated in the pooling and servicing agreement to be for the account of the holders of certificates issued by the trust. The servicer will not pay federal, state, or local income or franchise taxes, if any, of the trust, the trustee, or the certificateholders. The servicer will be required to pay these expenses for its own account and will not be entitled to any payment for these expenses other than the servicing fee.

        Servicer Covenants.    Under the terms of the pooling and servicing agreement, the servicer covenants, among other things, that:

  •
  it will not change the credit guidelines, nor will it change its current practices with respect to the recognition of estimated or actual loss on dealer notes (subject in each case to specified materiality standards);

  •
  so long as any series is outstanding, it will maintain casualty loss insurance on the financed vehicles substantially similar to that maintained by the servicer on the closing date for the investor certificates; and

  •
  if required to select any dealer notes from the dealer notes issued by a particular dealer in order to satisfy the Concentration Limit, it will select those dealer notes in a manner that will not be adverse to the rights of the holders of investor certificates issued by the trust.

        Certain Matters Regarding the Servicer.    Navistar Financial may not resign from its obligations and duties as servicer under the pooling and servicing agreement, except upon a determination that its duties are no longer permissible under applicable law. Any resignation will become effective only after the trustee or a successor servicer has assumed the servicer's responsibilities and obligations under the pooling and servicing agreement.

        Any person into which, in accordance with the pooling and servicing agreement, Navistar Financial may be merged or consolidated or any person resulting from any merger or consolidation to which Navistar Financial is a party, or any person succeeding to the business of Navistar Financial, upon execution of a supplement to the pooling and servicing agreement (pursuant to which that person will assume the rights and obligations of the servicer under the pooling and servicing agreement) will be the successor to Navistar Financial as the servicer under the pooling and servicing agreement.

        In the event of any Servicer Termination Event and for so long as the Servicer Termination Event shall not have been remedied, the trustee or the holders of investor certificates representing at least a majority of the Trust Invested Amount, by written notice to the servicer, may terminate all of the rights and obligations of Navistar Financial as servicer under the pooling and servicing agreement.

        Upon the occurrence of any Servicer Termination Event, the trustee will as promptly as possible appoint a successor servicer, to whom all authority and power of the servicer under each of the pooling and servicing agreement will pass and be vested in. If no successor servicer has been appointed by the trustee and accepted its appointment by the time Navistar Financial ceases to act as servicer, all authority, power, and obligations of Navistar Financial as servicer under the pooling and servicing agreement will pass to and be vested in the trustee with respect to the trust.

        A "Servicer Termination Event" refers to any of the following events:

  (1)
  failure by Navistar Financial as servicer to make any payment, transfer or deposit, or failure to give instructions to the trustee regarding the same, on the date it is required to do so under the pooling and servicing agreement (or within five business days later);

  (2)
  failure on the part of Navistar Financial as servicer duly to observe or perform in any material respect any other covenants or material agreements of the servicer set forth in the pooling and servicing agreement which continues unremedied for a period of 60 days after written notice is received by the servicer from the trustee;

  (3)
  any representation, warranty or certification made by Navistar Financial as servicer in the pooling and servicing agreement or in any certificate delivered pursuant to the pooling and servicing agreement proves to have been incorrect when made, which has a material adverse effect on the rights of the holders of investor certificates, and which representation, warranty or certification, or the circumstances or condition which caused that representation, warranty or certification to be incorrect, continues to be incorrect or uncured in any material respect for a period of 60 days after written notice is received by the servicer from the trustee; or

  (4)
  the occurrence of specified events of bankruptcy, insolvency or receivership of Navistar Financial while acting as servicer under the pooling and servicing agreement.

        Upon the occurrence of a Servicer Termination Event, the servicer will give prompt written notice of the event to the trustee, and the trustee will give notice to the certificateholders and to any Enhancement Provider. Upon any termination or appointment of a successor servicer under the trust, the trustee will give prompt written notice to the rating agencies, the certificateholders, and any Enhancement Provider. In addition, under the pooling and servicing agreement, delays in performance for 10 business days with respect to clause (1) above or 60 business days with respect to clauses (2) and (3) above will not constitute a Servicer Termination Event with respect to the trust if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. Under the pooling and servicing agreement, the holders of investor certificates evidencing fractional undivided interests in the trust aggregating not less than 51% of the Trust Invested Amount may, on behalf of all holders of investor certificates, waive the effect of any Servicer Termination Event by the servicer or breach of the Seller in performance of its obligations and its consequences, except for the failure to make any required deposits or payments in accordance with the pooling and servicing agreement.

        Special Servicer Agent.    During any Investment Period, funds on deposit in the Series Principal Account, the Distribution Account, the Liquidity Reserve Account, any negative carry reserve fund and any spread account will be invested at the direction of an agent selected by the servicer, which initially will be the trustee (the "Special Servicer Agent"), in Eligible Investments selected by the Special Servicer Agent. The Special Servicer Agent will be compensated by the servicer.

        The Special Servicer Agent may be removed at any time by the servicer; provided that no removal of the Special Servicer Agent shall be effective until a successor person meeting the criteria and approved as described above shall have been appointed as the Special Servicer Agent and shall have accepted its appointment as such and the Rating Agency Condition for the offered series shall have been satisfied.

Trust Accounts; Series Accounts

        The trustee will establish and will maintain two Eligible Deposit Accounts in the name of the trustee for the benefit of the certificateholders, including the investor certificateholders. One of these accounts will be the "Collections Account" and the other will be the "Excess Funding Account". The trustee will also establish and maintain in the name of the trustee for the benefit of the investor certificateholders the Series Principal Account and an Eligible Deposit Account known as the "Distribution Account" from which distributions to the investor certificateholders will be made and the other accounts, if any, specified in the prospectus supplement. The Distribution Account, the Series Principal Account and the other accounts, if any, specified in the prospectus supplement are referred to in this prospectus as the "Series Accounts." Funds in the Collections Account, the Excess Funding Account, the Distribution Account and the Series Accounts generally will be invested in Eligible Investments.

        Any earnings (net of losses and investment expenses) on funds in the Collections Account or the Excess Funding Account will be credited to the Collections Account or the Excess Funding Account, respectively.

        The servicer will have the power to designate specific investments as well as the revocable power to instruct the trustee to:

  (1)
  make withdrawals and payments from the Collections Account and the Excess Funding Account, and

  (2)
  make withdrawals from the Series Accounts (and, in accordance with instructions from the servicer, make deposits of funds so withdrawn into the Distribution Account or otherwise apply those funds in accordance with those instructions).

        The servicer may select an appropriate agent as representative of the servicer for the purpose of designating those investments. The servicer is not required to reimburse the trust for any losses occurring on Eligible Investments.

Excess Funding Account

        On each business day prior to the Fully Funded Date, principal collections not used for other purposes will be retained in the Excess Funding Account to the extent necessary to maintain the Seller's Interest at an amount equal to (or, in the discretion of the Seller, greater than) the Minimum

Seller's Interest. Funds on deposit in the Excess Funding Account will be invested in Eligible Investments. Upon the maturity of Eligible Investments, the proceeds of the Eligible Investments in the Excess Funding Account shall be treated as principal collections.

Allocation of Collections

        Collections.    The servicer deposits all principal collections into the Collections Account within two business days of receipt of collections. For each due period, on a business day no earlier than the second business day following the end of that due period but no later than the fifth business day following the end of that due period (each an "ITEC Interest Transfer Date"), the servicer directs the trustee to withdraw from the Interest Deposit Account and deposit in the Collections Account an amount equal to the ITEC Finance Charges for the immediately preceding due period. See "Relationship with International Truck and Engine Corporation — Interest Deposit Agreements and Interest Deposit Accounts." In addition, the servicer deposits all Dealer Finance Charge Collections in the Collections Account within two business days of receipt thereof, net of any Dealer Finance Charge Collections that represent Advance Reimbursements. Finally, the servicer deposits any Advance for the due period in the Collections Account on or before the transfer date. See "— Advances."

        Notwithstanding the foregoing, if Navistar Financial achieves and maintains an acceptable short term rating from the rating agencies then rating each outstanding series or if the Rating Agency Condition with respect to each outstanding series has been satisfied, the servicer may make a single deposit in the Collections Account in same-day or next-day funds not later than 2:00 p.m., New York City time, on the transfer date in a net amount equal to the amount which would have been on deposit with respect to the immediately preceding due period in the Collections Account. In addition, the servicer will only be required to deposit collections into the Collections Account up to the aggregate amount of collections required to be deposited into each Series Account or, without duplication, distributed on the related distribution date to certificateholders or to any swap counterparty or any person providing any other Enhancement (other than the certificateholders or the holders of any Seller's Certificates) (an "Enhancement Provider") pursuant to the terms of any supplement or enhancement agreement (an "Enhancement Agreement"). If at any time prior to that distribution date the amount of collections deposited in the Collections Account exceeds the amount required to be deposited the servicer will be permitted to withdraw the excess from the Collections Account.

        Allocations Among Series — Principal Collections.    On each business day prior to the Fully Funded Date, the servicer will allocate to each outstanding series, including the offered series of investor certificates, its share of principal collections. Allocations to the offered series of investor certificates will be made in amounts equal to the product of the Series Allocation Percentage for the due period in which that business day occurs and the amount of principal collections for that business day together with any other amounts specified in the prospectus supplement ("Series Allocable Principal Collections").

        Allocations Among Series — Finance Charge Collections and Dealer Note Losses.    Pursuant to the pooling and servicing agreement, on each transfer date occurring prior to the Fully Funded Date, the servicer will allocate to each outstanding series, including the offered series of investor certificates, its share of Finance Charge Collections and Dealer Note Losses for the related due period. Allocations to the offered series of investor certificates will be made in amounts equal to the product of the Series Allocation Percentage and the amount of Finance Charge Collections and Dealer Note Losses for that due period (the "Series Allocable Finance Charge Collections" and "Series Allocable Dealer Note Losses," respectively).

        Allocations Among the Investor Certificateholders, the Holders of the Seller's Certificates and the Seller. On each business day prior to the Fully Funded Date, the servicer will allocate to the investor certificateholders, the holders of the Seller's Certificates and the Seller, Series Allocable Principal

Collections, Series Allocable Finance Charge Collections and Series Allocable Dealer Note Losses as described in the prospectus supplement. If a series of investor certificates consists of more than one class, the amounts allocated to the investor certificates will be further allocated among the classes of investor certificates of that series as described in the prospectus supplement.

        Shared Principal Collections.    The portion of Series Allocable Principal Collections allocated to the investor certificates of a series in excess of the amount required to be deposited in the Series Principal Account to be available for required distributions on the investor certificates of that series as described in the prospectus supplement, together with certain portions of the Series Allocable Principal Collections allocated to the Seller's Interest, are referred to as "Shared Principal Collections." During a Revolving Period, all Series Allocable Principal Collections allocated to the investor certificates would be Shared Principal Collections because no amounts are then required to be set aside for distributions of principal on the investor certificates of that series. The extent to which the portion of Series Allocable Principal Collections allocated to the investor certificates of a series and other available funds are insufficient to make all required allocations to the Series Principal Account for that series of investor certificates is referred to as a "Principal Shortfall." In the event any series of investor certificates has a Principal Shortfall, the servicer will allocate Shared Principal Collections from other series to cover the Principal Shortfall. If Principal Shortfalls of all outstanding series exceed all available Shared Principal Collections, Shared Principal Collections generally will be allocated by the servicer pro rata among the series with Principal Shortfalls based on the relative amounts of the Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the excess will be allocated, first, to the Excess Funding Account to the extent necessary to maintain the Seller's Interest at an amount equal to or, in the discretion of the Seller, greater than the Minimum Seller's Interest, and, second, either to make payments on the principal balance of any variable funding certificates (at the Seller's option) or to the Seller or the holders of the Seller's Certificates.

        Limited Subordination of Seller's Interest.    The Seller's Interest will be subordinated to the rights of the investor certificateholders of each series to the extent described in the prospectus supplement. The amount of the subordination for any series of investor certificates is referred to as the "Available Subordinated Amount" for that series. The Available Subordinated Amount for a series will be subject to decrease and increase if and to the extent described in the prospectus supplement. The prospectus supplement will describe the manner in which collections attributable to the Available Subordinated Amount may be allocated to make payments to or for the benefit of the investor certificateholders.

        Enhancement.    In addition to the subordination of the Seller's Interest described above, other forms of credit enhancement may be provided for one or more series or classes of a series of investor certificates. Enhancement may include a letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, swap or other interest protection agreement, repurchase obligation, cash deposit or another form of credit enhancement described in the prospectus supplement or any combination of the foregoing. Enhancement may also be provided by subordination provisions which require that distributions of principal or interest be made with respect to investor certificates of one or more series or classes before distributions are made to one or more other series or classes. Subordination provisions with respect to any series or class of investor certificates will be described in the prospectus supplement.

        If Enhancement is provided for a series or class of investor certificates, the prospectus supplement will include a description of:

  •
  the amount payable under the Enhancement,

  •
  any conditions to payment of the Enhancement not described in this prospectus,

  •
  the conditions under which the amount payable under the Enhancement may be reduced, terminated or replaced, and

  •
  any material provisions of any agreement applicable to the Enhancement.

        The prospectus supplement may also set forth information for the applicable Enhancement Provider, including:

  •
  a brief description of it's principal business activities,

  •
  its principal place of business, place of organization and the jurisdiction under which it is organized or licensed to do business,

  •
  the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, if any, and

  •
  its total assets and stockholders' equity or policyholders' surplus as of a date specified in the prospectus supplement.

        Limitations on Subordination and Enhancements.    The presence of an Available Subordinated Amount or Enhancement for a series or class of investor certificates is intended to enhance the likelihood of receipt by the investor certificateholders of the full amount of principal of and interest on the investor certificates of that series or class. However, neither subordination of the Seller's Interest nor any Enhancement will provide protections against all risks of loss or guarantee repayment of the entire principal of and interest on the investor certificates. If losses occur which are not covered by or exceed the amount provided by the subordination or Enhancement, investor certificateholders will bear their allocable share of deficiencies. In addition, if specific Enhancement is provided for the benefit of more than one series or class of investor certificates, investor certificateholders of that series or class will be subject to the risk that the Enhancement will be used or exhausted by the claims of the other series or classes.

Distributions

        Payments to the investor certificateholders of a series or class will be made as described in the prospectus supplement.

Early Amortization Events

        The prospectus supplement for a series of investor certificates will specify the "Early Amortization Events" for that series, if any. Upon the occurrence of any of those events, an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of any other party immediately upon the occurrence of that event. The Early Amortization Period will begin on the Early Amortization Period Commencement Date. Except as otherwise provided in the prospectus supplement, monthly distributions in respect of the Invested Amount will begin on the first distribution date following the due period in which an Early Amortization Period has commenced.

Termination; Fully Funded Date

        Termination.    The trust will terminate on the first to occur of:

  (1)
  the day following the distribution date on which the aggregate series invested amounts for all series is zero;

  (2)
  the date on which proceeds from the sale, disposal or other liquidation of the dealer notes are distributed to the certificateholders following an insolvency event of the Seller, as provided in the pooling and servicing agreement; and

  (3)
  a day which is 21 years less one day after the death of the officers and the last survivor of all the lineal descendants of every officer of the trustee who are living on June 8, 1995 except that if at any time any of the obligations and responsibilities of the Seller, the servicer and the trustee under the pooling and servicing agreement shall be or become valid under applicable law for a period subsequent to the 21st anniversary of the death of such last survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of responsibilities and obligations for a period in gross, exceeding the period for which such responsibilities and obligations are hereinabove stated to extend and be valid), then such responsibilities and obligations shall not terminate but shall extend to and continue in effect, but only if such nontermination and extension shall then be valid under applicable law, until one day prior to such time as the same shall, under applicable law, cease to be valid.

        Upon termination of the trust, all right, title and interest in the dealer notes held by the trust, and other funds of the trust (other than amounts in the Collections Account, the Excess Funding Account, any Series Principal Account or distribution account for the final distribution of principal and interest to certificateholders, swap counterparties and other Enhancement Providers) will be conveyed and transferred to the Seller.

        In any event, the last payment of principal and interest on the investor certificates will be due and payable no later than the "Series Termination Date" which will be set forth in the prospectus supplement. In the event that the Invested Amount is greater than zero on the Series Termination Date (after giving effect to deposits and distributions otherwise to be made on the Series Termination Date), the trustee will sell or cause to be sold (and apply the proceeds to the extent necessary to pay the remaining amounts to all investor certificateholders) an interest in the dealer notes in an amount equal to 110% of the Invested Amount on the Series Termination Date after giving effect to those deposits and distributions except that in no event shall that amount exceed the Series Allocation Percentage for the due period in which the Series Termination Date occurs of dealer notes and amounts on deposit in the Excess Funding Account held by the trust on the Series Termination Date. The net proceeds of that sale and any collections on the dealer notes will be paid pro rata to investor certificateholders, subject to any applicable subordination provisions, on the Series Termination Date as the final payment on the investor certificates.

        Fully Funded Date.    Following the occurrence of the Fully Funded Date, investor certificateholders will no longer have any interest in the dealer notes, and all the representations and covenants of the Seller and the servicer relating to the dealer notes as well as certain other provisions of the pooling and servicing agreement and all remedies for breach of those representations and covenants, will no longer accrue to the benefit of the investor certificateholders. In addition, upon the occurrence of the Fully Funded Date:

  •
  no finance charge collections, principal collections or Dealer Note Losses will be allocated to that series; and

  •
  if the final distribution has been made on each other series of investor certificates or the Fully Funded Date has occurred, all right, title and interest in the dealer notes (and related assets held by the trust) will be conveyed and transferred to the Seller.

Reports to Investor Certificateholders

        On each distribution date, the paying agent will forward to each investor certificateholder (which is expected to be Cede as nominee for DTC unless definitive certificates are issued) a statement prepared by the servicer and delivered to the trustee based on information provided by the servicer setting forth, among other things, the following information (which, in the case of (a), (b), (c), (h) and (i) below, will be stated on the basis of an original principal amount of $1,000 per offered certificate):

  (a)
  the aggregate amount of collections, including the aggregate amount of finance charge collections and the aggregate amount of principal collections for the related due period;

  (b)
  the Series Allocation Percentage for the related due period;

  (c)
  the total amount, if any, to be distributed on the investor certificates on that distribution date;

  (d)
  the amount, if any, of the distribution allocable to the Invested Amount;

  (e)
  the amount, if any, of the distribution allocable to interest on the investor certificates;

  (f)
  Dealer Note Losses for the related due period;

  (g)
  the amount of the Investor Series Servicing Fee to be paid on that distribution date;

  (h)
  any controlled deposit amount for the related due period (if applicable);

  (i)
  the Invested Amount (after giving effect to all distributions that will occur on that distribution date);

  (j)
  the aggregate amount of dealer notes and funds on deposit in the Excess Funding Account as of the end of the last day of the related due period (after giving effect to payments and adjustments made pursuant to the pooling and servicing agreement);

  (k)
  the Available Subordinated Amount (if applicable) (after giving effect to draws thereon on that distribution date);

  (l)
  with respect to Eligible Investments in the Series Principal Account and the Excess Funding Account, a listing of all of these investments as of the last day of the due period, including specified information with respect thereto;

  (m)
  the aggregate amount of shared seller principal collections from that series and other series, and the amount of shared seller principal collections allocated to the investor certificates of that series and to other series; and

  (n)
  any other item specified in the prospectus supplement.

        In addition, on or about January 31 of each calendar year (beginning in the calendar year after the year of issuance with respect to any series of investor certificateholders), the trustee will furnish to the servicer and the paying agent a list of each person who at any time during the preceding calendar year was an investor certificateholder and received any payment on an investor certificate and the dates that person held an investor certificate, and the paying agent will furnish to each investor certificateholder a statement prepared by the paying agent containing the information required to be provided by an issuer of indebtedness under the Code for that preceding calendar year or the applicable portion thereof during which that person was an investor certificateholder, together with any other customary information as is necessary or desirable to enable the investor certificateholders to prepare their tax returns. As long as the holder of record of the investor certificates is Cede, as nominee of DTC, beneficial owners of investor certificates will receive tax and other information from Participants and Indirect Participants rather than from the trustee or the servicer.

Evidence as to Compliance

        Pursuant to the pooling and servicing agreement, on or about April 15 of each calendar year, the servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the Seller) to furnish a report to the trustee to the effect that they have compared the mathematical calculations of each amount set forth in each of the monthly certificates forwarded by the servicer to the Seller, the trustee and the paying agent (as required under the pooling and servicing agreement) during the preceding calendar year with the computer reports of the servicer and those accountants are of the opinion that those amounts are in agreement, except for those exceptions as shall be set forth in that report. In addition, a firm has furnished and will continue to furnish a report to the trustee and the servicer to the effect that the firm is of the opinion that the system of internal accounting controls in effect on the date of the statement relating to the servicing procedures performed by the servicer under the pooling and servicing agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities which would be material to the assets of the trust and that nothing has come to their attention that would cause them to believe that the servicing has not been conducted in compliance with the pooling and servicing agreement, except for those exceptions as shall be set forth in that report. The procedures to be followed by those accountants will not constitute an audit conducted in accordance with generally accepted auditing standards.

        The pooling and servicing agreement also requires the servicer to have delivered to the trustee, the Seller and the rating agencies, on or about April 15 of each calendar year, and within ten business days of the servicer's discovery of a Servicer Termination Event, an officer's certificate stating that

  (1)
  in the course of that officer's duties as an officer of the servicer that officer would normally obtain knowledge of any Servicer Termination Event; and

  (2)
  whether that officer has obtained knowledge of any that Servicer Termination Event, and, if so, specifying each Servicer Termination Event of which the signing officer has knowledge and the nature of the Servicer Termination Event.

        The pooling and servicing agreement requires the Seller to have delivered to the trustee, the servicer and the rating agencies, on or about April 15 of each calendar year, and within ten business days after the Seller has knowledge of any event discussed below, an officer's certificate stating that

  (1)
  in the course of that officer's duties as an officer of the Seller that officer would normally obtain knowledge of any such breach of the Seller's covenants in the pooling and servicing agreement; and

  (2)
  whether that officer has obtained knowledge of any breach of covenant, and, if so, specifying each such breach of covenant of which the signing officer has knowledge and the nature of the event.

        The servicer will give the trustee copies of all statements, certificates and reports, and copies of these documents may be obtained by a request in writing to the trustee addressed to the corporate trust office.

Indemnification of Trust and Trustee; Limitation on Liability of Certain Persons

        Pursuant to the terms of the pooling and servicing agreement, the Seller and Navistar Financial will indemnify and hold harmless the trust and the trustee from and against any loss, liability, expense, damage or injury suffered arising out of the activities of the trust or the trustee, except that:

  (1)
  the Seller and Navistar Financial will not indemnify the trust or the investor certificateholders for liabilities arising from actions taken by the trustee at the request of investor certificateholders;

  (2)
  the Seller and Navistar Financial will not indemnify the trust or the trustee for any liability, costs, or expenses of the trust or the trustee resulting from the trustee's own negligent action, its own negligent failure to act, or its own misconduct;

  (3)
  the Seller will not indemnify the investor certificateholders with respect to any federal, state, or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the investor certificateholders; and

  (4)
  Navistar Financial will not indemnify the trust or the investor certificateholders with respect to any federal, state, or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the trust or investor certificateholders.

        The pooling and servicing agreement provides that no recourse under any obligation or covenant of the pooling and servicing agreement, or for any claim based thereon, may be had against any incorporator, director, officer, or stockholder of the Seller or the servicer. The servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the pooling and servicing agreement which in the servicer's reasonable opinion may involve it in any expense or liability.

The Trustee

        The prospectus supplement with respect to each series of investor certificates will specify the entity that will act as the trustee under the pooling and servicing agreement, including the location of its principal office for the conduct of its corporate trust business (the "corporate trust office") as of the date of this prospectus. Navistar Financial and its affiliates (other than the Seller) may enter into normal banking and trustee relationships with the trustee. The trustee may not hold certificates issued under the trust in its own name (but may do so in a fiduciary capacity). In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the pooling and servicing agreement will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee.

        The trustee may resign at any time upon written notice to the Seller and the appointment of a successor trustee. In addition, the Seller may remove the trustee if the trustee ceases to be eligible under the pooling and servicing agreement or if the trustee becomes insolvent. In these circumstances, the Seller will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

Amendments

        The pooling and servicing agreement or any supplement may be amended by the Seller, the servicer and the trustee without the consent of the investor certificateholders of any series, provided the amendment will not, as evidenced by an officer's certificate of the servicer, have a material adverse effect on the interests of the investor certificateholders of that series.

        The pooling and servicing agreement or supplement also may be amended by the Seller, the servicer and the trustee with the consent of the holders of certificates evidencing not less than 66 2/3% of the aggregate series invested amounts of the senior most outstanding class of investor certificates of each adversely affected series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of investor certificateholders. No amendment, however, may:

  (1)
  reduce in any manner the stated amount of, or delay the stated timing of, distributions required to be made on any investor certificate or the stated amount available under any

    Enhancement without the consent of all investor certificateholders of the adversely affected series;

  (2)
  change the manner of calculating the Certificateholder's Interest of any series without the consent of all investor certificateholders of the adversely affected series;

  (3)
  adversely affect the rating of any series or class by each rating agency without the consent of two-thirds of the voting interests of that series or class; or

  (4)
  reduce the percentages of the voting interests in clause (3) required to consent to the amendment without the consent of each investor certificateholder.

        Promptly following the execution of an amendment described in this paragraph, the trustee will furnish written notice of the substance of the amendment to each certificateholder.

List of Investor Certificateholders

        In the event that definitive certificates are issued, upon written request of three or more investor certificateholders of record, and after having been adequately indemnified by those investor certificateholders for its costs and expenses, the trustee will afford those investor certificateholders access, during normal business hours, to the current list of investor certificateholders for purposes of communicating with other investor certificateholders about their rights under the pooling and servicing agreement.

Seller Authorized to File Reports Pursuant to the Securities Act and the Securities Exchange Act

        The Seller is authorized to file on behalf of the trust all reports required to be filed with the Commission or any exchange or association of securities dealers pursuant to the Securities Act and the Exchange Act, or any rules or regulations thereunder. The Seller does not intend to maintain registration of the investor certificates under the Exchange Act if it becomes unnecessary to do so.

Certain Limitations on Rights of Investor Certificateholders

        Except as otherwise described in "— Amendments," no investor certificateholder will have any right to vote or control in any manner the operation and management of the trust, or the obligations of the parties to the trust. The pooling and servicing agreement does not provide for any annual or other meeting of the investor certificateholders.

Governing Law

        The trust will be administered by the trustee in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions.

DESCRIPTION OF THE PURCHASE AGREEMENT

        The dealer notes are transferred to the trust by the Seller and are acquired by the Seller from Navistar Financial pursuant to the purchase agreement dated as of June 8, 1995 between Navistar Financial and the Seller (the "purchase agreement"). The following summary describes specified terms of the purchase agreement, but this summary is not a complete description of the purchase agreement.

Daily Sales of Dealer Notes

        The purchase agreement provides that on each business day during the term of the trust (except upon the occurrence of a bankruptcy event involving the Seller, Navistar Financial, International or Navistar International Corporation), Navistar Financial will sell to the Seller (each such transaction, a "Daily Note Sale") all eligible dealer notes existing and owned by Navistar Financial as of that business day, all monies due or to become due with respect thereto and all proceeds (including Insurance Proceeds) thereon, and the interest of Navistar Financial in the security interests in the financed vehicles related to the dealer notes. The purchase agreement permits Navistar Financial to adjust the principal amount of dealer notes that are considered eligible dealer notes. See "Description of the Investor Certificates — Eligible Dealer Notes."

        The purchase price to be paid by the Seller for those dealer notes will equal the principal amount of those dealer notes plus accrued finance charges on the dealer notes, and will be paid to Navistar Financial in the form of cash or a master loan under the Master Revolving Credit Agreement. However, if the amount specified above does not, in the opinion of the Seller, approximate the fair market value of the dealer notes being purchased, then the Daily Note Sale shall be on terms between Navistar Financial and the Seller that reasonably approximate the fair market value.

        In connection with each Daily Note Sale, Navistar Financial will update its computer files to indicate that the dealer notes have been sold or transferred to the Seller pursuant to a Daily Note Sale. In addition, Navistar Financial will provide to the Seller, a computer file, hard copy, or microfiche list containing a true and complete list of all dealer notes sold to the Seller pursuant to that Daily Note Sale, identified by dealer note number. The records and agreements relating to the dealer notes have not been and will not be segregated by Navistar Financial from other documents and agreements relating to other wholesale notes and have not been and will not be stamped or marked to reflect the sale or transfer of the dealer notes to the Seller, but the computer records of Navistar Financial are marked to evidence the sale or transfer. Navistar Financial has filed Uniform Commercial Code financing statements with respect to the dealer notes meeting the requirements of Illinois, New York and Delaware state law. See "Risk Factors — A bankruptcy of Navistar Financial or the Seller may delay or reduce payments on the investor certificates" and "Certain Matters Relating to the Dealer Notes."

Representations and Warranties

        Navistar Financial has made representations and warranties to the Seller to the effect that, among other things:

  (1)
  it is duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the purchase agreement;

  (2)
  the purchase agreement is the valid, binding and enforceable obligation of Navistar Financial;

  (3)
  that all information furnished to the Seller is accurate in all material respects; and

  (4)
  that there are no proceedings pending or threatened against Navistar Financial that would have a material adverse effect on the performance by Navistar Financial of its obligations under the purchase agreement.

Repurchase Obligations

        Navistar Financial has agreed in the purchase agreement that if the Seller is required to repurchase the Investor Certificateholders' Interest pursuant to the pooling and servicing agreement, Navistar Financial will in turn repurchase the Investor Certificateholders' Interest from the Seller. The purchase price paid by Navistar Financial will be equal to the purchase price required to be paid by the Seller pursuant to the pooling and servicing agreement, and shall be paid prior to or concurrently with any corresponding payments required to be made by the Seller pursuant to the pooling and servicing agreement.

        Navistar Financial also has agreed in the purchase agreement to repurchase any dealer note from the Seller if

  (1)
  that dealer note has not been sold to the Seller free and clear of any encumbrances or is not in compliance with all legal requirements applicable to Navistar Financial;

  (2)
  Navistar Financial has not obtained all necessary governmental consents or approvals required to be obtained in connection with the sale of that dealer note to the Seller; or

  (3)
  the Seller has otherwise been required to repurchase the dealer note pursuant to the pooling and servicing agreement.

        The purchase price to be paid for the repurchased dealer note will equal the outstanding principal amount of the dealer note plus accrued finance charges on the dealer note. Navistar Financial must pay for the dealer note no later than the date upon which the Seller is obligated to make a corresponding payment to the trust pursuant to the pooling and servicing agreement.

Certain Covenants

        In the purchase agreement, Navistar Financial has covenanted that it will perform its obligations under the agreements relating to the dealer notes in conformity with the Credit Guidelines. Navistar Financial has further covenanted that, except for the sale and conveyances under the purchase agreement or the pooling and servicing agreement, Navistar Financial will not sell, pledge, assign or transfer any interest in the dealer notes to any other person. Navistar Financial also has covenanted that it will file all necessary documents covering the Seller's right, title and interest in the dealer notes.

Termination

        The purchase agreement will terminate immediately after the trust terminates.

CERTAIN MATTERS RELATING TO BANKRUPTCY

        The certificate of incorporation of the Seller includes a provision that, under certain circumstances, requires the Seller to designate two directors who qualify under the certificate of incorporation as "independent directors." The certificate of incorporation of the Seller also provides that the Seller will not file a voluntary petition for relief under the Bankruptcy Code without the unanimous affirmative vote of its directors. Pursuant to the pooling and servicing agreement, the servicer, the trustee and each investor certificateholder covenant that they will not institute against the Seller or the trust any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy law until one year and one day after all investor certificateholders have been paid in full.

        The transfers of dealer notes from International to Navistar Financial, from Navistar Financial to the Seller and from the Seller to the trust have been structured as sales and will be treated by the parties as sales. In the event that International, Navistar Financial or the Seller were to become a debtor in a bankruptcy case, a creditor or trustee in bankruptcy of that debtor or that debtor itself may attempt to characterize transfer of the dealer notes from that debtor to the Seller or the trust, as the case may be, as a pledge of the dealer notes to secure a borrowing by that debtor rather than a true sale of the dealer notes. Should the court rule in favor of any creditor, trustee in bankruptcy or debtor, delays or reductions in the amount of collections on the dealer notes and payments on the investor certificates could result.

        In addition, if Navistar Financial or the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of that debtor or that debtor itself were to request a court to order that Navistar Financial should be substantively consolidated with the Seller, delays in payments on the investor certificates could result. Should the bankruptcy court rule in favor of any that creditor, trustee in bankruptcy or debtor, reductions in the amount of those payments could result.

        If Navistar International Corporation, International, Navistar Financial or the Seller were to become a debtor in a bankruptcy case, an Early Amortization Event would occur. In this event, all Series Allocable Principal Collections would be applied to principal payments on the investor certificates and dealer notes thereafter would no longer be sold to the Seller and transferred to the trust. The occurrence of specified events of bankruptcy, insolvency or receivership with respect to the servicer will also result in a Servicer Termination Event. A trustee in bankruptcy of the servicer (including the servicer as debtor in possession) may have the power to prevent either the trustee or the holders of investor certificates issued by the trust from appointing a successor servicer.

        In addition, if the pooling and servicing agreement is deemed an executory contract under bankruptcy laws, a trustee in bankruptcy of any party to the agreement (including a debtor in possession) may have the power to assume (that is, reaffirm) or reject that agreement. A party deciding whether to assume or reject any agreement would be given a reasonable period of time to make a decision, perhaps even until the time of confirmation of the plan of reorganization, which could result in delays in payments or distributions on the investor certificates.

        Transfers made in some isolated transactions contemplated by the pooling and servicing agreement (including payments made by Navistar Financial or the Seller with respect to repurchases of dealer notes) may be recoverable by Navistar Financial or the Seller, as debtor in possession, or by a trustee in bankruptcy of Navistar Financial or the Seller, as a preferential transfer from Navistar Financial or the Seller if the transfers are made within specified periods prior to the filing of a bankruptcy case in respect of Navistar Financial or the Seller and specified other conditions are met.

        In addition, application of federal bankruptcy and state debtor relief laws to any dealer could affect the interests of the trust and the trustee in the dealer notes of that dealer if the enforcement of those laws result in any dealer notes conveyed to the trust being written off as uncollectible by the servicer. Whether or not any dealer notes are written off as uncollectible, delays in payments due on the dealer notes could result.

CERTAIN MATTERS RELATING TO THE DEALER NOTES

        The Seller has warranted in the pooling and servicing agreement that the transfer of the dealer notes to the trust is either:

  (1)
  a valid transfer and assignment of the dealer notes to the trust; or

  (2)
  a grant to the trust of a security interest in the dealer notes.

        The Seller has taken all required actions under Illinois, New York and Delaware state law to perfect the trust's interests in the trust assets. In addition, the Seller has warranted that, if the transfer of dealer notes by the Seller to the trust is a grant to the trust of a security interest in the dealer notes, the trust will at all times have a first priority perfected security or ownership interest in all dealer notes transferred to the trust and all proceeds thereof, except that if a transfer is deemed to create a security interest under the Uniform Commercial Code, certain prospective liens on the property of the Seller may have priority over the trust's interests in the dealer notes. If the Seller were to become a debtor in a bankruptcy case, and a bankruptcy trustee or the Seller as debtor in possession or a creditor of the Seller were to take the position that the transfer of the dealer notes from the Seller to the trust should be recharacterized as a pledge of the dealer notes, delays in distributions on the investor certificates could result. Should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor, reductions in the distributions could result. There is a substantial possibility that the trust may not have a perfected security interest in any of the dealer notes created after the filing of a petition for relief under the Bankruptcy Code. Nevertheless, we anticipate that the trust will either own or have a perfected security interest in dealer notes existing on the date of filing a petition under the Bankruptcy Code and will be able to make payments in respect of principal and interest on the investor certificates. We cannot assure that all of these payments would be timely.

MATERIAL FEDERAL INCOME TAX MATTERS

General

        We describe below the material U.S. federal income tax consequences of the purchase, ownership and disposition of investor certificates. The discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations under the Code, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving instruments issued by a trust with terms similar to the investor certificates. As a result, we cannot assure that the IRS will not challenge the conclusions reached in this discussion. Also, we have not sought and will not seek a ruling from the IRS. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, that could affect the accuracy of the statements and conclusions in this discussion as well as the tax consequences to investor certificateholders.

        This discussion does not deal with all aspects of federal income taxation that may be relevant to investor certificateholders in light of their personal investment circumstances, nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws. Examples include financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, nonresident alien individuals and foreign corporations. This information is directed to prospective purchasers of investor certificates who purchase investor certificates in the primary offering, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the investor certificates as "capital assets" within the meaning of Section 1221 of the Code. We suggest that you consult with your own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even when the anticipated tax treatment has been discussed in this prospectus. We suggest that you consult with your own tax advisors as to the federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of investor certificates.

Characterization of the Investor Certificates as Indebtedness

        The Seller, Navistar Financial and the investor certificateholders express in the pooling and servicing agreement and in the investor certificates their intent that, for federal, state and local income and franchise tax purposes, the investor certificates will be indebtedness secured by the dealer notes. The Seller and each investor certificateholder, by acquiring an interest in an investor certificate, will agree to treat the investor certificates as indebtedness for federal, state and local income and franchise tax purposes. With respect to the issuance of the investor certificates, Kirkland & Ellis, special tax counsel to the Seller and Navistar Financial ("Tax Counsel"), will deliver its opinion to the effect that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the investor certificates, based on the terms of the investor certificates and the transactions regarding the dealer notes set forth in this prospectus, the investor certificates will be characterized as indebtedness for federal income tax purposes. See "— Tax Characterization of the Trust — Risks of Alternative Characterization" below for a discussion of the potential federal income tax consequences to investor certificateholders if the IRS were successful in challenging the characterization of the investor certificates for federal income tax purposes. The discussion of federal income tax consequences set forth below assumes that the investor certificates are treated as debt for federal income tax purposes.

Stated Interest on Investor Certificates

        Based on the above opinion, and assuming the investor certificates are not issued with original issue discount ("OID"), the stated interest on investor certificates will be taxable to an investor certificateholder as ordinary income when received by investor certificateholders utilizing the cash method of accounting and when accrued by investor certificateholders utilizing the accrual method of accounting. As discussed below, the investor certificates will be subject to the rules applicable to bond premium and market discount. Interest received on the investor certificates may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

Original Issue Discount

        In general, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price," unless that excess falls within a statutorily defined de minimis exception. An investor certificate's "stated redemption price at maturity" is the aggregate of all payments required to be made under the investor certificate through maturity except "qualified stated interest." "Qualified stated interest" is generally interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at fixed intervals of one year or less during the entire term of the instrument at certain specified rates. The "issue price" will generally be the first price at which a substantial amount of the investor certificates are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

        Although we do not anticipate that any of the investor certificates will be issued at a greater than de minimis discount and therefore should not have OID, a class of investor certificates may nevertheless be deemed to be issued with OID. If an investor certificate were treated as being issued with OID, the investor certificateholder would generally be required to include OID in income as interest over the term of the investor certificate on a constant yield basis, resulting in the inclusion in income in advance of the receipt of cash attributable to that income. Thus, each cash payment would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions), or as a repayment of principal. This treatment should not have a significant effect on investor certificateholders using the accrual method of accounting. However, investor certificateholders utilizing the cash method of accounting may be required to report income with respect to the investor certificates in advance of the receipt of cash representing that income. Even if an investor certificate has OID falling within the de minimis exception, an investor certificateholder must include such OID in income proportionately as principal payments are made on that investor certificate.

        A holder of an investor certificate which has a fixed maturity date not more than one year from the issue date of that investor certificate (a "Short-Term Certificate") will generally not be required to include OID on the investor certificate in income as it accrues, provided that the holder

  •
  is not an accrual method taxpayer,

  •
  is not a bank,

  •
  is not a broker or dealer that holds the investor certificate as inventory,

  •
  is not a regulated investment company or common trust fund,

  •
  is not the beneficial owner of certain pass-through entities specified in the Code,

  •
  does not hold the instrument as part of a hedging transaction, or

  •
  does not hold the instrument as a stripped bond or stripped coupon.

        Instead, the holder of a Short-Term Certificate would include the OID accrued on the investor certificate in gross income upon a sale or exchange of the investor certificate or at maturity, or if that investor certificate is payable in installments, as principal is paid on the investor certificate. Such a holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Certificate to the extent it exceeds the sum of any interest income and OID accrued on that investor certificate. However, that holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Certificate on a ratable (straight-line) basis, unless the holder irrevocably elects (under regulations to be issued by the United States Treasury Department) with respect to that obligation to apply a constant interest method, using the holder's yield to maturity and daily compounding.

Treatment of Market Discount and Acquisition Premium

        A holder who purchases an investor certificate after the initial distribution of the investor certificate at a "market discount" that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. A holder who purchases an investor certificate at a premium will be subject to the bond premium amortization rules of the Code.

        In general, "market discount" is the excess of stated redemption price at maturity or its adjusted issue price if it was issued with OID over its purchase price. If an investor certificate were purchased after the initial distribution of the investor certificate at a "market discount," any gain on sale of that investor certificate attributable to the holder's unrecognized accrued market discount would generally be treated as ordinary income to the holder. In addition, a holder who acquires a debt instrument at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry the debt instrument until the holder disposes of the debt instrument in a taxable transaction. Instead of recognizing any market discount upon a disposition of an investor certificate and being required to defer any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current income inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year in which the election applies, and may not be revoked without the consent of the IRS.

        In the event that an investor certificate is treated as purchased at a premium, that premium will be amortizable by an investor certificateholder as an offset to interest income (with a corresponding reduction in that investor certificateholder's tax basis) on a constant yield basis if that investor certificateholder elects to do so. This election will also apply to all other debt instruments held by the investor certificateholder during the year in which the election is made and to all debt instruments acquired after that year.

Disposition of Investor Certificates

        If an investor certificateholder sells an investor certificate, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the investor certificate. The adjusted tax basis of the investor certificate to a particular investor certificateholder will generally equal the holder's cost for the investor certificate, increased by any OID and market discount previously included by such investor certificateholder in income with respect to the investor certificate and decreased by any bond premium previously amortized and any principal payments previously received by that investor certificateholder with respect to that investor certificate. This gain or loss will be capital gain or loss if the investor certificate was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the investor certificate was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding

        The trustee will be required to report annually to the IRS, and to each related investor certificateholder of record, the amount of interest paid on the investor certificates and the amount of any interest withheld for federal income taxes for each calendar year, except as to exempt holders. Exempt holders are generally corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each non-exempt holder will be required to provide to the trustee, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt investor certificateholder fail to provide the required certification, the trustee will be required to withhold, from interest otherwise payable to the holder, 28% of that interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

        Because the Seller will, for federal income tax purposes, treat all investor certificates as indebtedness issued by a trust characterized as either a partnership or a division of whichever entity owns all of the Seller's Certificates, the Seller will not comply with the tax reporting requirements that would apply under any alternative characterization of the investor certificates or the trust described below.

Tax Consequences to Foreign Holders

        Based on the above opinion that the investor certificates will be treated as indebtedness for federal income tax purposes, if interest paid (or accrued) and/or OID accrued to an investor certificateholder who is a nonresident alien, foreign corporation or other non-U.S. person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest and or OID (if any) generally will be considered "portfolio interest," and generally will not be subject to federal income tax and withholding tax, provided that the foreign person

  •
  is not actually or constructively a "10 percent shareholder" of the trust or the Seller (including a holder of 10% of the outstanding Seller's Certificates) or a "controlled foreign corporation" with respect to which the trust or the Seller is a "related person" within the meaning of the Code or a bank whose receipt of interest is described in Section 871(h)(3) of the Code, and

  •
  provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the investor certificate is a foreign person and providing that foreign person's name and address.

        If the information provided in this statement changes, the investor certificateholder must so inform the trustee within 30 days of such change. If that interest was not portfolio interest, then it would be subject to federal income tax withholding at a rate of 30 percent, unless that tax was reduced or eliminated pursuant to an applicable tax treaty.

        Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an investor certificate by a foreign person will be exempt from federal income and withholding tax, provided that

  •
  the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

  •
  in the case of an individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

        If the interest, gain or income on an investor certificate held by the foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the income withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

        Under current Treasury regulations, backup withholding (imposed at a rate of 28%) will not apply to payments made in respect of an investor certificate held by a foreign person if the certifications described above are received, provided in each case that the trust or the paying agent, as the case may be, does not have actual knowledge that the payee is a U.S. person. Because the Seller will, for federal income tax purposes, treat all investor certificates as indebtedness issued by a trust characterized as either a partnership or a division of whichever entity owns all of the Seller's Certificates, the Seller will not comply with the tax reporting requirements that would apply under any alternative characterization of the investor certificates or trust described below.

Tax Characterization of the Trust

        Depending upon whether the equity of the trust is owned by one or more persons, the trust will be treated as a partnership or a division of the Seller for federal income tax purposes. Although, as described above, it is the opinion of Tax Counsel that the investor certificates will properly be characterized as indebtedness for federal income tax purposes, this opinion is not binding on the IRS or the courts and we cannot assure that this characterization will prevail. If the IRS were to contend successfully that any class of any series of investor certificates is not debt for federal income tax purposes or if Seller's Certificates are sold or issued in any manner which results in there being more than one holder of Seller's Certificates, the arrangement among the Seller, the servicer and the holders of that class of investor certificates or Seller's Certificates, as applicable, would be classified as a partnership for federal income tax purposes.

        If the IRS treats the investor certificates as indebtedness and if all of the Seller's Certificates are owned by the Seller, the equity of the trust will be wholly-owned by the Seller. In that case, under the "check-the-box" Treasury Regulations, the trust will be treated as a division of the Seller, and hence a disregarded entity for federal income tax purposes. In other words, for federal income tax purposes, the Seller will be treated as the owner of all the assets of the trust and the obligor of all the liabilities of the trust. Accordingly, the trust would not be liable for any federal income taxes as it would be deemed not to exist for federal income tax purposes. Under the "check-the-box" Treasury regulations, unless it is treated as a trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a partnership for federal income tax purposes. Because it is a business trust, the trust will not qualify as a trust for federal income tax purposes. Accordingly, if the IRS were to contend successfully that any class of any series of investor certificates is not debt for federal income tax purposes or if the Seller's Certificates are sold or issued in any manner which results in there being more than one holder of Seller's Certificates, the trust will be treated as a partnership.

        If the Seller's Certificates are issued to more than one person, the Seller and the servicer will agree, and the applicable holders of the Seller's Certificates will agree by their purchase or acquisition of those Seller's Certificates, to treat the trust as a partnership for purposes of all applicable income and franchise tax purposes. In this case, the partners of that partnership would be the holders of the Seller's Certificates (including the Seller) and the investor certificates would be debt of that partnership. However, the proper characterization of the arrangement involving the Seller's Certificates, the Seller and the servicer is not clear because there is no authority on transactions closely comparable to those transactions contemplated in this prospectus.

        Risks of Alternative Characterization.    If the trust were an association taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the applicable investor certificates (and investor certificateholders could be liable for any that tax that is unpaid by the trust). However, upon the issuance of each series of investor certificates, Tax Counsel will deliver its opinion that the trust will not be classified as an association taxable as a corporation and under certain Code and Treasury Regulations (the "PTP Regulations") will not be classified as a publicly traded partnership ("PTP") taxable as a corporation.

        Under the PTP Regulations, a partnership may be classified as a PTP if equity interests in the partnership are traded on an "established securities market" or are "readily tradeable" on a "secondary market" or its "substantial equivalent." For federal income tax purposes, a PTP is taxable as a corporation in the manner described above. However, in cases in which Seller's Certificates are issued to more than one person, the trust will comply with certain safe harbors available under the PTP Regulations to avoid PTP characterization. In cases in which IRS successfully contended that any class of any series of investor certificates is not debt for federal income tax purposes, the trust would in all likelihood be treated as a PTP. But even if the trust were classified as a PTP, it would avoid taxation as a corporation if 90% or more of its annual income constituted "qualifying income" not derived in the conduct of a "financial business." It is unclear, however, whether the trust's income would be so classified.

        If the trust were classified as a partnership but one not taxable as a corporation, the trust would not be subject to federal income tax, but each partner would be required to take into account such partner's allocable share of income, gains, losses, deductions and credits of the trust. The amount and timing of income reportable by any investor certificateholder as a partner in a partnership could differ materially from the income reportable by the investor certificateholder if the investor certificates are characterized as debt.

        Because the Seller will treat all of the investor certificates as indebtedness issued by a trust characterized as a partnership or as a division of whichever entity owns all of the Seller's Certificates, the Seller will not comply with any tax reporting requirements that would apply under any alternative characterization of the investor certificates or the trust.

Tax Shelter Disclosure and Investor List Requirements

        Recently issued Treasury Regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such Treasury Regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a "reportable transaction" and to retain certain information related to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

        A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment. Legislative proposals pending in Congress, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Prospective investors should be aware that the seller and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors should consult with their tax advisors concerning any possible disclosure obligation with respect to their investment.

        Notwithstanding anything herein to the contrary, each prospective investor and each other party to the transaction (and each affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws.

STATE TAX MATTERS

General

        Investor certificateholders may also become liable for state income taxes in one or more taxing jurisdictions. State income tax consequences (including local income tax consequences) to each investor certificateholder depend upon the provisions of the state tax laws to which the investor certificateholder is subject. Because each state's income tax laws are different, it is impossible to predict the income tax consequences to the investor certificateholders in all of the state taxing jurisdictions in which they are already subject to tax.

Illinois and New York

        Most of the activities to be undertaken by the servicer and the trustee will take place in Illinois and New York. If the investor certificates are characterized as indebtedness for federal income tax purposes, in the opinion of Tax Counsel, as to Illinois and New York state tax consequences, although the matter is not free from doubt, this treatment would also apply for purposes of the Illinois income tax, and the New York income and corporate franchise taxes. If the investor certificates are characterized as debt in Illinois and New York, the investor certificateholders not otherwise subject to taxation in those states will not, although the matter is not free from doubt, become subject to these taxes solely because of their ownership of investor certificates. Investor certificateholders already subject to taxation in those states, however, could be required to pay tax on or measured by interest income (including OID, if any) generated by, and on gain from the disposition of, the investor certificates.

        The above discussion of state tax consequences assumes the investor certificates will be characterized as debt for federal income tax purposes. However, if the arrangement created by the pooling and servicing agreement were treated as a partnership or as a publicly traded partnership taxable as a corporation, the state income tax consequences to the investor certificateholders could be materially different.

        If the arrangement created by the pooling and servicing agreement were treated as a partnership for Illinois and New York state tax purposes, it is possible that each state could view the partnership as doing business in its state and, unless investor certificateholders were treated as holding debt of such partnership, could treat each investor certificateholder as deriving income from activities in the state. As a result, the state might, under applicable income apportionment and sourcing rules, treat some part of the partnership's income as allocable to that state and then tax an investor certificateholder on its share of that income. Moreover, classification of the arrangement as a "partnership" might cause an investor certificateholder not otherwise subject to tax in these states to pay state tax on income beyond that derived from the investor certificates. In addition, that partnership could be subject to the Illinois personal property replacement tax, which tax would reduce the amounts available for distribution to investor certificateholders.

        If the investor certificateholders were treated as owning interests in a corporation for state tax purposes, then the hypothetical corporation could be subject to Illinois income and New York income and corporate franchise taxes. These taxes could result in reduced distributions to investor certificateholders. An investor certificateholder not otherwise subject to Illinois or New York state tax law should not become subject to these tax laws solely as a result of its ownership of investor certificates in the hypothetical corporation.

        We cannot assure that no other state will claim that activities with respect to the pooling and servicing agreement have taken place in that state and therefore subject investor certificateholders to taxation in that state. If any state taxing authority were to assert such a claim successfully, the treatment of the investor certificates for purposes of that state's income tax laws would be determined under those income tax laws, and we cannot assure that the investor certificates would be treated as indebtedness for purposes of taxation in that state.

        The above description of the potential state tax consequences is necessarily incomplete. We suggest you consult with your own tax advisor with respect to the applicability of state and local income and franchise taxes to your investment in the investor certificates.

ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on employee benefit plans and other retirement accounts and arrangements to which they apply, and on entities deemed to hold "plan assets" of the foregoing by reason of a plan's investment in such entities ("Plans") and on persons who have certain specified relationships to Plans ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code, referred to herein as "Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans and prohibits a Plan from engaging in a broad range of transactions involving "plan assets" with Parties in Interest with respect to the Plan, unless a statutory or administrative exemption applies. Accordingly, Plans with respect to which the Seller, the servicer or the trustee are Parties in Interest may be prohibited from purchasing investor certificates unless such an exemption applies. Prohibited transactions may generate excise taxes and other liabilities.

        If the assets of the trust were deemed to be assets of Plans that are investor certificateholders, a transaction involving the trust's assets might give rise to a prohibited transaction under ERISA and the Code, unless an exemption applies. The U.S. Department of Labor ("DOL") has issued a regulation (the "Plan Assets Regulation") concerning whether the assets of a Plan will be deemed to include the underlying assets of an entity (such as a trust) when the Plan acquires an "equity" interest in the entity. An equity interest is defined in the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as debt under applicable local law and which has no substantial equity features. The Seller has been advised that investor certificateholders will be taxed as if the investor certificates are debt for federal income tax purposes. If under ERISA the investor certificates are deemed to be debt, the trust's assets will not be treated as Plan assets solely as a result of the purchase of an investor certificate by a Plan. However, the tax characterization of the investor certificates is not determinative of the characterization of these securities for ERISA purposes.

        Assuming that the investor certificates are equity interests under applicable local law or have substantial equity features, the Plan Assets Regulation provides that the issuer of a security is not deemed to hold "plan assets" if the security:

  (1)
  is freely transferable;

  (2)
  is held by 100 or more investors who are independent of both the issuer and one another; and

  (3)
  satisfies certain registration requirements under the federal securities laws.

        There can be no advance assurance that the investor certificates will meet the criteria for this exemption. There will be no restrictions imposed on the transfer of the investor certificates, and if the 100-investor threshold is met, the Seller intends to cause the registration requirements to be satisfied. However, it cannot be known in advance whether the 100-investor threshold will be met by the investor certificates, and the underwriter of the offered certificates intends not to sell investor certificates to Plans unless and until it believes the investor certificates will meet the 100-investor threshold. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the control of the issuer.

        The Plan Assets Regulation also provides an exemption from "plan assets" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity is held by "benefit plan investors" (e.g., Plans, governmental plans, other benefit plans not subject to ERISA and certain entities whose underlying assets include plan assets by reason of a Plan's investment in the entity). Because the availability of this exemption depends upon the identity of the certificateholders at any time, there can be no assurance that the investor certificates will qualify for this exemption.

        Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the investor certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

        In accordance with ERISA's fiduciary standards, if the underwriter offers to sell investor certificates to Plans, the Plan fiduciary should determine whether an investment in the investor certificates is permitted under the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio. Any Plan fiduciary who proposes to cause a Plan to purchase investor certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of investor certificates. Assets of a Plan or individual retirement account should not be invested in the investor certificates unless the Plan fiduciary has determined that the assets of the trust will not be plan assets and that the investment by the Plan will not be a prohibited transaction for which no statutory or administrative exemption applies.

PLAN OF DISTRIBUTION

        Under the terms and subject to the conditions contained in an underwriting agreement (the "Underwriting Agreement"), with respect to the trust, the Seller will agree to sell to each of the underwriters named in the related prospectus supplement, and each of the underwriters will severally agree to purchase from the Seller, the principal amount of the investor certificates to be offered by this prospectus and the prospectus supplement set forth in the underwriting agreement and in the prospectus supplement.

        In the underwriting agreement, the underwriter(s) will agree, subject to the terms and conditions set forth in that agreement, to purchase all the investor certificates to be offered by this prospectus and by the prospectus supplement if any of the investor certificates are purchased. In the event of a default by any underwriter, the Underwriting Agreement will provide that, in certain circumstances, any purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

        The prospectus supplement will either:

  (1)
  set forth the price at which investor certificates will be offered to the public and any concessions that may be offered to dealers participating in the offering of those investor certificates; or

  (2)
  specify that the investor certificates are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of the sale.

        After the initial public offering of any offered investor certificates, the public offering price and the concessions may be changed.

        The underwriter(s), may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the investor certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriter(s) to reclaim a selling concession from a syndicate member when the investor certificates originally sold by the syndicate member are purchased in a syndicate covering transactions and penalty bids may cause the prices of the investor certificates to be higher than they would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

        The underwriting agreement will provide that Navistar Financial and the Seller will indemnify the underwriter(s) against specified liabilities, including liabilities under the Securities Act.

        The trustee may, from time to time, invest the funds acquired from the underwriters in the Excess Funding Account in Eligible Investments.

        The place and time of delivery for the investor certificates in respect of which this prospectus is delivered will be set forth in the prospectus supplement.

LEGAL MATTERS

        The legality of the investor certificates and certain legal matters regarding tax consequences of the issuance of the investor certificates and creditors rights will be passed upon for Navistar Financial and the Seller by Kirkland & Ellis, Chicago, Illinois.

WHERE YOU CAN FIND MORE INFORMATION

        The Seller has filed a registration statement on behalf of the trust relating to the investor certificates with the Securities and Exchange Commission (the "SEC"). This prospectus is part of the registration statement, but the registration statement includes additional information. In addition, the Seller on behalf of the trust will file with the SEC annual, monthly and special SEC reports and other information.

        You may read and copy the registration statement and any reports, statements and other information filed by the Seller on behalf of the trust at the SEC's public reference room at 450 Fifth Street, Washington, D.C. 20549. You can request copies of these documents, upon the payment of a duplicating fee, by writing to the SEC. You may call the SEC at 800-SEC-0330 for further information on the operation of the public reference rooms. These SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

        The SEC allows information that is filed with the SEC to be "incorporated by reference" into this prospectus, which means that important information can be disclosed to you be referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The annual report on form 10-K filed by the Seller on behalf of the trust for the fiscal year ended October 31, 2002, and the current reports on form 8-K filed by the Seller on behalf of the trust for the month ended November 30, 2002, December 31, 2002, January 31, 2003 and February 28, 2003, are incorporated by reference into and made a part of this prospectus. All future annual, monthly and special reports and proxy materials filed by the Seller on behalf of the trust after the date of this prospectus through the date we terminate the offering of any series of investor certificates is incorporated by reference into and made a part of this prospectus. Information that the Seller files on behalf of the trust with the SEC after the date of this prospectus will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

        As a recipient of this prospectus, you may request a copy of any documents incorporated by reference into this prospectus, except exhibits to those documents unless the exhibits are specifically incorporated by reference, at no cost by writing or calling: Navistar Financial Securities Corporation, 2850 West Golf Road, Rolling Meadows, Illinois 60008, attention corporate secretary, telephone 847-734-4000.

GLOSSARY

        "Accumulation Period" is defined on page 21.

        "Accumulation Period Commencement Date" is defined on page 21.

        "Adjusted Invested Amount" means, with respect to any distribution date and any series, (a) the Initial Invested Amount, plus the Available Subordinated Amount as of the end of the related transfer date, plus the negative carry subordinated amount for that series, (if any) as of the end of that transfer date, (b) minus the product of (i) the amount, if any, of funds on deposit in any negative carry reserve fund for that series at the end of that transfer date and (ii) 1.00 plus the Subordinated Percentage, (c) minus the aggregate amount of Certificateholder Charge-Offs not reimbursed on or prior to that distribution date, minus the aggregate Early Distribution Amounts for that series, (if any) made on or prior to that distribution date.

        "Advance" is defined on page 34.

        "Advance Reimbursement" is defined on page 34.

        "Aggregate ITEC Earned Interest" means, with respect to any due period, the aggregate amount of ITEC Earned Interest on all temporary non-interest bearing dealer notes accrued during that due period.

        "Amortization Period" is defined on page 21.

        "Amortization Period Commencement Date" is defined on page 22.

        "Assignments" is defined on page 29.

        "Available Subordinated Amount" for any series of investor certificates will equal the product of the Subordinated Percentage and the Invested Amount, and for each subsequent transfer date thereafter equal the lesser of: (1) the Maximum Subordinated Amount for the series of investor certificates and (2) the Available Subordinated Amount for the series of investor certificates as of the end of the preceding transfer date (after giving effect to all adjustments thereto on that transfer date).

        "Calculation Day" is defined on page 16.

        "Certificate Rate" is defined on page 20.

        "Certificateholders' Interest" is defined on page 30.

        "Code" is defined on page 49.

        "Collections Account" is defined on page 37.

        "Concentration Limit" as defined on page 8.

        "Controlled Amortization Amount" is defined on page 22.

        "Controlled Deposit Amount" is defined on page 21.

        "Cooperative" is defined on page 26.

        "corporate trust office" is defined on page 44.

        "Credit Guidelines" is defined on page 12.

        "Daily Note Sale" is defined on page 46.

        "Dealer" means:

  (1)
  a person with whom International or an affiliate has a valid dealer agreement to sell International vehicles;

  (2)
  a truck equipment manufacturer to whom International or an affiliate sells vehicles pursuant to a valid agreement;

  (3)
  a person with whom Navistar Financial has a valid agreement to extend used truck floor plan terms; or

  (4)
  a person for whom Navistar Financial provides financing for OEM vehicles.

        "Dealer Finance Charge Collections" means with respect to any due period the amount of Dealer Finance Charges received from dealers plus Advances for the current due period and any Unpaid Dealer Finance Charges or Uncollectible Finance Charges from prior due periods actually collected by the transfer date related to that due period.

        "Dealer Finance Charges" means, with respect to any due period, the interest and other finance charges accrued with respect to the dealer notes during that due period and billed by the servicer on a monthly basis to dealers. Dealer Finance Charges do not include ITEC Finance Charges.

        "Dealer Note Collections" means, with respect to each business day:

  (1)
  all payments including insurance proceeds, if any, received by the servicer from persons other than Navistar Financial in respect of repayment of principal of the dealer notes at one of its administrative units charged with processing funds and recording them in the servicer's records, in the form of cash, checks, wire transfers or other forms of payment in accordance with the dealer agreement in effect from time to time;

  (2)
  all cash payments made by Navistar Financial or International in respect of non-cash proceeds received from dealers or credits granted to dealers by International with respect to the repayment of principal of the dealer notes; and

  (3)
  recoveries made by the servicer allocable to the dealer notes, in each case as deposited in the Collections Account on that business day.

        "Dealer Note Losses" means, with respect to any due period the aggregate face amount of dealer notes written off as uncollectible by the servicer during that due period minus any recoveries made during that due period on dealer notes previously written off as uncollectible.

        "Definitive Certificates" is defined on page 27.

        "Deposit Amount" is defined on page 16.

        "Determination Date" means, with respect to any due period, the twelfth day of each calendar month next following the end of that due period, or if the twelfth day is not a business day, the next business day.

        "Distribution Account" is defined on page 37.

        "distribution date" is defined on page 34.

        "distribution period" is defined on page 34.

        "DOL" is defined on page 56.

        "Due Period" is defined on pages 19 and 34.

        "Early Amortization Events" is defined on pages 23 and 40.

        "Early Amortization Period" means the period beginning on the Early Amortization Period Commencement Date and ending upon the first to occur of (1) the payment in full to the investor certificateholders of the Invested Amount, (2) the Series Termination Date and (3) any other date which may be set forth in the prospectus supplement for that series.

        "Early Amortization Period Commencement Date" is defined on page 23.

        "Early Distribution Date" is defined on page 22.

        "eligible dealer note" is defined on page 30.

        "Eligible Deposit Account" means either:

  (1)
  a segregated account with an Eligible Institution or

  (2)
  a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.

        "Eligible Institution" means:

  (1)
  the corporate trust department of the trustee; or

  (2)
  a depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or a domestic branch of a foreign bank), which at all times (a) has either (A) a long-term unsecured debt rating acceptable to the rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and (b) whose deposits are insured by the FDIC.

        "Eligible Investments" will be specified in the pooling and servicing agreement and will be limited to investments that meet the criteria of the Rating Agencies from time to time as consistent with the then-current rating of the investor certificates.

        "Enhancement" is defined on page 28.

        "Enhancement Agreement" is defined on page 38.

        "Enhancement Provider" is defined on page 38.

        "ERISA" is defined on page 56.

        "Euroclear" is defined on page 26.

        "Euroclear Operator" is defined on page 26.

        "Euroclear Participants" is defined on page 26.

        "Excess Funding Account" is defined on page 37.

        "Expected Principal Payment Date" is defined on page 21.

        "Finance Charge Collections" means, with respect to any due period, the positive amount, if any, by which the sum of Dealer Finance Charge Collections and ITEC Finance Charges exceeds Advance Reimbursements during that due period.

        "Finance Charges" means, with respect to any due period, Dealer Finance Charges and ITEC Finance Charges for that due period.

        "financed vehicles" is defined on page 11.

        "Floating Allocation Percentage" for any series of investor certificates shall be specified in the prospectus supplement for that series.

        "Foreign Agency Depositaries" is defined on page 24.

        "Fully Funded Date" is defined on page 23.

        "Global Securities" is defined in page 68.

        "Indirect Participants" is defined on page 25.

        "ineligible dealer note" is defined on page 32.

        "Insurance Proceeds" is defined on page 10.

        "Interest Credit" is defined on page 18.

        "Interest Deposit Account" is defined on page 16.

        "Interest Deposit Agreement" is defined on page 16.

        "International" is defined on page 4.

        "International vehicle" is defined on page 11.

        "Invested Amount" means, with respect to series or class of investor certificates for any distribution date, the amount specified in the prospectus supplement.

        "Investment Events," if any, with respect to a series of investor certificates will be specified in the prospectus supplement.

        "Investment Period" is defined on page 22.

        "Investment Period Commencement Date" is defined on page 22.

        "Investor Certificateholders' Interest" means all allocations to the Investor Certificateholders.

        "Investor Series Servicing Fee" is defined on page 35.

        "ITEC Earned Interest" means, on any Calculation Day or ITEC Interest Transfer Date with respect to any dealer note that was a temporary non-interest bearing dealer note during the related due period or any portion thereof, an amount equal to the product of

  (1)
  the product of (a) the principal amount of such temporary non-interest bearing dealer note and (b) the interest rate on such dealer note billed by Navistar Financial during that due period (the "Current Interest Rate") and

  (2)
  the quotient of (a) a number equal to the number of days elapsed during the due period for which the dealer note is outstanding and is a temporary non-interest bearing dealer note and (b) the actual number of days in the related calendar year.

        "ITEC Finance Charges" means, with respect to any due period, the sum of:

  (1)
  the amount of Up-Front Interest Credit granted by International during that due period; and

  (2)
  the amount of Aggregate ITEC Earned Interest accrued during that due period.

        "ITEC Future Due Interest" means, with respect to any temporary non-interest bearing dealer note on any Calculation Day, an amount equal to the product of

  (1)
  the product of (a) the principal amount of the temporary non-interest bearing dealer note and (b) the Current Interest Rate and

  (2)
  the quotient of (a) a number equal to the number of days from and including the Calculation Day to, but not including, the date on which the obligor on that dealer note is requested to start paying interest and (b) the actual number of days in the related calendar year.

        "ITEC Interest Amount" equals the sum of:

  (1)
  the amount of the aggregate amount of interest credits ("Up-Front Interest Credit") granted to dealers by International during the current due period;

  (2)
  the aggregate amount of ITEC Earned Interest on all temporary non-interest bearing dealer notes accrued during the current due period; and

  (3)
  the amount of the aggregate amount of ITEC Future Due Interest on all temporary non-interest bearing dealer notes as of such Calculation Day.

        "ITEC Interest Transfer Date" is defined on page 38.

        "ITEC Payment Date" is defined on page 16.

        "Liquidity Reserve Account" means an account established to cash collateralize the Available Subordinated Amount during an Investment Period or an Early Amortization Period.

        "Master Intercompany Agreement" is defined on page 16.

        "Master Revolving Credit Agreement" is defined on page 10.

        "Master Revolving Note" is defined on page 10.

        "Maximum Subordinated Amount" for any series of investor certificates shall be set forth in the prospectus supplement for that series.

        "Minimum Seller's Interest" with respect to any business day will equal the aggregate of the Minimum Series Seller's Interest for each outstanding series of investor certificates.

        "Minimum Series Seller's Interest" for any series of investor certificates will be set forth in the prospectus supplement for that series.

        "Navistar Financial Securities Corporation Certificate" is defined on page 27.

        "Navistar Group" is defined on page 30.

        "OEM Note" is defined on page 31.

        "OEM Supplier" is defined on page 30.

        "OEM vehicle" is defined on page 11.

        "OID" is defined on page 50.

        "Participants" is defined on page 24.

        "Parties in Interest" is defined on page 56.

        "Plan Assets Regulation" is defined on page 56.

        "Plans" is defined on page 56.

        "pooling and servicing agreement" is defined on page 10.

        "Principal Collections" means, with respect to any business day the sum of:

  (1)
  Dealer Note Collections for such business day,

  (2)
  amounts deposited by the Seller on such business day in respect of ineligible dealer notes as described in "—Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certificateholders' Interest."

        "Principal Commencement Date" is defined on page 21.

        "Principal Shortfall" is defined on page 39.

        "Principal Terms" means, with respect to any series of investor certificates, the principal terms of such series of investor certificates, which may include without limitation:

  •
  the name or designation;

  •
  the initial principal amount (or method for calculating such amount or, with respect to any variable funding certificate, variations in principal amount);

  •
  the rate of interest thereon (or method for the determination thereof);

  •
  the payment date or dates and the date or dates from which interest shall accrue;

  •
  the method of allocating collections to the investor certificateholders;

  •
  the designation of any series accounts and the terms governing the operation of any such series accounts;

  •
  the amount of the servicing fee allocable to the series and the investor certificateholders' portion of the servicing fee;

  •
  the issuer and terms of any form of Enhancement;

  •
  the terms of which the investor certificates of the series may be exchanged for investor certificates of another series, repurchased by the Seller or remarketed to other investors;

  •
  the series termination date for the series;

  •
  the number of classes of investor certificates of the series and, if more than one class, the rights and priorities of each class;

  •
  the extent to which the investor certificates of the series will be issuable in temporary or permanent global form (and, in that case, the depositary for the global certificate or certificates, the terms and conditions, if any, upon which the global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or global certificate will be paid);

  •
  whether the investor certificates of the series may be issued in bearer form and any limitations imposed on the bearer form;

  •
  the priority of the series with respect to any other series;

  •
  whether the series will be prefunded; and

  •
  any other terms of the series.

        "purchase agreement" is defined on page 46.

        "Rating Agencies" means, with respect to any outstanding series, any nationally recognized statistical rating organization then maintaining a rating of that series at the request of the Seller.

        "Rating Agency Condition" means, with respect to any proposed action and any outstanding series, that the rating agencies have been informed of the proposed action and have notified the Seller and the trustee that such action will not result in a reduction or withdrawal of their then existing rating of that series.

        "Record Date" is defined on page 20.

        "Required Excess Seller Interest Percentage" shall be set forth in the prospectus supplement for the related series of investor certificates.

        "retail special price allowances" is defined on page 17.

        "Revolving Period" is defined on page 21.

        "SEC" is defined on page 59.

        "Seller" means Navistar Financial Securities Corporation, a Delaware corporation.

        "Seller's Certificates" is defined on page 27.

        "Seller's Interest" with respect to any business day will equal the aggregate principal amount of dealer notes plus the aggregate amount of funds in the Excess Funding Account, plus the aggregate amount of funds in all series principal accounts (and funds being held for deposit in those accounts), including the Series Principal Account, each as of such day, minus the Trust Invested Amount on such day (or as of the distribution date on or immediately preceding that business day).

        "Series Accounts" is defined on page 37.

        "Series Allocable Dealer Note Losses" is defined on page 38.

        "Series Allocable Finance Charge Collections" is defined on page 38.

        "Series Allocable Principal Collections" is defined on page 38.

        "Series Allocable Servicing Fee" is defined on page 35.

        "Series Allocation Percentage" for any series of investor certificates and for any due period is equal to the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount and the denominator of which is the Trust Adjusted Invested Amount, in each case as of the end of the distribution date preceding that due period (after giving effect to all payments made on that distribution date).

        "Series Issuance Date" is defined on page 28.

        "Series Principal Account" is defined on page 21.

        "Series Principal Collections" for any series of investor certificates shall be specified in the prospectus supplement.

        "Series Termination Date" with respect to any series of investor certificates shall be set forth in the prospectus supplement.

        "Servicer Termination Event" is defined on page 36.

        "Servicing Fee" is defined on page 35.

        "Shared Principal Collections" is defined on page 39.

        "Special Servicer Agent" is defined on page 37.

        "Subordinated Percentage" with respect to any series of investor certificates will be set forth in the prospectus supplement.

        "Supplemental Certificate" is defined on page 27.

        "Tax Counsel" is defined on page 49.

        "Tax Opinion" is defined on page 29.

        "temporary non-interest bearing dealer notes" is defined on page 16.

        "Terms and Conditions" is defined on page 26.

        "TIN" is defined on page 69.

        "transfer date" means the business date immediately preceding each distribution date.

        "Trust Adjusted Investment Amount" is equal to the sum of the adjusted invested amounts for all outstanding series.

        "Trust Invested Amount" is equal to the sum of the invested amounts for all outstanding series.

        "Uncollectible Finance Charges" means, with respect to any due period, the amount of Dealer Finance Charges that the servicer, on or before the related determination date, determines in its sole discretion will be uncollectible.

        "Underwriting Agreement" is defined on page 57.

        "Unpaid Dealer Finance Charges" is defined on page 34.

        "Up-Front Interest Credit" is defined in the glossary under "ITEC Interest Amount."

        "Wholesale Note and Inventory Statement" is defined on page 14.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT
AND TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the globally offered investor certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Banking or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

        Secondary market trading between investors holding Global Securities through Clearstream Banking and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-marketing trading between Clearstream Banking or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank, N.A. ("Citibank") and JPMorgan Chase Bank ("JPMorgan") as the respective depositaries of Clearstream Banking and Euroclear and as participants in DTC.

        Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Banking and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to securities previously issued by the trust. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Clearstream Banking or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC participants.    Secondary market trading between DTC participants will be settled using the procedures applicable to securities previously issued by the trust in same-day funds.

        Trading between Clearstream Banking and/or participants.    Secondary market trading between Clearstream Banking participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Finally, day traders that use Clearstream Banking or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream Banking participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  (1)
  borrowing through Clearstream Banking or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Banking or Euroclear accounts) in accordance with the clearing system's customary procedures;

  (2)
  borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Banking or Euroclear account in order to settle the sale side of the trade; or

  (3)
  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participants is at least one day prior to the value date for the sale to the Clearstream Banking participant or Euroclear participants.

Certain U.S. Federal Income Tax Documentation Requirements

        A holder of Global Securities holding securities through Clearstream Banking or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption for non-U.S. persons with effectively connected income (Form W-8EC1). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8EC1 (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001 or new Form W-8BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding).

        Exemption for U.S. persons (Form W-9).    U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure.    The holder of Global Security, or in the case of a Form W-8BEN or Form W-8EC1 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

        A Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

        This summary does not deal with all aspects of federal income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

$212,000,000

Navistar Financial Dealer Note Master Trust

$200,000,000

Floating Rate Dealer Note Asset Backed Certificates, Class A,
Series 2003-1

$12,000,000

Floating Rate Dealer Note Asset Backed Certificates, Class B,
Series 2003-1

Prospectus Supplement

Banc of America Securities LLC

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

        We are not offering the certificates in any state where the offer of such securities is not permitted.

        We do not claim the accuracy of the information in this prospectus supplement or in the prospectus as of any date other than the date stated on their respective covers.

        Until            , all dealers that buy, sell or trade the notes may be required to deliver a prospectus and prospectus supplement regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

QuickLinks

TABLE OF CONTENTS
SUMMARY
RISK FACTORS
USE OF PROCEEDS
THE DEALER NOTES
DESCRIPTION OF THE SERIES 2003-1 CERTIFICATES
OTHER SERIES ISSUED BY THE TRUST
PLAN OF DISTRIBUTION
LEGAL MATTERS
GLOSSARY
WHERE TO FIND INFORMATION IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT
TABLE OF CONTENTS
SUMMARY
RISK FACTORS
THE SELLER AND THE TRUST
USE OF PROCEEDS
THE NAVISTAR FINANCIAL DEALER FLOOR PLAN FINANCING BUSINESS
RELATIONSHIP WITH INTERNATIONAL TRUCK AND ENGINE CORPORATION
DESCRIPTION OF THE INVESTOR CERTIFICATES
DESCRIPTION OF THE PURCHASE AGREEMENT
CERTAIN MATTERS RELATING TO BANKRUPTCY
CERTAIN MATTERS RELATING TO THE DEALER NOTES
MATERIAL FEDERAL INCOME TAX MATTERS
STATE TAX MATTERS
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
GLOSSARY
ANNEX I